                                                                   Exhibit 10.36

                            PAC-WEST TELECOMM, INC.

                                      AND

                         U S WEST COMMUNICATIONS, INC.

                                INTERCONNECTION
                                   AGREEMENT

                            FOR THE STATE OF OREGON

                                CDS-000124-0030

                               TABLE OF CONTENTS

I.       RECITALS..........................................................................................   1

II.      SCOPE OF AGREEMENT................................................................................   1

III.     DEFINITIONS.......................................................................................   2

IV.      RATES AND CHARGES  GENERALLY......................................................................   8

V.       RECIPROCAL TRAFFIC EXCHANGE.......................................................................   9

   A.    Scope.............................................................................................   9

   B.    Types of Traffic..................................................................................   9

   C.    Types of Exchanged Traffic........................................................................  10

   D.    Rate Structure -- Local Traffic...................................................................  11

   E.    Rate Structure -- Toll Traffic....................................................................  13

   F.    Rate Structure -- Transit Traffic.................................................................  13

   G.    LIS Interface Code Availability And Optional Features.............................................  13

   H.    Measuring Local Interconnection Minutes...........................................................  14

   I.    Testing...........................................................................................  14

   J.    Ordering..........................................................................................  15

   K.    Billing Arrangements..............................................................................  16

   L.    Mileage Measurement...............................................................................  17

   M.    Construction Charges..............................................................................  17

VI.      INTERCONNECTION...................................................................................  18

   A.    Definition........................................................................................  18

   B.    Mid-span Meet POI.................................................................................  18

   C.    Collocation.......................................................................................  18

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
   D.    Entrance Facility.................................................................................  18

   E.    Quality of Interconnection........................................................................  19

   F.    Points of Interface (POI).........................................................................  19

   G.    Trunking Requirements.............................................................................  19

   H.    Service Interruptions.............................................................................  20

   I.    Interconnection Forecasting.......................................................................  22

VII.     COLLOCATION.......................................................................................  24

VIII.    INTERIM NUMBER PORTABILITY........................................................................  33

   A.    General Terms.....................................................................................  33

   B.    Description Of Service............................................................................  33

IX.      DIALING PARITY....................................................................................  38

X.       ACCESS TO TELEPHONE NUMBERS.......................................................................  39

XI.      CALL COMPLETION FROM USWC OPERATORS...............................................................  41

XII.     BUSY LINE VERIFY/INTERRUPT........................................................................  42

XIII.    TOLL AND ASSISTANCE OPERATOR SERVICES.............................................................  43

XIV.     DIRECTORY ASSISTANCE..............................................................................  45

XVI.     U S WEST DIRECT ISSUES............................................................................  48

XVII.    ACCESS TO POLES, DUCTS, CONDUITS, AND RIGHTS OF WAY...............................................  49

XVIII.   ACCESS TO DATABASES...............................................................................  50

XIX.     NOTICE OF CHANGES.................................................................................  51

XX.      911/E-911 SERVICE.................................................................................  52

                                                                        Page iii
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
XXI.     REFERRAL ANNOUNCEMENT.............................................................................  55

XXII.    COORDINATED REPAIR CALLS..........................................................................  56

XXIII.   NETWORK INTERCONNECTION AND UNBUNDLED ELEMENT REQUEST.............................................  57

XXIV.    AUDIT PROCESS.....................................................................................  59

XXV.     AUDIOTEXT AND MASS ANNOUNCEMENT SERVICES..........................................................  61

XXVI.    LOCAL INTERCONNECTION DATA EXCHANGE FOR BILLING...................................................  62

XXVII.   SIGNALING ACCESS TO CALL-RELATED DATABASES........................................................  63

XXVIII.  INTERCONNECTION TO LINE INFORMATION DATA BASE (LIDB)..............................................  64

XXIX.    CONSTRUCTION CHARGES..............................................................................  65

XXX.     RESALE............................................................................................  67

   A.    Description.......................................................................................  67

   B.    Scope.............................................................................................  67

   C.    Ordering and Maintenance..........................................................................  67

   D.    Pac-West Responsibilities.........................................................................  69

   E.    Rates and Charges.................................................................................  70

   F.    Directory Listings................................................................................  71

   G.    Deposit...........................................................................................  71

   H.    Payment...........................................................................................  72

XXXI.    UNBUNDLED ACCESS/ELEMENTS.........................................................................  73

   A.    General Terms.....................................................................................  73

   B.    Description of Unbundled Elements.................................................................  73

XXXII.   SERVICE STANDARDS.................................................................................  80

                                                                         Page iv

XXXIII.  IMPLEMENTATION SCHEDULE...........................................................................  82

XXXIV.   MISCELLANEOUS TERMS...............................................................................  83

   A.    General Provisions................................................................................  83

   B.    Most Favored Nation Terms and Treatment...........................................................  83

   C.    Letter of Authorization...........................................................................  83

   D.    Payment...........................................................................................  84

   E.    Taxes.............................................................................................  84

   F.    Intellectual Property.............................................................................  84

   G.    Severability......................................................................................  85

   H.    Responsibility for Environmental Contamination....................................................  85

   I.    Responsibility of Each Party......................................................................  85

   J.    Referenced Documents..............................................................................  86

   K.    Publicity and Advertising.........................................................................  86

   L.    Executed in Counterparts..........................................................................  86

   M.    Headings of No Force or Effect....................................................................  86

   N.    Entire Agreement..................................................................................  87

   O.    Joint Work Product................................................................................  87

   P.    Disclaimer of Agency..............................................................................  87

   Q.    Survival..........................................................................................  87

   R.    Effective Date....................................................................................  87

   S.    Amendment of Agreement............................................................................  87

   T.    Indemnity.........................................................................................  88

   U.    Limitation of Liability...........................................................................  88

   V.    Term of Agreement.................................................................................  89

                                                                          Page v

   W.   Controlling Law...................................................................................  89

   X.   Cancellation Charges..............................................................................  90

   Y.   Regulatory Approval...............................................................................  90

   Z.   Compliance........................................................................................  90

   AA.  Compliance with the Communications Law Enforcement Act of 1994 ("CALEA")..........................  90

   BB.  Independent Contractor............................................................................  90

   CC.  Force Majeure.....................................................................................  90

   DD.  Dispute Resolution................................................................................  91

   EE.  Commission Decision...............................................................................  91

   FF.  Nondisclosure.....................................................................................  91

   GG.  Notices...........................................................................................  93

   HH.  Assignment........................................................................................  93

   II.  Warranties........................................................................................  93

   JJ.  Default...........................................................................................  94

   KK.  No Third Party Beneficiaries......................................................................  94


ARTICLE I   - PREMISES...................................................................................... 4


ARTICLE II  - EFFECTIVENESS AND REGULATORY APPROVAL......................................................... 5


ARTICLE III - TERM.......................................................................................... 6


ARTICLE IV  - PREMISES CHARGES.............................................................................. 6


ARTICLE V   - INTERCONNECTION CHARGES....................................................................... 8


ARTICLE VI  - DEMARCATION POINT............................................................................. 8


ARTICLE VII - USE OF PREMISES..............................................................................  9

                                                                         Page vi

ARTICLE VIII  - STANDARDS..................................................................................  10


ARTICLE IX    - RESPONSIBILITIES OF THE INTERCONNECTOR AND USWC............................................  11


ARTICLE X     - QUIET ENJOYMENT............................................................................. 12


ARTICLE XI    - ASSIGNMENT.................................................................................. 12


ARTICLE XII   - CASUALTY LOSS............................................................................... 12


ARTICLE XIII  - LIMITATION OF LIABILITY..................................................................... 13


ARTICLE XIV   - SERVICES, UTILITIES, MAINTENANCE AND FACILITIES............................................. 14


ARTICLE XV    - DISPUTE RESOLUTION.......................................................................... 14


ARTICLE XVI   - SUCCESSORS BOUND............................................................................ 14


ARTICLE XVII  - CONFLICT OF INTEREST........................................................................ 14


ARTICLE XVIII - NON-EXCLUSIVE REMEDIES.....................................................................  15


ARTICLE XIX   - NOTICES..................................................................................... 15


ARTICLE XX    - COMPLIANCE WITH LAWS........................................................................ 15


ARTICLE XXI   - INSURANCE................................................................................... 15


ARTICLE XXII  - US WEST'S RIGHT OF ACCESS................................................................... 16


ARTICLE XXIII - OTHER COLLOCATION AGREEMENTS...............................................................  16


ARTICLE XXIV  - MISCELLANEOUS............................................................................... 16

                                                                        Page vii

                           INTERCONNECTION AGREEMENT

  THIS INTERCONNECTION AGREEMENT is between Pac-West Telecomm, Inc. ("Pac-West") and U S WEST Communications, Inc. ("USWC"), a Colorado corporation.

I.  RECITALS

     Pursuant to this Interconnection Agreement Pac-West Telecomm, Inc. ("Pac-West") and U S WEST Communications, Inc. ("USWC"), collectively "the Parties", will extend certain arrangements to one another within each LATA in which they both operate within this State. This Agreement is a combination of agreed terms and terms imposed by arbitration under Section 252 of the Communications Act of 1934, as modified by the Telecommunications Act of 1996 ("the Act"), and as such does not necessarily represent the position of either Party on any given issue. The Parties enter into this Agreement without prejudice to any position they may have taken previously, or may take in the future in any legislative regulatory, or other public forum addressing any matters, including matters related to the types of arrangements prescribed by this Agreement.

II.  SCOPE OF AGREEMENT

     A. This Agreement sets forth the terms, conditions and prices under which USWC agrees to provide (a) services for resale (hereinafter referred to as "Local Services") (b) certain Unbundled Network Elements, Ancillary Functions and additional features to Pac-West (hereinafter collectively referred to as "Network Elements") or combinations of such Network Elements ("Combinations") for Pac-West's own use or for resale to others. The Agreement also sets forth the terms, conditions and prices under which the parties agree to provide interconnection and reciprocal compensation for the exchange of local traffic between USWC and Pac-West for purposes of offering telecommunications services. Unless otherwise provided in this Agreement, the parties will perform all of their obligations hereunder throughout, to the extent provided in the Appendices attached hereto. The Agreement includes all accompanying appendices.

     B. In the performance of their obligations under this Agreement, the Parties shall act in good faith and consistently with the intent of the Act. Where notice, approval or similar action by a Party is permitted or required by any provision of this Agreement, (including, without limitation, the obligation of the parties to further negotiate the resolution of new or open issues under this Agreement) such action shall not be unreasonably delayed, withheld or conditioned.

     C. When Pac-West begins offering residential and business exchange services in this state through the use of Pac-West's facilities, Pac-West will notify USWC.

     D.   Acknowledgment of Deferred Issues:

               Pac-West acknowledges it is USWC's position that USWC's existing telecommunications network represents substantial investment made as a result of its carrier-of-last-resort obligation and that such network allows

               Pac-West's end users to interconnect with significantly more business and residential customers than vice versa. Pac-West further acknowledges USWC believes that a separate transitional element is necessary to compensate USWC for the value of its network in this Agreement, that under the Act, the FCC will establish a proceeding to address Universal Service Support, and that the Act also empowers the state Commission to establish a separate proceeding on universal service issues. Pac-West further acknowledges that USWC believes that USWC is entitled to receive additional compensation for costs of implementing various provisions of the Act, and that USWC shall seek such additional recovery through future state and/or federal regulatory proceedings. Pac-West disagrees with these USWC positions.

               USWC acknowledges it is Pac-West's position that the relative investments of the Parties is not a relevant consideration in the context of this agreement and that it is the result of a historical monopoly which confers significant, continuing benefits on USWC. USWC acknowledges that it is Pac-West's position that no transitional elements are necessary to compensate USWC, that any such transitional elements would constitute a windfall to USWC, and that the investigations contemplated at the State and federal level for Universal Service Funding will substantially disprove USWC's claims. USWC further acknowledges that Pac-West believes that the costs of implementing the Act are costs experienced by all telecommunications carriers and that it would be unjust, discriminatory, and anti-competitive to favor USWC with additional cost recovery of implementation costs. USWC disagrees with these Pac-West positions.

               In consideration of Pac-West's willingness to interconnect on the terms set forth in this Agreement, and without prejudice to the position it may take in the FCC docket or before any state Commission, USWC agrees to await the outcome of such proceedings, rather than seek universal service support from Pac-West at this time.



III.  DEFINITIONS

A. "Act" means the Communications Act of 1934 (47 U.S.C. 151 et.seq.), as amended by the Telecommunications Act of 1996, and as from time to time interpreted in the duly authorized rules and regulations of the FCC or a Commission within its state of jurisdiction.

B. "Access Services" refers to the tariffed interstate and intrastate switched access and private line transport services offered for the origination and/or termination of interexchange traffic (see each Parties' appropriate state and interstate access tariffs).

C. "ADSL" or "Asymmetrical Digital Subscriber Line" means a transmission technology which transmits an asymmetrical digital signal using one of several transmission

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     methods (for example, carrier-less AM/PM discrete multi-tone, or discrete wavelet multi-tone).

D. "Access Service Request" or "ASR" means the industry standard forms and supporting documentation used for ordering Access Services. The ASR will be used to order trunking and facilities between Pac-West and USWC for Local Interconnection Service.

E. "Automatic Number Identification" or "ANI" means a Feature Group D signaling parameter which refers to the number transmitted through a network identifying the billing number of the calling party.

F. "CLASS features" are optional end user switched services that include, but are not necessarily limited to: Automatic Call Back; Call Trace; Caller ID and Related Blocking Features; Distinctive Ringing/Call Waiting; Selective Call Forward; Selective Call Rejection. (See Bellcore documentation for definition).

G. "BLV/BLVI Traffic" means an operator service call in which the caller inquires as to the busy status of or requests an interruption of a call on another Customer's Telephone Exchange Service line.

H. "Central Office Switch" means a switch used to provide Telecommunications Services, including, but not limited to:

     a. "End Office Switches" which are used to terminate Customer station loops for the purpose of interconnecting to each other and to trunks; and

     b. "Tandem Office Switches" which are used to connect and switch trunk circuits between and among other Central Office Switches. Access tandems provide connections for exchange access and toll traffic while local tandems provide connections for local/EAS traffic.

I. "Collocation" means an arrangement whereby one Party's (the "Collocating Party") facilities are terminated in its equipment necessary for Interconnection or for access to Network Elements on an unbundled basis which has been installed and maintained at the premises of a second Party (the "Housing Party"). Collocation may be "physical" or "virtual". In "Physical Collocation," the Collocating Party installs and maintains its own equipment in the Housing Party's premises. In "Virtual Collocation," the Housing Party installs and maintains the Collocating Party's equipment in the Housing Party's premises.

J.   "Commission" means the Oregon Public Utilities Commission.

K. "Customer" means a third-party (residence or business) that subscribes to Telecommunications Services provided by either of the Parties.

L. "Calling Party Number" or "CPN" is a Common Channel Signaling ("CCS") parameter which refers to the number transmitted through a network identifying the calling party.

M. "Common Channel Signaling" or "CCS" means a method of digitally transmitting call set-up and network control data over a special signaling network fully separate from the public voice switched network elements that carry the actual call. The CCS used by the Parties shall be Signaling System 7.

N. "Competitive Local Exchange Carrier" means an entity authorized to provide Local Exchange Service that does not otherwise qualify as an incumbent LEC.

O. "Digital Signal Level" means one of several transmission rates in the time division multiplexing hierarchy.

P. "Digital Signal Level 0" or "DS0" means the 64 Kbps zero-level signal in the time-division multiplex hierarchy.

Q. "Digital Signal Level 1" or "DS1" means the 1.544 Mbps first-level signal in the time-division multiplex hierarchy. In the time-division multiplexing hierarchy of the telephone network, DS1 is the initial level of multiplexing.

R. "Digital Signal Level 3" or "DS3" means the 44.736 Mbps third-level in the time-division multiplex hierarchy. In the time-division multiplexing hierarchy of the telephone network, DS3 is defined as the third level of multiplexing.

S. "Exchange Message Record" or "EMR" is the standard used for exchange of telecommunications message information between telecommunications providers for billable, non-billable, sample, settlement and study data. EMR format is contained in BR-010-200-010 CRIS Exchange Message Record, a Bellcore document that defines industry standards for exchange message records.

T. "Fiber-Meet" means an interconnection architecture method whereby the Parties physically interconnect their networks via an optical fiber interface (as opposed to an electrical interface) at a mutually agreed upon location.

U. "HDSL" or "High-Bit Rate Digital Subscriber Line" means a two-wire or four-wire transmission technology which typically transmits a DS1-level signal (or, higher level signals with certain technologies), using: 2 Binary / 1 Quartenary ("2B1Q").

V. "Integrated Digital Loop Carrier" means a subscriber loop carrier system which integrates within the switch at a DS1 level that is twenty-four (24) local Loop transmission paths combined into a 1.544 Mbps digital signal.

W. "Interconnection" is as described in the Act and refers to the connection of separate pieces of equipment, facilities, or platforms between or within networks for the purpose of transmission and routing of Telephone Exchange Service traffic and Exchange Access traffic.

X. "Interexchange Carrier" or "IXC" means a carrier that provides, directly or indirectly, interLATA or intraLATA Telephone Toll Services.

Y. "Integrated Services Digital Network" or "ISDN" means a switched network service that provides end-to-end digital connectivity for the simultaneous transmission of voice and data. Basic Rate Interface-ISDN (BRI-ISDN) provides for a digital transmission of two 64 Kbps bearer channels and one 16 Kbps data channel (2B+D).

Z. "Local Loop Transmission" or "Loop" means the entire transmission path which extends from the network interface or demarcation point at a Customer's premises to the Main Distribution Frame or other designated frame or panel in a Party's Wire Center which serves the Customer.

AA. "Main Distribution Frame" or "MDF" means the distribution frame of the Party providing the Loop used to interconnect cable pairs and line and trunk equipment terminals on a switching system.

BB. "Meet-Point Billing" or "MPB" refers to an agreement whereby two LECs (including a LEC and CLEC) jointly provide switched access service to an Interexchange Carrier, with each LEC (or CLEC) receiving an appropriate share of the transport element revenues as defined by their effective access tariffs.

CC. "MECAB" refers to the Multiple Exchange Carrier Access Billing (MECAB) document prepared by the Billing Committee of the Ordering and Billing Forum (OBF), that functions under the auspices of the Carrier Liaison Committee (CLC) of the Alliance for Telecommunications Industry Solutions
     (ATIS). The MECAB document, published by Bellcore as Special Report SR-BDS-000983, contains the recommended guidelines for the billing of an access service provided by two or more LECs (including a LEC and a CLEC), or by one LEC in two or more states within a single LATA.

DD. "MECOD" refers to the Multiple Exchange Carriers Ordering and Design (MECOD) Guidelines for Access Services - Industry Support Interface, a document developed by the Ordering/Provisioning Committee under the auspices of the Ordering and Billing Forum (OBF), that functions under the auspices of the Carrier Liaison Committee (CLC) of the Alliance for Telecommunications Industry Solutions (ATIS). The MECOD document, published by Bellcore as Special Report SR STS-002643, establishes recommended guidelines for processing orders for access service that is to be provided by two or more LECs (including a LEC and a CLEC). It is published by Bellcore as SRBDS 00983.

EE. "Mid-Span Meet" is a point of interconnection between two networks, designated by two telecommunications carriers, at which one carrier's responsibility for service begins and the other carrier's responsibility ends.

FF. "North American Numbering Plan" or "NANP" means the numbering plan used in the United States that also serves Canada, Bermuda, Puerto Rico and certain Caribbean Islands. The NANP format is a 10-digit number that consists of a 3-digit NPA code (commonly referred to as the area code), followed by a 3-digit NXX code and 4-digit line number.

GG. "NXX" means the fourth, fifth and sixth digits of a ten-digit telephone number.

HH. "Point of Interface" or "POI" is a mutually agreed upon point of demarcation where the exchange of traffic between two LECs (including a LEC and a CLEC) takes place.

II.  "Party" means either USWC or Pac-West and "Parties" means USWC and Pac-
     West.

JJ. "Port" means a termination on a Central Office Switch that permits customers to send or receive telecommunications services over the public switched network, but does not include switch features or switching functionality.

KK. "Rate Center" means the specific geographic point and corresponding geographic area which are associated with one or more particular NPA-NXX codes which have been assigned to a LEC (or CLEC) for its provision of basic exchange telecommunications services. The "rate center point" is the finite geographic point identified by a specific V & H coordinate, which is used to measure distance-sensitive end user traffic to/from, the particular NPA-NXX designations associated with the specific Rate Center. The "rate center area" is the exclusive geographic area identified as the area within which the LEC (or CLEC) will provide Basic Exchange Telecommunications Service bearing the particular NPA-NXX designations associated with the specific Rate Center. The Rate Center point must be located within the Rate Center area.

LL. "Reseller" is a category of Local Exchange service provider that obtains dial tone and associated telecommunications services from another provider through the purchase of bundled finished services for resale to its end use customers.

MM. Service Control Point" or "SCP" means a signaling end point that acts as a database to provide information to another signaling end point (i.e., Service Switching Point or another SCP) for processing or routing certain types of network calls. A query/response mechanism is typically used in communicating with an SCP.

NN. "Signaling Transfer Point" or "STP" means a signaling point that performs message routing functions and provides information for the routing of messages between signaling end points. An STP transmits, receives and processes Common Channel Signaling ("CCS") messages.

OO. "Switched Exchange Access Service" means the offering of transmission or switching services to Telecommunications Carriers for the purpose of the origination or termination of Telephone Toll Service. Switched Exchange Access Services include: Feature Group A, Feature Group B, Feature Group D, 800/888 access, and 900 access and their successors or similar Switched Exchange Access services.

PP "Traffic Type" is the characterization of intraLATA traffic as "local" (local includes EAS), or "toll" which shall be the same as the characterization established by the effective tariffs of the incumbent local exchange carrier as of the date of this agreement.

QQ. "Wire Center" denotes a building or space within a building, that serves as an aggregation point on a given carrier's network, where transmission facilities are connected or switched. Wire Center can also denote a building where one or more Central Offices, used for the provision of Basic Exchange Telecommunications Services and Access Services, are located. However, for purposes of Collocation Service, Wire

     Center shall mean those points eligible for such connections as specified in the FCC Docket No. 91-141, and rules adopted pursuant thereto.

RR. "Routing Point" means a location that a LEC or CLEC has designated on its own network as the homing (routing) point for traffic, bearing a certain NPA-NXX designation, that is inbound to Basic Exchange Telecommunications Services provided by the LEC or CLEC. The Routing Point is employed to calculate mileage measurements for the distance-sensitive transport element charges of Switched Access Services. Pursuant to Bellcore Practice BR 795-100-100, the Routing Point may be an "End Office" location, or a "LEC Consortium Point of Interconnection". Pursuant to that same Bellcore Practice, examples of the latter shall be designated by a common language location identifier (CLLI) code with (x)KD in positions 9, 10, 11, where
     (x) may be any alphanumeric A-Z or 0-9. The above referenced Bellcore document refers to the Routing Point as the Rating Point. The Rating Point/Routing Point need not be the same as the rate center point nor must it be located within the rate center area, but must be in the same LATA as the NPA/NXX. Pac-West may not employ its use of a single point of interconnection to avoid paying USWC for use of its transport and tandem facilities. See also Section V.E. and Appendix A Note 1./1/

SS. "Tariff Services" as used throughout this Agreement refers to the applicable Party's interstate tariffs and state tariffs, price lists, price schedules and catalogs.

TT. "Information Service Traffic" means Local Traffic or IntraLATA Toll Traffic which originates on a Telephone Exchange Service line and which is addressed to an information service provided over a Party's information services platform (e.g., 976).
                        ----

UU. Terms not otherwise defined here, but defined in the Act or in regulations implementing the Act, shall have the meaning defined there.

/1/ The last three sentences of this paragraph are incorporated pursuant to OPUC Decision 96-324.

IV.  RATES AND CHARGES  GENERALLY


     A. Prices for termination and transport of traffic, interconnection, access to unbundled network elements, and ancillary services are set forth in Appendix A.

     B. USWC's wholesale discounts for resale services are set forth in Appendix A.

     C. The underlying provider of a resold service shall be entitled to receive, from the purchaser of switched access, the appropriate access charges pursuant to its then effective switched access tariff. For the purposes of this paragraph, Unbundled Loops are not considered as resold services.

V.   RECIPROCAL TRAFFIC EXCHANGE


     A.   Scope

          Reciprocal traffic exchange addresses the exchange of traffic between Pac-West end users and USWC end users. If such traffic is local, the provisions of this Agreement shall apply. Where either party acts as an intraLATA toll provider or interLATA Interexchange Carrier (IXC) or where either party interconnects and delivers traffic to the other from third parties, each party shall bill such third parties the appropriate charges pursuant to its respective tariffs or contractual offerings for such third party terminations. Absent a separately negotiated agreement to the contrary, the Parties will directly exchange traffic between their respective networks, without the use of third party transit providers.

     B.   Types of Traffic

          The types of traffic to be exchanged under this Agreement include:

          1.   EAS/local traffic as defined above.

          2.   IntraLATA toll traffic as defined above.

          3. Switched access traffic, or interLATA toll traffic, as specifically defined in USWC's state and interstate switched access tariffs, and generally identified as that traffic that originates at one of the Party's end users and terminates at an IXC point of presence, or originates at an IXC point of presence and terminates at one of the Party's end users, whether or not the traffic transits the other Party's network.

          4. Transit traffic is any traffic other than switched access, that originates from one Telecommunications Carrier's network, transits another Telecommunications Carrier's network, and terminates to yet another Telecommunications Carrier's network.

               Transit service provides the ability for a Telecommunications Carrier to use its connection to a local or access tandem for delivery of calls that originate with a Telecommunications Carrier and terminate to a company other than the tandem company, such as another Competitive Local Exchange Carrier, an existing Exchange Carrier, or a wireless carrier. In these cases, neither the originating nor terminating end user is a customer of the tandem Telecommunications Carrier. The tandem Telecommunications Carrier will accept traffic originated by a Party and will terminate it at a point of interconnection with another local, intraLATA or interLATA network Telecommunications Carrier. This service is provided through local and access tandem switches.

          5. Ancillary traffic includes all traffic destined for ancillary services, or that may have special billing requirements, including, but not limited to the following:

               a.  Directory Assistance
               b.  911/E911
               c.  Operator call termination (busy line interrupt and verify)
               d.  800/888 database dip
               e.  LIDB
               f.  Information services requiring special billing.

          6. Unless otherwise stated in this Agreement, ancillary traffic will be exchanged in accordance with whether the traffic is Local/EAS, intraLATA toll, or Switched Access.

     C.   Types of Exchanged Traffic

          1.   Termination of Local Traffic.

               Local traffic will be terminated as Local Interconnection Service
               (LIS).

          2.   Transport of Local Traffic

               As negotiated between the Parties, the exchange of local traffic between the Parties may occur in several ways:

               a. While the parties anticipate the use of two way trunks for the delivery of local traffic, either Party may elect to provision its own one-way trunks for delivery of local traffic to be terminated on the other Party's network at the "initial" point of interconnection.

               b. The Parties may elect to purchase transport services from each other or from a third party. Such transport delivers the originating Party's local traffic to the terminating Party's end office or tandem for call termination. Transport may be purchased as either tandem switched transport (which is included in the tandem call termination rate) or direct trunk transport.

               c. Based on forecasted traffic at Pac-West's busy hour in CCS, where there is a DS1's worth of traffic (512 CCS) between the Pac-West switch and a USWC end office, the Parties agree to provision a dedicated (i.e., direct) two-way trunk group from the Pac-West switch directly to the USWC end office.
                    To the extent that Pac-West has established a collocation arrangement at a USWC end office location, and has available capacity, the Parties agree that Pac-West shall provide two-way direct trunk facilities, when required, from that end office to the Pac-West switch. In all other cases, the direct facility may be provisioned by USWC or Pac-West or a third party. If both Pac-West and USWC desire to provision the facility and cannot otherwise agree, the parties may agree to resolve the dispute through the submission of competitive bids.

          3.   Transit Traffic.

               a. USWC will accept traffic originated by Pac-West and will terminate it at a point of interconnection with another CLEC, Exchange Carrier, Interexchange Carrier or Wireless Carrier. USWC will provide this transit service through local and access tandem switches. Pac-West may also provide USWC with transit service.

               b. The Parties expect that all networks involved in transporting transit traffic will deliver calls to each involved network with CCS/SS7 protocol and the appropriate ISUP/TCAP message to facilitate full interoperability and billing functions. In all cases, the originating company is responsible to follow the EMR standard and to exchange records with both the transiting company and the terminating company, to facilitate the billing process to the originating network.

               c. The Parties will use industry standards developed to handle the provision and billing of Switched Access by multiple providers (MECAB, MECOD and the Parties' FCC tariffs), including the one-time provision of notification to Pac-West of the billing name, billing address and carrier identification codes of all interexchange carriers originating or terminating at each USWC access tandem.

          4.   Toll Traffic.

               a. Toll traffic routed to an access tandem, or directly routed to an end office, will be terminated as Switched Access Service. Traffic terminated at the access tandem will be routed to the end offices within the LATA that subtend the USWC access tandem switch. Switched Access Service also allows for termination at an end office or tandem via direct trunked circuits provisioned either by USWC or Pac-West.

     D.   Rate Structure -- Local Traffic

          1.   Call Termination

               a. The Parties agree that call termination rates as described in Appendix A will apply reciprocally for the termination of local/EAS traffic per minute of use.

               b. For traffic terminated at an USWC or Pac-West end office, the end office call termination rate in Appendix A shall apply.

               c. For traffic terminated at a USWC or Pac-West tandem switch, the tandem call termination rate in Appendix A shall apply. The tandem call termination rate provides for end office call termination, tandem switched transport and tandem switching.

                    The Parties acknowledge that Pac-West will initially serve all of its customers within a given LATA through a single Pac-West switch. The Parties also acknowledge that Pac-West may, in the future, deploy additional switches in each LATA..

               d. For purposes of call termination, the initial Pac-West switch shall be treated as an end office switch./2/

               e.   Pursuant to OPUC Decision 96-324, USWC's proposed paragraph
                    e. has been deleted.



          2.   Transport

               a. If the Parties elect to each provision their own one-way trunks to the other Party's end office for the termination of local traffic, each Party will be responsible for its own expenses associated with the trunks and no transport charges will apply. Call termination charges shall apply as described above.

               b. If one Party desires to purchase direct trunk transport from the other Party, the following rate elements will apply. Transport rate elements include the direct trunk transport facilities between the POI and the terminating party's tandem or end office switches.. The applicable rates are described in Appendix A.

               c. Direct-trunked transport facilities are provided as dedicated DS3 or DS1 facilities without the tandem switching functions, for the use of either Party between the point of interconnection and the terminating end office or tandem switch.

               d. If the Parties elect to establish two-way direct trunks, the compensation for such jointly used `shared' facilities shall be adjusted as follows. The nominal compensation shall be pursuant to the rates for direct trunk transport in Appendix
                    A. The actual rate paid to the provider of the direct trunk facility shall be reduced to reflect the provider's use of that facility. The adjustment in the direct trunk transport rate shall be a percentage that reflects the provider's relative use (i.e., originating minutes of use) of the facility in the busy hour.

______________________
/2/ This sentence has been included pursuant to OPUC Decision 96-324.

               e. Multiplexing options are available at rates described in Appendix A.

     E.   Rate Structure -- Toll Traffic.

          1. Applicable Switched Access Tariff rates, terms, and conditions apply to toll traffic routed to an access tandem, or directly to an end office. Relevant rate elements include Direct Trunk Transport (DTT) or Tandem Switched Transport (TST), Interconnection Charge (IC), Local Switching, and Carrier Common Line, as appropriate.

     F.   Rate Structure -- Transit Traffic.

          1. Applicable switched access, Type 2 or LIS transport rates apply for the use of USWC's network to transport transit traffic. For transiting local traffic, the applicable local transit rate applies to the originating party per Appendix A. For transiting toll traffic, the Parties will charge the applicable switched access rates to the responsible carrier. For terminating transiting wireless traffic, the Parties will charge their applicable rates to the wireless provider. For transiting wireless traffic, the parties will charge each other the applicable local transit rate.

     G.   LIS Interface Code Availability And Optional Features

          1.   Interface Code Availability.

               Supervisory Signaling specifications, and the applicable network channel interface codes for LIS trunks, are the same as those used for Feature Group D Switched Access Service, as described in the Parties' applicable switched access tariffs.

          2.   Optional Features.

               a.   Inband MF or SS7 Out of Band Signaling.

                    Inband MF signaling and SS7 Out of Band Signaling are available for LIS trunks. MF signaling or SS7 Out-of-Band Signaling must be requested on the order for the new LIS trunks. Provisioning of the LIS trunks equipped with MF signaling or SS7 Out of Band Signaling is the same as that used for Feature Group D Switched Access. Common Channel Signaling Access Capability Service, as set forth in Section XXVIII herein, must be ordered by Pac-West when SS7 Out-of-Band Signaling is requested on LIS trunks.

               b.   Clear Channel Capability.

                    Clear Channel Capability permits 24 DS0-64 kbit/s services or 1.536 Mbit/s of information on the 1.544 Mbit/s line rate. Clear Channel Capability is available for LIS trunks equipped with SS7 Out-of-Band Signaling. Clear Channel Capability is only available on trunks to USWC's access tandem switch or USWC's end office switches (where available); (Clear Channel Capability is not available on trunks to USWC's local tandem switches or end offices where it is currently not deployed. Pac-West agrees to use the Network Interconnection and Unbundled Element Request process to request clear channel capability for such additional switches. Prices for such additional clear channel capability, if any, will be established through the NIUER Process). Clear Channel Capability must be requested on the order for the new LIS trunks. The provisioning of the LIS trunks equipped with Clear Channel Capability is the same as that used for Feature Group D Switched Access Service. USWC will provide Pac-West with a listing of USWC end offices, local tandems and access tandems equipped with clear channel capability.

     H.   Measuring Local Interconnection Minutes

          1. Measurement of terminating Local Interconnection Minutes begins when the terminating LIS entry switch receives answer supervision from the called end user's end office indicating the called end user has answered. The measurement of terminating call usage over LIS trunks ends when the terminating LIS entry switch receives disconnect supervision from either the called end user's end office, indicating the called end user has disconnected, or Pac-West's point of interconnection, whichever is recognized first by the entry switch.


          2. USWC and Pac-West are required to provide each other the proper call information (e.g., originated call party number and destination call party number, etc.) to enable each Party to issue bills in a complete and timely fashion.

     I.   Testing

          1.   Acceptance Testing

               At the time of installation of an LIS trunk group, and at no additional charge, the Parties will cooperatively test the same parameters tested for terminating Feature Group D Switched Access Service. Please see USWC's applicable switched access tariff for the specifications.

          2.   Testing Capabilities

               a. Terminating LIS testing is provided where equipment is available, with the following test lines: seven-digit access to balance (100 type), milliwatt (102 type), nonsynchronous or synchronous, automatic transmission measuring (105 type), data transmission (107 type), loop-around, short circuit, open circuit, and non-inverting digital loopback (108 type).

               b. In addition to LIS acceptance testing, other tests are available (e.g., additional cooperative acceptance testing, automatic scheduled testing, cooperative scheduled testing, manual scheduled testing, and non-scheduled testing) at the applicable tariff rates.

     J.   Ordering

          1. When ordering LIS, the ordering Party shall specify on the service order: 1) the type and number of interconnection facilities to terminate at the point of interconnection in the serving wire center; 2) the type of interoffice transport, (i.e., direct trunk transport or tandem switched transport); 3) the peak busy hour CCS from the Pac-West end office; 4) the number of trunks to be provisioned at a local exchange office or tandem; 5) and any optional features (see form Appendix B). When the ordering Party requests facilities, routing, or optional features different than those determined to be available, the Parties will work cooperatively in determining an acceptable configuration, based on available facilities, equipment and routing plans

          2. When the ordering Party initially orders a DS3 interconnection facility, in conjunction with tandem switched transport to a tandem, or DS3 direct trunk transport facilities to a tandem or local exchange office, the provider will forward the appropriate DS1 facility record information necessary to identify the circuit facility assignment (CFA). On subsequent orders utilizing existing DS3 interconnection facilities, or DS3 direct trunk transport facilities, the provider will assign the DS1 facility to the DS 3 interconnection facility or DS3 direct trunk transport facility, as directed by the ordering Party.

          3. A joint planning meeting will precede Pac-West and USWC trunking orders. These meetings will result in the transmittal of Access Service Requests (ASRs) to initiate order activity. A Party requesting tandem interconnection will provide its best estimate of the traffic distribution to each end office subtending the tandem.

          4. Service intervals and due dates for negotiated arrangements will be determined on an individual case basis.

     K.   Billing Arrangements

          1. USWC and Pac-West desire to submit separate bills, pursuant to their separate tariffs, to interexchange carriers for their respective portions of jointly provided switched access service.

               Based on the negotiated POI, the Parties will agree on a meet point percentage to enable the joint provisioning and billing of Switched Access Services to third parties in conformance with the Meet-Point Billing guidelines adopted by and contained in the Ordering and Billing Forum's MECAB and MECOD documents and referenced in USWC's Switched Access Tariffs. The Parties understand and agree that MPB arrangements are available and functional only to/from Interexchange Carriers who directly connect with the tandem(s) that Pac-West sub-tends in each LATA..

          2. The parties will use reasonable efforts, individually and collectively, to maintain provisions in their respective federal and state access tariffs, and/or provisions within the National Exchange Carrier Association ("NECA") Tariff No. 4, or any successor tariff, sufficient to reflect this MPB arrangement, including MPB percentages.

          3. As detailed in the MECAB document, Pac-West and USWC will exchange all information necessary to bill third parties for Switched Access Services traffic jointly handled by Pac-West and USWC via the meet point arrangement in a timely fashion. Information shall be exchanged in Exchange Message Record ("EMR") format (Bellcore Standard BR 010-200-010, as amended) on magnetic tape or via a mutually acceptable electronic file transfer protocol. The Parties will exchange records pursuant to this paragraph without additional compensation.

          4. The Parties will agree upon reasonable audit standards and other procedures as required to ensure billing accuracy.

          5. Each company will bill the IXC's the appropriate rate elements in accordance with their respective interstate and intrastate tariffs, as follows:

               Rate Element                             Billing Company
               ------------                             ---------------
               Carrier Common Line                      Dial Tone Provider
               Local Switching                          Dial Tone Provider
               Interconnection Charge                   Dial Tone Provider
               Local Transport Termination              Based on negotiated BIP
               Local Transport Facility                 Based on negotiated BIP
                    (also called Tandem Transmission per mile)
               Tandem Switching                         Access Tandem Provider
               Entrance Facility                        Access Tandem Provider

               6. For originating 800/888 traffic routed to an access tandem, the tandem provider will perform 800/888 database inquiry and translation functions and bill the inquiry charge and translation charge (if any) to the interexchange carrier pursuant to tariff.



     L.   Mileage Measurement

          Where required, the mileage measurement for LIS facilities and trunks is determined in the same manner as the mileage measurement for Feature Group D Switched Access Service.

     M.   Construction Charges

          For issues related to construction charges, see Section XXIX of this Agreement.

VI.  INTERCONNECTION

     A.   Definition


          1. Interconnection" is the linking of the USWC and Pac-West networks for the mutual exchange of traffic and for Pac-West access to unbundled network elements. Interconnection does not include the transport and termination of traffic. Interconnection is provided by virtual or physical collocation, entrance facilities or meet point arrangements.

          2. USWC will provide interconnection at the line side of the local switch, the trunk side of the local switch, trunk interconnection points of the tandem switch, central office cross-connect points, and signaling transfer points necessary to exchange traffic and access call related databases.

     B.   Mid-span Meet POI

          1. A Mid-Span Meet POI is a negotiated point of interface, limited to the interconnection of facilities between one Party's switch and the other Party's switch. The actual physical point of interface and facilities used will be subject to negotiations between the Parties. Each Party will be responsible for its portion of the build to the Mid-Span Meet POI, if the meet point arrangement is used exclusively for the exchange of local traffic.

          2. If the Mid-Span Meet arrangement is to be used for access to unbundled network elements, Pac-West must pay the portion of the economic costs of the Mid-Span Meet arrangement used by Pac-West for access to unbundled network elements.

     C.   Collocation

          Interconnection may be accomplished through either virtual or physical collocation. The terms and conditions under which collocation will be available are described in Section --- herein.

     D.   Entrance Facility

          Interconnection may be accomplished through the provision of an entrance facility. An entrance facility extends from the serving wire center of the provider to the other party's switch location. Entrance facilities may not extend beyond the area described by the provider's serving wire center. The rates for entrance facilities are provided in Appendix A.

     E.   Quality of Interconnection


          USWC will not, for the purpose of interconnection, provide to Pac-West less favorable terms and conditions than USWC provides itself or in a manner less efficient than it would impose on itself. The quality of interconnection will be at least equal to that of USWC. To the extent that Pac-West requests higher or lower quality interconnection, Pac-West agrees to use the New Interconnection/Unbundled Element Request procedure described in Section XXIII.

          Both Parties agree to manage their network switches in accordance with the Bellcore LSSGR. The acceptable service levels for LIS and the criteria for applying protective controls will be administered in the same manner as the network management for Switched Access Service.

     F.   Points of Interface (POI)

          Upon the request for specific point to point routing, USWC will make available to Pac-West information indicating the location and technical characteristics of USWC's network facilities. The following alternatives are negotiable: (1) a DS1 or DS3 entrance facility, where facilities are available (where facilities are not available and USWC is required to build, see Section XXIX for issues relating to special construction charges); (2) Virtual Collocation; (3) Physical Collocation; and (4) negotiated Mid-Span Meet facilities. Each Party is responsible for providing its own facilities up to the Mid-Span Meet POI. The Parties will negotiate the facilities arrangement between their networks.

     G.   Trunking Requirements

          1. USWC agrees to provide designed interconnection facilities that meet the same technical criteria and service standards, such as probability of blocking in peak hours and transmission standards, in accordance with industry standards.

          2. Two-way trunk groups will be established wherever possible. Exceptions to this provision will be based on billing, signaling, and network requirements. For example, (1) billing requirements
               - switched access vs. local traffic, (2) signaling requirements - MF vs. SS7, and (3) network requirements - directory assistance traffic to TOPS tandems. The following is the current list of traffic types that require separate trunk groups, unless specifically otherwise stated in this Agreement.

               a.   IntraLATA toll and switched access trunks
               b.   EAS/local trunks
               c.   Directory Assistance trunks
               d.   911/E911 trunks
               e.   Operator services trunks

               f. Commercial Mobile Radio Service/Wireless traffic for which Pac-West serves as the transit provider between the CMRS provider and USWC.
               g.   (deleted)
               h.   (deleted)/3/
               i. Meet Point Billing Trunks (for the joint provision of switched access).


          3. Trunk group connections will be made at a DS1 or multiple DS1 level for exchange of EAS/local, intraLATA toll, wireless/Commercial Mobile Radio Service, and switched access traffic. Ancillary service trunk groups will be made below a DS1 level, as negotiated.

          4. The Parties will provide Common Channel Signaling (CCS) to one another, where available, in conjunction with all Local/EAS Trunk Circuits. All CCS signaling parameters will be provided including calling party number (CPN), originating line information (OLI) calling party category, charge number, etc.
               All privacy indicators will be honored.

          5. Where CCS is not available, in-band multi-frequency (MF) wink start signaling will be provided. When the Parties interconnect via CCS for jointly provided switched access service, the tandem provider will provide MF/CCS interworking as required for interconnection with interexchange carriers who use MF signalling.

          6. The Parties will follow all Ordering and Billing Forum adopted standards pertaining to CIC/OZZ codes.

          7. USWC will cooperate in the provision of TNS (Transit Network Selection) for the joint provision of switched access.

          8. The Parties shall terminate local/EAS traffic exclusively on local/EAS trunk groups. No local/EAS trunk groups shall be terminated on USWC's access tandems.

     H.   Service Interruptions.

          1. Standards and procedures for notification of trunk disconnects will be jointly developed by the Parties. Neither Party shall be expected to maintain active status for a trunk disconnected by the other Party for an extended or indefinite period of time. Collectively, the Parties will use their best good faith efforts to complete and agree on such plan.




_____________________
/3/ Paragraphs (g) and (h) were deleted pursuant to OPUC Decision 96-324.

          2. The characteristics and methods of operation of any circuits, facilities or equipment of either Party connected with the services, facilities or equipment of the other Party pursuant to this Agreement shall not: 1) interfere with or impair service over any facilities of the other Party; its affiliated companies, or its connecting and concurring carriers involved in its services; 2) cause damage to their plant; 3) violate any applicable law or regulation regarding the invasion of privacy of any communications carried over the Party's facilities; or 4) create hazards to the employees of either Party or to the public. Each of these requirements is hereinafter referred to as an "Impairment of Service".

          3. If either Party causes an Impairment of Service, as set forth in this Section, the Party whose network or service is being impaired (the "Impaired Party") shall promptly notify the Party causing the Impairment of Service (the "Impairing Party") of the nature and location of the problem. They shall advise the Impairing Party that, unless promptly rectified, a temporary discontinuance of the use of any circuit, facility or equipment may be required. The Impairing Party and the Impaired Party agree to work together to attempt to promptly resolve the Impairment of Service. If the Impairing Party is unable to promptly remedy the Impairment of Service, the Impaired Party may temporarily discontinue use of the affected circuit, facility or equipment.

          4. Each Party shall be solely responsible, and bear the expense, for the overall design of its services. Each Party shall also be responsible for any redesign or rearrangement of its services that may be required because of changes in facilities, operations or procedures, minimum network protection criteria, and operating or maintenance characteristics of the facilities

          5. To facilitate trouble reporting and to coordinate the repair of the service provided by each Party to the other under this Agreement, each Party shall designate a Trouble Reporting Control Office
             (TRCO) for such service.

          6. Where new facilities, services and arrangements are installed, the TRCO shall ensure that continuity exists and take appropriate transmission measurements before advising the other Party that the new circuit is ready for service.

          7. Each Party shall furnish a trouble reporting telephone number for the designated TRCO. This number shall give access to the location where facility records are normally located and where current status reports on any trouble reports are readily available. Alternative out-of-hours procedures shall be established to ensure access to a location that is staffed and has the authority to initiate corrective action.

          8. Before either Party reports a trouble condition, they shall use their best efforts to isolate the trouble to the other's facilities.

            a) In cases where a trouble condition affects a significant portion of the other's service, the Parties shall assign the same priority provided to other interconnecting carriers.

            b)  The Parties shall cooperate in isolating trouble conditions.


     I.   Interconnection Forecasting

          1. The Parties agree that during the first year of interconnection, joint forecasting and planning meetings will take place no less frequently than once per quarter.

          2. The Parties shall establish joint forecasting responsibilities for traffic utilization over trunk groups. Intercompany forecast information must be provided by the Parties to each other four times a year. The quarterly forecasts shall include forecasted requirements for each trunk group identified in Paragraph G(2) of this Section. In addition, the forecast shall include, for tandem-switched traffic, the quantity of tandem-switched traffic forecasted for each subtending end office. The Parties recognize that, to the extent historical traffic data can be shared between the Parties, the accuracy of the forecasts will improve. Forecasts shall be for a minimum of three (current and plus-1 and plus-2) years;

               a) The use of Common Language Location Identifier (CLLI-MSG), which are described in Bellcore documents BR 795-100-100 and BR 795-400-100;

               b) A description of major network projects anticipated for the following six months that could affect the other Party. Major network projects include trunking or network rearrangements, shifts in anticipated traffic patterns, or other activities that are reflected by a significant increase or decrease in trunking demand for the following forecasting period. This planning will include the issues of network capacity, forecasting and compensation calculation, where appropriate.

          3. If differences in quarterly forecasts of the Parties vary by more than 24 additional DS0 two-way trunks for each Local Interconnection Trunk Group, the Parties shall meet to reconcile the forecast to within 24 DS0 trunks.

          4. If a trunk group is under 75 percent of centum call seconds (ccs) capacity on a monthly average basis for each month of any three month period, either Party may request to resize the trunk group, which resizing will not be unreasonably withheld. If a resizing occurs, the trunk group shall not be left with less than 25 percent excess capacity. In all cases, grade of service objectives identified below shall be maintained.

          5. Each Party shall provide a specified point of contact for planning, forecasting and trunk servicing purposes.

VII.  COLLOCATION


          1. Collocation allows Pac-West to obtain dedicated space in a USWC wire center and to place equipment in such spaces to interconnect with the USWC network. Pac-West may request collocation at other USWC locations pursuant to the NIUER Process or through additional interconnection negotiations under the Act. USWC will provide the resources necessary for the operation and economical use of collocated equipment. POIs for network interconnection can be established through virtual or physical collocation arrangements.

          2. Collocation is offered for network interconnection between the Parties. The collocated party may cross connect to other collocated parties via expanded interconnection channel terminations provided by USWC, provided that Pac-West's collocated equipment is used for interconnection with USWC or access to USWC's unbundled network elements. Additional terms, conditions and rates apply in conjunction with subsequent call termination (e.g., call termination charges, tandem switching, tandem-switched transport, see Section V, Reciprocal Traffic Exchange.)

          3. Except when Pac-West purchases USWC's unbundled network transmission elements, Pac-West will construct its own fiber optic cable to the USWC-designated point of interconnection.
               USWC will extend Pac-West's fiber optic cable from the POI to the cable vault within the wire center. If necessary, USWC may bring the cable into compliance with USWC internal fire code standards and extend the cable to the collocated space.

          4. Pac-West will be provided two points of entry into the USWC wire center only when there are at least two existing entry points for USWC cable and when there are vacant entrance ducts in both.
               USWC will promptly remove any unused cabling to free up entrance ducts when no other ducts are available. Cable entry will be limited to fiber facilities.

          5. Pac-West may collocate transmission equipment to terminate basic transmission facilities. Pac-West may request collocation of other equipment pursuant to the NIUER Process or through additional interconnection negotiations under the Act. CLEC must identify what equipment will be installed, to allow for USWC to use this information in engineering the power, floor loading, heat release, environmental particulant level, and HVAC.

          6. Nothing in this part shall be construed to limit Pac-West's ability to obtain both virtual and physical collocation in a single location.

B.  Virtual Collocation

          1. USWC shall provide virtual collocation for the purpose of Interconnection or access to unbundled Network Elements subject to the rates, terms and conditions of this Agreement.

          2. Pac-West will not have physical access to the USWC wire center building pursuant to a virtual collocation arrangement.

          3. Pac-West will be responsible for obtaining and providing to USWC administrative codes, e.g., common language codes, for all equipment specified by Pac-West and installed in wire center buildings.

          4. Pac-West will be responsible for payment of training of USWC employees for the maintenance, operation and installation of Pac-West's virtually collocated equipment when that equipment is different than the equipment used by USWC.

          5. Pac-West will be responsible for payment of charges incurred in the maintenance and/or repair of Pac-West's virtually collocated equipment.

          6. USWC does not guarantee the reliability Pac-West's virtually collocated equipment.

          7. Pac-West is responsible for ensuring the functionality of virtually collocated SONET equipment provided by different manufacturers.

          8. Maintenance Labor, Inspector Labor, Engineering Labor and Equipment Labor business hours are considered to be Monday through Friday, 8:00am to 5:00pm and after business hours are after 5:00pm and before 8:00am, Monday through Friday, all day Saturday, Sunday and holidays.

          9. Pac-West will transfer possession of Pac-West's virtually collocated equipment to USWC via a no cost lease. The sole purpose of the lease is to provide USWC with exclusive possessory rights to Pac-West's virtually collocated equipment. Title to the Pac-West virtually collocated equipment shall not pass to USWC.

          10. Installation and maintenance of Pac-West's virtually collocated equipment will be performed by USWC or a USWC authorized vendor.

          11. Pac-West shall ensure that upon receipt of the Pac-West virtually collocated equipment by USWC, all warranties and access to ongoing technical support are passed through to USWC, all at Pac-West's expense. The interconnector shall advise the manufacturer and seller of the virtually collocated equipment that it will be possessed, installed and maintained by USWC.

          12. Pac-West's virtually collocated equipment must comply with the Bellcore Network Equipment Building System (NEBS) Generic Equipment Requirements TR-NWT-000063, Company wire center environmental and transmission standards and any statutory (local, state or federal) and/or regulatory requirements in effect at the time of equipment installation or that subsequently become effective. Pac-West shall provide USWC interface specifications (e.g., electrical, functional, physical and software) of Pac-West's virtually collocated equipment.

          13. USWC may restrict the type of virtually collocated equipment. USWC will only permit basic transmission terminating equipment to be virtually collocated by Pac-West. Pac-West may request collocation of other equipment pursuant to the NIUER Process or through additional interconnection negotiations under the Act..

          14. Pac-West must specify all software options and associated plug-ins for its virtually collocated equipment.

          15. Pac-West is responsible for purchasing and maintaining a supply of spares. Upon failure of Pac-West's virtually collocated equipment, Pac-West is responsible for transportation and delivery of maintenance spares to USWC at the wire center housing the failed equipment.

C.  Physical Collocation

          1. USWC shall provide to Pac-West Physical Collocation of equipment necessary for Interconnection or for access to unbundled Network Elements, except that USWC may provide for Virtual collocation if USWC demonstrates to the Commission that Physical Collocation is not practical for technical reasons or because of space limitations, as provided in Section 251(c)(6) of the Act. USWC shall provide such Collocation for the purpose of Interconnection or access to unbundled Network Elements, except as otherwise mutually agreed to in writing by the Parties or as required by the FCC or the appropriate Commission subject to the rates, terms and conditions of this Agreement.

          2. Where Pac-West is Virtually Collocated in a premises which was initially prepared for Virtual Collocation, Pac-West may elect to
               (i) retain its Virtual Collocation in that premises and expand that Virtual Collocation according to the rates, terms and conditions of this Agreement, or (ii) unless it is not practical for technical reasons or because of space limitations, convert its Virtual Collocation at such premises to Physical Collocation, in which case Pac-West shall coordinate the construction and rearrangement with USWC of its equipment (IDLC and transmission) and circuits for which Pac-West shall pay USWC at applicable rates, and pursuant to the other terms and conditions in this Agreement. In addition, all applicable Physical Collocation recurring charges shall apply.

          3. Pac-West will be allowed access to the POI on non-discriminatory terms. Pac-West owns and is responsible for the installation, maintenance and repair of its transmission equipment located within the space rented from USWC.

          4. Pac-West must use leased space promptly and may not warehouse space for later use or sublease to another provider. Physical collocation is offered in wire centers on a space-available, first come, first-served basis.

          5. The minimum standard leasable amount of floor space is 100 square feet. Pac-West must efficiently use the leased space; no more than 50% of the floor space may be used for storage cabinets and work surfaces. The Commission will be the final arbitrator in points of dispute between the parties.

          6. Pac-West's leased floor space will be separated from other competitive providers and USWC space through cages or hard walls. Pac-West may elect to have USWC construct the cage, or choose from USWC approved contractors to construct the cage, meeting USWC's installation Technical Publication 77350.

          7.   The following standard features will be provided by USWC:

               a.   Heating, ventilation and air conditioning.

               b. Smoke/fire detection and any other building code requirement.

          8.   USWC Responsibilities.

               a. Design the floor space within each wire center which will constitute CLEC's leased space.

               b. Ensure that the necessary construction work is performed to build CLEC's leased physical space and the riser from the vault to the leased physical space.

               c.   Develop a quotation specific to Pac-West's request.

               d. Extend USWC-provided and owned fiber optic cable from the POI through the cable vault and extending the cable to Pac-West's leased physical space or place the cable in fire retardant tubing prior to extension to Pac-West's leased physical space.

               e. Installation and maintenance and all related activity necessary to provide Channel Termination between USWC's and Pac-West's equipment.

               f. Work cooperatively with Pac-West in matters of joint testing and maintenance.

          9.   Pac-West Responsibilities

               a.   Determine the type of enclosure for the physical space.

               b. Where applicable, procure, install and maintain all fiber optic facilities up to the USWC designated POI.

               c. Install, maintain, repair and service all Pac-West's equipment located in the leased physical space.

               d. Ensure that all equipment installed by Pac-West complies with Bellcore Network Equipment Building System Generic Equipment requirements, USWC wire center environmental and transmission standards, and any statutory (local, federal, or state) or regulatory requirements in effect at the time of equipment installation or that subsequently become effective.

          10. Once construction is complete for physical collocation and Pac-West has accepted its leased physical space, Pac-West may order its DS0, DS1, DS3 or other Expanded Interconnection Channel Terminations.

          11. Pac-West may not extend dark fiber to Pac-West's leased physical space or connecting DS1/DS3 Channel Terminations to USWC dark fiber.

          12. If, at any time, USWC determines that the equipment or the installation does not meet requirements, Pac-West will be responsible for the costs associated with the removal, modification to, or installation of the equipment to bring it into compliance. If Pac-West fails to correct any non-compliance within fifteen (15) days of written notice of non-compliance, USWC may have the equipment removed or the condition corrected at Pac-West's expense.

          13. If, during installation, USWC determines Pac-West activities or equipment are unsafe, non-standard or in violation of any applicable laws or regulations, USWC has the right to stop work until the situation is remedied. If such conditions pose an immediate threat to the safety of USWC employees, interfere with the performance of USWC's service obligations, or pose an immediate threat to the physical integrity of the conduit system or the cable facilities, USWC may perform such work and/or take action as is necessary to correct the condition at Pac-West's expense.

          14. For each Physical Collocation, the Parties agree to execute an individual `Physical Collocation Agreement' in form attached hereto as Appendix C.

D.  Collocation Rate Elements

          1.   Common Rate Elements

               The following rate elements are common to both virtual and physical collocation:

               a. Quote Preparation Fee. This covers the work involved in developing a quotation for Pac-West for the total costs involved in its collocation request.

               b. Entrance Facility. Provides for fiber optic cable on a per fiber basis from the point of interconnection utilizing USWC owned, conventional single mode type of fiber optic cable to the collocated equipment (for virtual collocation) or to the leased space (for physical collocation). Entrance facility includes riser, fiber placement, entrance closure, conduit/innerduct, and core drilling.

               c. Cable Splicing. Represents the labor and equipment to perform a subsequent splice to the Pac-West provided fiber optic cable after the initial installation splice. Includes a per-setup and a per-fiber-spliced rate elements.

               d. -48 Volt Power. Provides -48 volt power to the Pac-West collocated equipment. Charged on a per ampere basis.

               e. 48 Volt Power Cable. Provides for the transmission of -48 Volt DC power to the collocated equipment. It includes engineering, furnishing and installing the main distribution bay power breaker, associated power cable, cable rack and local power bay to the closest power distribution bay. It also includes the power cable (feeders) A and B from the local power distribution bay to the leased physical space (for physical collocation) or to the collocated equipment (for virtual collocation).

               f. Inspector Labor. Provides for the USWC qualified personnel necessary when Pac-West requires access to the point of interconnection after the initial installation or access to its physical collocation floor space, where an escort is
                    required   A call-out of an inspector after business hours
                    is subject to a minimum charge of four hours. The minimum call-out charge shall apply when no other employee is present in the location, and an `off-shift' USWC employee (or contract employee) is required to go `on-shift' on behalf of Pac-West.

               g. Expanded Interconnection Channel Termination (EICT). Telecommunications interconnection between Pac-West's collocated equipment and USWC's network is accomplished via an Expanded Interconnection Channel Termination (EICT).
                    This element can be at the DS0, DS1, DS3 or other level depending on the USWC service it is connecting to. Connection to any other network or telecommunications source within the wire center is allowed only through USWC services.

               h. Expanded Interconnection Channel Regeneration. Required when the distance from the leased physical space (for physical collocation) or from the collocated equipment (for virtual collocation) to the USWC network is of sufficient length to require regeneration.

          2.   Physical Collocation Rate Elements

               The following rate elements apply only to physical collocation arrangements:

               a. Floor Space Rental. Provides the monthly rent for the leased physical space, property taxes and base operating cost without -48 Volt DC power. Includes convenience 110 AC, 15 amp electrical outlets provided in accordance with local codes and may not be used to power transmission equipment or -48 Volt DC power generating equipment. Also includes maintenance for the leased space; provides for the preventative maintenance (climate controls, filters, fire and life systems and alarms, mechanical systems, standard
                    HVAC); biweekly housekeeping services (sweeping, spot cleaning, trash removal) of the USWC wire center areas surrounding the leased physical space and general repair and maintenance.

               b. Enclosure Buildout. The Enclosure Buildout element, either Cage or, at the Pac-West's option, Hardwall, includes the material and labor to construct the enclosure specified by Pac-West or Pac-West may choose from USWC approved contractors to construct the cage, meeting USWC's installation Technical Publication 77350. It includes the enclosure (cage or hardwall), air conditioning (to support Pac-West loads specified), lighting (not to exceed 2 watts per square foot), and convenience outlets (3 per cage or number required by building code for the hardwall enclosure). Also provides for humidification, if required.

               c. Pricing for the above physical collocation rate elements will be provided on an individual basis due to the uniqueness of Pac-West's requirements, central office structure and arrangements.

          3.  Virtual Collocation Rate Elements

              The following rate elements apply uniquely to virtual collocation:

               a. Maintenance Labor -- Provides for the labor necessary for repair of out of service and/or service-affecting conditions and preventative maintenance of the Pac-West virtually collocated equipment. Pac-West is responsible for ordering maintenance spares. USWC will perform maintenance and/or repair work upon receipt of the replacement maintenance spare and/or equipment for Pac-West. A call-out of a maintenance technician after business hours is subject to a minimum charge as specified above.

               b. Training Labor -- Provides for the billing of vendor-provided training for USWC personnel on a metropolitan service area basis, necessary for Pac-West virtually collocated equipment which is different from USWC provided equipment. USWC will require three USWC employees to be trained per metropolitan service area in which the Pac-West virtually collocated equipment is located. If, by an act of USWC, trained employees are relocated, retired, or are no longer available, USWC will not require Pac-West to provide training for additional USWC employees for the same virtually collocated equipment in the same metropolitan area. The amount of training billed to Pac-West will be reduced by half, should a second collocator in the same metropolitan area select the same virtually collocated equipment as Pac-West.

               c. Equipment Bay -- Provides mounting space for the Pac-West virtually collocated equipment. Each bay includes the 7 foot bay, its installation, all necessary environmental supports. Mounting space on the bay, including space for the fuse panel and air gaps necessary for heat dissipation is limited to 78 inches. The monthly rate is applied per shelf.

               d. Engineering Labor -- Provides the planning and engineering of the Pac-West virtually collocated equipment at the time of installation, change or removal.

               e. Installation Labor -- Provides for the installation, change or removal of the Pac-West virtually collocated equipment.

E.  Collocation Installation Intervals

          The following intervals are common to both virtual and physical collocation:

          1. Acknowledgment of Floor Space Availability. Within fifteen days of the receipt by USWC from Pac-West of a Request for Collocation and an associated Quote Preparation Fee, USWC will notify Pac-West whether
                                                                         Page 31
               the sufficient floor space is available to accommodate Pac-West's request.

          2. Quote Preparation. Within twenty-five business days of the receipt by USWC from Pac-West of a Request for Collocation and an associated Quote Preparation Fee, USWC provide Pac-West with a written quotation containing all nonrecurring charges for the requested collocation arrangement.

          3. Quote Acceptance. Within thirty days of the receipt by Pac-West of the USWC quotation, Pac-West will accept the USWC proposed quotation. Acceptance shall require payment to USWC of fifty percent of the non-recurring charges provided on the quotation.

          4. Completion of Cage Construction (physical collocation only). Within 90 days of the acceptance of the quotation by Pac-West, the construction of the necessary cage/hardwall enclosure shall be completed. At this time, the leased floor space will be available to Pac-West for installation of its collocated equipment.

          5. Completion of Collocated Equipment Installation (virtual collocation only) -- USWC shall complete the installation of Pac-West's collocated equipment within 90 days of USWC's receipt of Pac-West's collocated equipment. The installation of line cards and other minor modifications shall be performed by USWC on intervals equivalent to those that USWC applies to itself, but in no instance shall any such interval exceed 90 days.

VIII.  INTERIM NUMBER PORTABILITY


     A.   General Terms

          1. The Parties shall provide Number Portability on a reciprocal basis to each other to the extent technically feasible, and in accordance with rules and regulations as from time to time prescribed by the FCC and/or the Commission.

          2. Until Number Portability is implemented by the industry pursuant to regulations issued by the FCC or the Commission, the Parties agree to provide Interim Telecommunications Number Portability ("INP") to each other through remote call forwarding, direct inward dialing and NXX migration.

          3. Once permanent number portability is implemented pursuant to FCC or Commission regulation, either Party may withdraw, at any time and at its sole discretion, its INP offerings, subject to advance notice to the other Party and coordination to allow the seamless and transparent conversion of INP customer numbers to permanent number portability. Upon implementation of permanent number portability pursuant to FCC regulations, both parties agree to conform and provide such permanent number portability.

          4. USWC will update its Line Information Database ("LIDB") listings for retained numbers, and restrict or cancel calling cards associated with these forwarded numbers as directed by Pac-West. LIDB updates shall be completed by the Parties on the same business day each INP arrangement is activated.

          5. Upon request, USWC shall provide to Pac-West INP via Direct Inward Dial Trunks pursuant to applicable tariffs.

          6. Where either party has activated an entire NXX for a single customer, or activated a substantial portion of an NXX for a single customer with the remaining numbers in that NXX either reserved for future use or otherwise unused, if such customer chooses to receive service from the other Party, the first Party shall cooperate with the second Party to have the entire NXX reassigned in the LERG (and associated industry databases, routing tables, etc.) to an End Office operated by the second Party. Such transfer will be accomplished with appropriate coordination between the Parties and subject to appropriate industry lead-times for movement of NXXs from one switch to another. Other applications of NXX migration will be discussed by the Parties as circumstances arise.

     B.   Description Of Service

          1. Interim Number Portability Service ("INP") is a service arrangement that can be provided by USWC to Pac-West or by Pac-West to USWC. For the purposes of this section, the Party porting traffic to the other Party shall be referred to as the "INP Provider" and the Party receiving INP traffic for termination shall be referred to as the "INP Requestor".

          2. INP applies to those situations where an end-user customer elects to transfer service from the INP Provider to the INP Requestor and they also wish to retain their existing telephone number. INP consists of INP Provider's provision to the INP Requestor the capability to route calls placed to telephone numbers assigned to the INP Provider's switches to the INP Requestor's switches. INP is available only for working telephone numbers assigned to the INP Provider's customers who request to transfer to the INP Requestor's service

          3. INP is available as INP-Remote Call Forwarding ("INP-RCF") permitting a call to a INP Provider's assigned telephone number to be translated to the INP Requestor's dialable local number. INP Requestor may terminate the call as desired. Additional capacity for simultaneous call forwarding is available where technically feasible. The INP Requestor will need to specify the number of simultaneous calls to be forwarded for each number ported.

          4. INP is subject to the following restrictions:

                    i. An INP telephone number may be assigned by INP Requestor only to the Requestor's customers located within the INP Provider's local calling area and toll rating area that is associated with the NXX of the portable number.

                    ii. INP is applicable only if the INP Requestor is engaged in a reciprocal traffic exchange arrangement with the INP Provider.

                    iii. Only the existing, INP Provider assigned end-user
                         telephone number may be used as a ported number for INP.

                    iv. INP will not be provided by the INP Provider for customers whose accounts are in arrears and who elect to make a change of service provider unless and until the following conditions are met:

                         - Full payment for the account (including directory advertising charges associated with the customer's telephone number) is made by customer or INP Requestor agrees to make full payment on behalf of customer.

                         - INP Provider is notified in advance of the change in service provider and a Change of Responsibility form is issued.

                         -    INP Provider accepts the transfer of
                              responsibility.

                    v. INP services shall not be re-sold, shared or assigned by either party to another LEC or CLEC.

                    vi. INP is not offered for NXX Codes 555, 976, 960 and coin telephones, and Service Access Codes (i.e. 500, 700, 800/888, 900). INP is not available for FGA seven-digit numbers, including foreign exchange (FEX), FX and FX/ONAL and foreign Central Office Service. Furthermore, INP numbers may not be used for mass calling events.

                    vii. The ported telephone number will be returned to the
                         originating company (or to the common pool of telephone numbers upon implementation of permanent number portability) when the ported service is disconnected. The company purchasing a ported number may not retain it and reassign it to another customer. The normal intercept announcement will be provided by the INP Provider for the period of time until the telephone number is reassigned by the Provider.

          3.   Ordering and Maintenance

               a. The INP Requestor is responsible for all dealings with and on behalf of its end users, including all end user account activity, e.g. end user queries and complaints.

               b. Each party is responsible for obtaining a Letter of Authorization (LOA) from its end users who requests a transfer of the end user's telephone number from the other party.

               c. The INP Provider will work cooperatively with the Requestor to ensure a smooth customer transition and to avoid unnecessary duplication of other facilities (e.g., unbundled loops). The Parties will cooperate to develop intercompany procedures to implement the requirements of this paragraph.

               d. If an end user requests transfer of service from the INP Requestor back to the INP Provider, the Provider may rely on that end user request to institute cancellation of the INP service. The INP Provider will provide at least 48 hours notice to the INP Requestor of the cancellation of INP service, and will work cooperatively with the Requestor to ensure a smooth customer transition and to avoid unnecessary duplication of other facilities (e.g., unbundled loops).
                    The Parties will cooperate to develop intercompany procedures to implement the requirements of this paragraph.

               e. Certain features are not available on calls passed through INP service.

               f. The Requestor's designated INP switch must return answer and disconnect supervision to the INP Provider's switch.

               g. The Requestor will provide to the E911 database provider the network telephone number that the Requestor assigned to the Provider-assigned, ported telephone number. Updates to and maintenance of the INP information to the E911 database are the responsibility of the INP Requestor.

               h. The INP Requestor will submit to the INP Provider a disconnect order for each ported number that is relinquished by the Requestor's end users.

          4.   Cost Recovery


               The parties agree that, for the purposes of this agreement that the following cost structure is an acceptable measure of the costs incurred by the INP Provider.

               a. Number Ported -- This cost is incurred per number ported, per month. Should the INP Requestor provide the transport from the Provider's end office to the Requestor's end office switch, a lower cost is incurred. This cost represents a single call path from the Provider's end office switch to the Requestor for the portable number.

               b. Additional Call Path -- This cost is incurred per additional call path per month added to a particular ported telephone number. Should the INP Requestor provide the transport from the Provider's end office to the Requestor's end office switch, a lower cost is incurred.

               c. Service Establishment -- Per Switch. This non-recurring cost is incurred for each INP Provider's end office switch that is equipped to provide INP to the INP Requestor.

               d. Service Establishment -- Per Number -- This non-recurring cost is for each telephone number equipped with INP.

               e. The parties agree that Appendix A reasonably identifies the above costs.

               f. Solely for the purposes of this arbitrated agreement between USWC and Pac-West, these two parties agree to assign between themselves, on an interim basis, interim number portability costs on the basis of active local numbers, recognizing that such assignment necessarily excludes recovery from other industry participants. Each party is free to advocate the assignment of interim number portability costs to other industry participants as part of the appropriate industry-wide cost recovery method./4/

               g. The parties shall, each quarter, exchange the confidential data necessary to implement the above pro-rata assignment of interim number portability costs.

               h. The INP Provider will, when using RCF, send the original ("ported") number over the interconnection arrangements as the calling party number using the signaling protocol applicable to the arrangements. The INP Requestor will capture and measure the number of minutes of INP incoming traffic. USWC will provide (and update quarterly) percentage distributions of all terminating traffic in the LATA by jurisdictional nature of the traffic: a) local;
                    b)intrastate, intraLATA switched access; c) intrastate, interLATA switched access; d) interstate, intraLATA switched access; e) interstate, interLATA switched access.. Separate residence and business percentage distributions will be provided, to the extent possible. The Parties agree to work cooperatively to develop and exchange the data required to implement this paragraph. The appropriate percentage will be applied to the number of minutes of INP traffic in each category to determine the number of minutes eligible for additional "pass through" switched access compensation.
                    Pass through switched access compensation will be paid at the following rates:


                    For all intra-LATA toll and inter-LATA minutes delivered over INP, USWC will pay, in lieu of reciprocal compensation, all terminating switched access elements otherwise due the terminating office provider, including:/5/

                              end office switching;
                              IC (interconnection charge);
                              CCLC; and
                              appropriate portion of tandem switched transport.

               i.   Rates are contained in Appendix A.




__________________________
/4/   Section f has been incorporated pursuant to OPUC Decision 96-324.

/5/   This provision is adopted pursuant to OPUC Decision 96-324.

IX.  DIALING PARITY

The Parties shall provide Dialing Parity to each other as required under Section 251(b)(3) of the Act. This Agreement does not impact either Party's ability to default intraLATA toll via a specific dialing pattern until otherwise required by the Act.

X.   ACCESS TO TELEPHONE NUMBERS

     1.   Number Resources Arrangements.

               a. Nothing in this Agreement shall be construed in any manner to limit or otherwise adversely impact either Party's right to the request and assignment of any NANP number resources including, but not limited to, central office (NXX) codes pursuant to the Central Office Code Assignment Guidelines (last published by the Industry Numbering Committee ("INC") as INC 95-0407-008, Revision 4/19/96, formerly ICCF 93-0729-
                    010). NXXs, and the initial points of interface for interconnection between the Parties' networks, will be included in Addenda to this Agreement.

               b. To the extent USWC serves as Central Office Code Administrator for a given region, USWC will support all Pac-West requests related to central office (NXX) code administration and assignments in the manner required and consistent with the Central Office Code Assignment Guidelines.

               c. The parties shall provide local dialing parity to each other as required under Section 251(b)(3) of the Act.

               d. The Parties will comply with code administration requirements as prescribed by the Federal Communications Commission, the Commission, and accepted industry guidelines.

               e. It shall be the responsibility of each Party to program and update its own switches and network systems pursuant to the Local Exchange Routing Guide (LERG) guidelines to recognize and route traffic to the other Party's assigned NXX codes at all times. Neither Party shall impose any fees or charges whatsoever on the other Party for such activities. The Parties will cooperate to establish procedures to ensure the timely activation of NXX assignments in their respective networks.

               f. Each Party shall be responsible for notifying its customers of any changes in numbering or dialing arrangements to include changes such as the introduction of new NPAs or new NXX codes.

               g. Until an impartial entity is appointed to administer telecommunications numbering and to make such numbers available on an equitable basis, USWC will assign NXX codes to Pac-West in accordance with national guidelines at no charge.

               h. Each Party is responsible for administering NXX codes assigned to it. Each Party is responsible for obtaining Local Exchange Routing Guide ("LERG") listings of CLLI codes assigned to its switches. Each party shall use the LERG published by Bellcore or its successor for obtaining routing information and shall provide all required information to Bellcore for maintaining the LERG in a timely manner.

XI.  CALL COMPLETION FROM USWC OPERATORS

USWC Operators will provide operator call completion and call completion and rating information and like assistance to any end user customer reaching USWC Operators (including information for calls to Pac-West' NXXs) in the same manner as they provide such services for end user customers served by USWC NXXs and for calls involving only USWC NXXs.

XII. BUSY LINE VERIFY/INTERRUPT

  A) Busy Line Verification ("BLV") is performed when one Party's Customer requests assistance from the operator bureau to determine if the called line is in use, however, the operator bureau will not complete the call for the Customer initiating the BLV inquiry. Only one BLV attempt will be made per Customer operator bureau call, and a charge shall apply whether or not the called party releases the line.

  B) Busy Line Verification Interrupt ("BLVI") is performed when one Party's operator bureau interrupts a telephone call in progress after BLV has occurred. The operator bureau will interrupt the busy line and inform the called party that there is a call waiting. The operator bureau will only interrupt the call and will not complete the telephone call of the Customer initiating the BLVI request. The operator bureau will make only one BLVI attempt per Customer operator telephone call and the applicable charge applies whether or not the called party releases the line.

  C) The rate for Busy Line Verify shall be $.72 per call, and for Busy Line Verify and Interrupt, $.87 per call.

  D) Each Party's operator bureau shall accept BLV and BLVI inquiries from the operator bureau of the other Party in order to allow transparent provision of BLV/BLVI Traffic between the Parties' networks.

  E) Each Party shall route BLV/BLVI Traffic inquiries over separate direct trunks (and not the Local/IntraLATA Trunks) established between the Parties' respective operator bureaus. Unless otherwise mutually agreed, the Parties shall configure BLV/BLVI trunks over the Interconnection architecture defined in Section VI, Interconnection, consistent with the Joint Grooming Plan. Each Party shall compensate the other Party for BLV/BLVI Traffic as set forth above.

XIII.  TOLL AND ASSISTANCE OPERATOR SERVICES

          1.   Description of Service.

               Toll and Assistance refers to functions customers associate with the "O" operator. Subject to availability and capacity, access may be provided via operator services trunks purchased from USWC or provided by Pac-West via collocation arrangements to route calls to Pac-West's platform.

          2.   Functions include:

               a. O-Coin, Automatic Coin Telephone Service (ACTS) - these functions complete coin calls, collect coins and provide coin rates.

               b. Alternate Billing Services (ABS or O+ dialing): Bill to third party, Collect and Mechanized Credit Card System
                    (MCCS).

               c. O- or operator assistance which provides general assistance such as dialing instruction and assistance, rate quotes, emergency call completion and providing credit.

               d. Automated Branding - ability to announce the carrier's name to the customer during the introduction of the call.

               e. Rating Services - operators have access to tables that are populated with all toll rates used by the operator switch.

          3. Pricing for Toll and Assistance Operator Services shall be determined on a case-by-case basis, upon request.

          4. Interconnection to the USWC Toll and Assistance Operator Services from an end office to USWC T/A is technically feasible at three distinct points on the trunk side of the switch. The first connection point is an operator services trunk connected directly to the T/A host switch. The second connection point is an operator services trunk connected directly to a remote T/A switch. The third connection point is an operator services trunk connected to a remote access tandem with operator concentration capabilities.

          5. Trunk provisioning and facility ownership will follow the guidelines recommended by the Trunking and Routing, IOF and Switch sub-teams. All trunk interconnections will be digital.

          6. Toll and Assistance interconnection will require an operator services type trunk between the end office and the interconnection point on the USWC switch.

          7. Connecting a position to the host system requires two circuits (one voice and one data) per position on a T1 facility.

          8. The technical requirements of operator services type trunks and the circuits to connect the positions to the host are covered in the OSSGR under Section 6 (Signaling) and Section 10 (System Interfaces) in general requirements form.

XIV. DIRECTORY ASSISTANCE

  A) USWC agrees to (1) provide to Pac-West' operators on line access to USWC's directory assistance database; (2) provide to Pac-West unbranded directory assistance service (3) provide to Pac-West directory assistance service under Pac-West brand (where technically feasible); (4) allow Pac-West or an Pac-West designated operator bureau to license USWC's directory assistance database for use in providing competitive directory assistance services; and (5) in conjunction with (2) or (3) above, provide caller-optional directory assistance call completion service which is comparable in every way to the directory assistance call completion service USWC makes available to its own users and to provide caller name and number.

  B) The price for directory assistance, provided pursuant to this Agreement, shall be 34 cents per call. As an alternative, the Parties may obtain directory assistance service pursuant to effective tariffs.

  C) The price for directory call completion services shall be 35 cents per call, pending the completion of an approved TELRIC cost study. Additional charges, for USWC intraLATA toll services, also apply for completed intraLATA toll calls. Long distance service shall be available pursuant to the wholesale discount provided in Section XXX, Resale, herein. Call completion service is an optional service. Pac-West may, at its option, request USWC to not provide call completion services to Pac-West customers.



      A.  Scope.

          1. Listings Service ("Listings") consists of USWC placing the names, addresses and telephone numbers of Pac-West's end users in USWC's listing database, based on end user information provided to USWC by Pac-West. USWC is authorized to use Listings in Directory Assistance (DA) and as noted in paragraph 4, below.

          2. Pac-West will provide in standard, mechanized format, and USWC will accept at no charge, one primary listing for each main telephone number belonging to Pac-West's end user customers. Primary listings are as defined for USWC end users in USWC's general exchange tariffs. Pac-West will be charged for premium listings, e.g., additional, foreign, cross reference, informational, etc., at USWC's general exchange listing tariff rates. Pac-West utilizing Remote Call Forwarding for local number portability can list only one number without charge - either the end customer's original telephone number or the Pac-West-assigned number. The standard discounted rate for an additional listing applies to the other number.

          3. USWC will furnish Pac-West the Listings format specifications. Pac-West may supply a maximum of one batch file daily, containing only Listings that completed on or prior to the transmission date. USWC cannot accept Listings with advance completion dates. Large volume activity (e.g., 100 or more listings) on a caption set is considered a project that requires coordination between Pac-West and USWC to determine time frames.

          4. Pac-West grants USWC a non-exclusive license to incorporate Listings information into its directory assistance database. Pac-West hereby selects one of two options for USWC's use of Listings and dissemination of Listings to third parties.

                    EITHER:

               a. Treat the same as USWC's end user listings - No prior authorization is needed for USWC to release Listings to directory publishers or other third parties. USWC will incorporate Listings information in all existing and future directory assistance applications developed by USWC. Pac-West authorizes USWC to sell and otherwise make Listings available to directory publishers. USWC shall be entitled to retain all revenue associated with any such sales. Listings shall not be provided or sold in such a manner as to segregate end users by carrier.

                    OR:
               b. Restrict to USWC's directory assistance -- Prior authorization required by Pac-West for all other uses. Pac-West makes its own, separate agreements with USWC, third parties and directory publishers for all uses of its Listings beyond DA. USWC will sell Listings to directory publishers (including USWC's publisher affiliate), other third parties and USWC products only after the third party presents proof of Pac-West's authorization. USWC shall be entitled to retain all revenue associated with any such sales. Listings shall not be provided or sold in such a manner as to segregate end users by carrier.

          5. To the extent that state tariffs limit USWC's liability with regard to Listings, the applicable state tariff(s) is incorporated herein and supersedes Section XXXIV(U), "Limitation of Liability", of this Agreement with respect to Listings only.

      B.  USWC Responsibilities

          1. USWC is responsible for maintaining Listings, including entering, changing, correcting, rearranging and removing Listings in accordance with Pac-West orders. USWC will take reasonable steps in accordance with industry practices to accommodate non-published and non-listed Listings provided that Pac-West has supplied USWC the necessary privacy indicators on such Listings.

          2. USWC will include Pac-West Listings in USWC's Directory Assistance service to ensure that callers to USWC's Directory Assistance service have non-discriminatory access to Pac-West's Listings.

          3. USWC will incorporate Pac-West Listings provided to USWC in the white pages directory published on USWC's behalf.

      C.  Pac-West Responsibilities

          1. Pac-West agrees to provide to USWC its end user names, addresses and telephone numbers in a standard mechanized format, as specified by USWC.

          2. Pac-West will supply its ACNA/CIC or CLCC/OCN, as appropriate, with each order to provide USWC the means of identifying Listings ownership.

          3. Pac-West represents and warrants the end user information provided to USWC is accurate and correct. Pac-West further represents and warrants that it has reviewed all Listings provided to USWC, including end user requested restrictions on use such as non-published and non-listed. Pac-West shall be solely responsible for knowing and adhering to state laws or rulings regarding Listings (e.g., no solicitation requirements in the states of Arizona and Oregon, privacy requirements in Colorado), and for supplying USWC with the applicable Listing information.

          4. Pac-West is responsible for all dealings with, and on behalf of, Pac-West's end users, including:

               a. All end user account activity, e.g. end user queries and complaints.

               b. All account maintenance activity, e.g., additions, changes, issuance of orders for Listings to USWC.

               c. Determining privacy requirements and accurately coding the privacy indicators for Pac-West's end user information. If end user information provided by Pac-West to USWC does not contain a privacy indicator, no privacy restrictions will apply.

               d.   Any additional services requested by Pac-West's end users.

     D. The terms contained in this Section refer specifically to the provision of Listings from Pac-West to USWC. The Parties acknowledge that the Telecommunications Act of 1996 imposes reciprocal obligations on incumbent and new entrant Local Exchange providers with respect to directory assistance listings and white pages listings. As a result, the Parties agree that the terms in this Section are reciprocal and also include the provision of Listings from USWC to Pac-West, in the event that Pac-West provides its own directory assistance service or publishes its own white pages directory.

XVI. U S WEST DIRECT ISSUES

     USWC and Pac-West agree that certain issues, such as yellow page advertising, directory distribution, access to call guide pages, yellow page listings, will be the subject of negotiations between Pac-West and directory publishers, including U S WEST Direct. USWC acknowledges that Pac-West may request USWC to facilitate discussions between Pac-West and U S WEST Direct.

XVII.  ACCESS TO POLES, DUCTS, CONDUITS, AND RIGHTS OF WAY

Each Party shall provide the other Party access to its poles, ducts, rights-of-way and conduits it controls on terms, conditions and prices comparable to those offered to any other entity pursuant to each party's applicable tariffs and/or standard agreements.

XVIII.  ACCESS TO DATABASES

In accordance with Section 271 of the Act, USWC shall provide Pac-West with interfaces to access USWC's databases and associated signaling necessary for the routing and completion of Pac-West' traffic. Except where otherwise specified, access to such databases, and the appropriate interfaces, shall be made available to Pac-West via a Network Interconnection and Unbundled Element Request.

XIX. NOTICE OF CHANGES

If a Party makes a change in its network which it believes will materially affect the inter-operability of its network with the other Party, the Party making the change shall provide advance notice of such change to the other Party in accordance with the applicable FCC regulations.

XX.  911/E-911 SERVICE

          1.   Scope.

               a. Pac-West exchanges to be included in USWC's E-911 Data Base will be indicated via written notice and will not require an amendment to this Agreement.

               b. In counties where USWC has obligations under existing agreements as the primary provider of the 911 System to the county, Pac-West will participate in the provision of the 911 System as described in this Agreement.

                    i. Each party will be responsible for those portions of the 911 System for which it has total control, including any necessary maintenance to each Party's portion of the 911 System.

                    ii. USWC will be responsible for maintaining the E-911 Data Base. USWC will provide a copy of the Master Street Address Guide ("MSAG"), and periodic updates, to Pac-West.

                    iii. Pac-West assumes all responsibility for the accuracy
                         of the data that Pac-West provides to USWC for MSAG preparation and E-911 Data Base operation.

                    iv. Pac-West will provide end user data to the USWC ALI data base utilizing NENA-02-001 Recommended Formats For Data Exchange, NENA-02-002 Recommended Standard For Street Thoroughfare Abbreviations and NENA-02-003 Recommended Protocols For Data Exchange. USWC will furnish Pac-West any variations to NENA recommendations required for ALI data base input.

                    v. Pac-West will provide end user data to the USWC ALI data base that are Master Street Address Guide (MSAG) valid and meet all components of the NENA-02-004 Recommended Measurements For Data Quality.

                    vi. Pac-West will update its end user records provided to the USWC ALI data base to agree with the 911 MSAG standards for its service areas.

                    vii. USWC will provide Pac-West with the identification of the USWC 911 controlling office that serves each geographic area served by Pac-West.

                    viii. The Parties will cooperate in the routing of 911
                          traffic in those instances where the ALI/ANI information is not available on a particular 911 call.

                    ix. USWC will provide Pac-West with the ten-digit telephone numbers of each PSAP agency, for which USWC provides the 911 function, to be used by Pac-West operators for handling emergency calls in those instances where the Pac-West customer dials "O" instead of "911".

               c. If a third party; i.e., LEC, is the primary service provider to a county, Pac-West will negotiate separately with such third party with regard to the provision of 911 service to the county. All relations between such third party and Pac-West are totally separate from this Agreement and USWC makes no representations on behalf of the third party.

               d. If Pac-West is the primary service provider to the county, Pac-West and USWC will negotiate the specific provisions necessary for providing 911 service to the county and will include such provisions in an amendment to this Agreement.

               e. Pac-West will separately negotiate with each county regarding the collection and reimbursement to the county of applicable customer taxes for 911 service.

               f. Pac-West is responsible for network management of its network components in compliance with the Network Reliability Council Recommendations and meeting the network standard of USWC for the 911 call delivery.

               g. The parties shall provide a single point of contact to coordinate all activities under this Agreement.

               h. Neither Party will reimburse the other for any expenses incurred in the provision of E-911 services.

          2. Performance Criteria. E-911 Data Base accuracy shall be as set forth below:

               a. Accuracy of ALI (Automatic Location Identification) data will be measured jointly by the PSAPs (Public Safety Answering Points) and USWC in a format supplied by USWC. The reports shall be forwarded to Pac-West by USWC when relevant and will indicate incidents when incorrect or no ALI data is displayed.

               b. Each discrepancy report will be jointly researched by USWC and Pac-West. Corrective action will be taken immediately by the responsible party.

               c. Each party will be responsible for the accuracy of its customer records. Each party specifically agrees to indemnify and hold harmless the other party from any claims, damages, or suits related to the accuracy of customer data provided for inclusion in the E-911 Data Base.

               d. The additional parameters by which the Parties will utilize the 911 or E-911 database will be the subject of further discussion between the parties.

XXI. REFERRAL ANNOUNCEMENT

     When an end user customer changes from USWC to Pac-West, or from Pac-West to USWC, and does not retain their original telephone number, the Party formerly providing service to the end user will provide a transfer of service announcement on the abandoned telephone number. Each Party will provide this referral service consistent with its tariff. This announcement will provide details on the new number that must be dialed to reach this customer.

XXII.  COORDINATED REPAIR CALLS

          1. Pac-West and USWC will employ the following procedures for handling misdirected repair calls;

               a. Pac-West and USWC will provide their respective customers with the correct telephone numbers to call for access to their respective repair bureaus.

               b. Customers of Pac-West shall be instructed to report all cases of trouble to Pac-West. Customers of USWC shall be instructed to report all cases of trouble to USWC.

               c. To the extent the correct provider can be determined, misdirected repair calls will be referred to the proper provider of Basic Exchange Telecommunications Service.

               d. Pac-West and USWC will provide their respective repair contact numbers to one another on a reciprocal basis.

               e. In responding to repair calls, neither Party shall make disparaging remarks about each other, nor shall they use these repair calls as the basis for internal referrals or to solicit customers to market services. Either Party may respond with accurate information in answering customer questions.

XXIII.  NETWORK INTERCONNECTION AND UNBUNDLED ELEMENT REQUEST

A. Any request for interconnection or access to an unbundled Network Element that is not already available as described herein shall be treated as a Network Interconnection and Unbundled Element Request (NIUER). USWC shall use the NIUER Process to determine technical feasibility of the requested interconnection or Network Elements and, for those items found to be feasible, to provide the terms and timetable for providing the requested items.

B. A NIUER shall be submitted in writing and shall, at a minimum, include: (a) a technical description of each requested Network Element or interconnection; (b) the desired interface specification; (c) each requested type of interconnection or access; (d) a statement that the interconnection or Network Element will be used to provide a telecommunications service; and (e) the quantity requested.

C. Within 15 business days of its receipt, USWC shall acknowledge receipt of the NIUER and in such acknowledgment advise Pac-West of any missing information, if any, necessary to process the NIUER. Thereafter, USWC shall promptly advise Pac-West of the need for any additional information that will facilitate the analysis of the NIUER.

D. Within 30 calendar days of its receipt of the NIUER and all information necessary to process it, USWC shall provide to Pac-West a preliminary analysis of the NIUER. The preliminary analysis shall specify: (a) USWC's conclusions as to whether or not the requested interconnection or access to an unbundled Network Element is technically feasible; and (b) any objections to qualification of the requested Network Element or interconnection under the Act.

         1. If USWC determines during the 30 day period that a NIUER is not technically feasible or that the NIUER otherwise does not qualify as a Network Element of interconnection that is required to be provided under the Act, USWC shall advise Pac-West as soon as reasonably possible of that fact, and USWC shall promptly, but in no case later than ten days after making such a determination, provide a written report setting forth the basis for its conclusion.

         2. If USWC determines during the thirty day period that the NIUER is technically feasible and otherwise qualifies under the Act, it shall notify Pac-West in writing of such determination within ten days.

         3. As soon as feasible, but in any case within 90 days after USWC notifies Pac-West that the NIUER is technically feasible, USWC shall provide to Pac-West a NIUER quote which will include, at a minimum, a description of each interconnection and Network Element, the quantity to be provided, any interface specifications, and the applicable rates (recurring and nonrecurring) including the separately stated amortized development costs of the interconnection or the network elements and any minimum volume and term commitments required to achieve amortization of development costs. An initial payment for development cost is appropriate only where Pac-West is the only conceivable customer or where requested quantity is insufficient to provide amortization.

E. If USWC has indicated minimum volume and term commitments, then within 30 days of its receipt of the NIUER quote, Pac-West must either agree to purchase under those commitments, cancel its NIUER, or seek mediation or arbitration.

F. If Pac-West has agreed to minimum volume and term commitments under the preceding paragraph, Pac-West may cancel the NIUER or volume and term commitment at any time, but in the event of such cancellation Pac-West will pay USWC's reasonable development costs incurred in providing the interconnection or network element, to the extent that those development costs are not otherwise amortized.

G. If either Party believes that the other Party is not requesting, negotiating or processing any NIUER in good faith, or disputes a determination, or quoted price or cost, it may seek arbitration or mediation under (S)252 of the Act. Pac-West is not required to use this section as the exclusive method of seeking access to interconnection or Network Elements.

XXIV.  AUDIT PROCESS

     "Audit" shall mean the comprehensive review of:

          A. data used in the billing process for services performed and facilities provided under this Agreement; and

          B. data relevant to provisioning and maintenance for services performed or facilities provided by either of the Parties for itself or others that are similar to the services performed or facilities provided under this Agreement for interconnection or access to unbundled elements.

     The data referred to in subsection (B), above, shall be relevant to any performance standards that are adopted in connection with this Agreement, through negotiation, arbitration or otherwise.

     This Audit shall take place under the following conditions:

     A.   Either Party may request to perform an Audit.

     B. The Audit shall occur upon 30 business days written notice by the requesting Party to the non-requesting Party.

     C.   The Audit shall occur during normal business hours.

     D. There shall be no more than one Audit requested by each Party under this Agreement in any 12-month period.

     E. The requesting Party may review the non-requesting Party's records, books and documents, as may reasonably contain information relevant to the operation of this Agreement.

     F. The location of the Audit shall be the location where the requested records, books and documents are retained in the normal course of business.

     G. All transactions under this Agreement which are over 24 months old will be considered accepted and no longer subject to Audit.

     H. Each Party shall bear its own expenses occasioned by the Audit, provided that the expense of any special data collection shall be born by the requesting Party.

     I. The Party requesting the Audit may request that an Audit be conducted by a mutually agreed-to independent auditor. Under this circumstance, the costs of the independent auditor shall be paid for by the Party requesting the Audit.

     J. In the event that the non-requesting Party requests that the Audit be performed by an independent auditor, the Parties shall mutually agree to the selection of the independent auditor. Under this circumstance, the costs of the independent auditor shall be shared equally by the Parties.

     K. The Parties agree that if an Audit discloses error(s), the Party responsible for the error(s) shall, in a timely manner, undertake corrective action for such error(s).

     All information received or reviewed by the requesting Party or the independent auditor in connection with the Audit is to be considered Proprietary Information as defined by this Agreement. The non-requesting Party reserves the right to require any non-employee who is involved directly or indirectly in any Audit or the resolution of its findings as described above to execute a nondisclosure agreement satisfactory to the non-requesting Party. To the extent an Audit involves access to information of other competitors, Pac-West and USWC will aggregate such competitors' data before release to the other Party, to insure the protection of the proprietary nature of information of other competitors. To the extent a competitor is an affiliate of the party being audited (including itself and its subsidiaries), the Parties shall be allowed to examine such affiliates' disaggregated data, as required by reasonable needs of the audit.

XXV. AUDIOTEXT AND MASS ANNOUNCEMENT SERVICES

     The Parties agree that access to the audiotext, mass announcement and information services of each Party should be made available to the other Party upon execution of an agreement defining terms for billing and compensation of such calls. Services included in this category include 976 calls, whether flat rated or usage sensitive, intra-LATA 900 services and other intra-LATA 976-like services. Such calls will be routed over the Local Interconnection Trunks.

     Pac-West and USWC will work together in good faith to negotiate and execute the agreement for billing and compensation for these services within 90 days of the execution of this Agreement. The Parties agree that their separate agreement on audiotext and mass announcement services will include details concerning the creation, exchange and rating of records, all of which will occur without any explicit charge between the Parties, as well as a process for the handling of uncollectables so that the originating Party does not have any responsibility for uncollectables.

     Until such time that such an agreement is executed, Pac-West may choose to block such calls, or Pac-West will agree to back-bill and compensate retroactively for such calls once the subsequent agreement is executed retroactive to the effective date of this Agreement.

     A.   Usage Sensitive Compensation.
          ----------------------------

               All audiotext and mass announcement calls shall be considered toll calls for purposes of reciprocal compensation between the Parties. Compensation will be paid based on the compensation for toll calls referenced in this Agreement with respect to reciprocal compensation between the Parties, except that such compensation shall be paid by the Party terminating the call, rather than the Party originating the call.

     B.   Billing and Collection Compensation.
          ------------------------------------

               Billing and collection compensation will be dealt with in the agreement referenced in this section.

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XXVI.  LOCAL INTERCONNECTION DATA EXCHANGE FOR BILLING

There are certain types of calls or types of interconnection that require exchange of billing records between the Parties, including, for example, alternate billed and Toll Free Service calls. The Parties agree that all call types must be routed between the networks, accounted for, and settled among the parties. Certain calls will be handled via the Parties' respective operator service platforms. The Parties agree to utilize, where possible and appropriate, existing accounting and settlement systems to bill, exchange records and settle revenue.

     A.   The exchange of billing records for alternate billed calls (e.g.,
                                                                      ----
          calling card, bill-to-third number, and collect) will be distributed through the existing CMDS processes, unless otherwise separately agreed to by the Parties.

     B. Inter-Company Settlements ("ICS") revenues will be settled through the Calling Card and Third Number Settlement System ("CATS"). Each Party will provide for its own arrangements for participation in the CATS processes, through direct participation or a hosting arrangement with a direct participant.

     C. Non-ICS revenue is defined as collect calls, calling card calls, and billed to third number calls which originate on one service provider's network and terminate on another service provider's network in the same Local Access Transport Area ("LATA"). The Parties agree to negotiate and execute an Agreement within 30 days of the execution of this Agreement for settlement of non-ICS revenue. This separate arrangement is necessary since existing CATS processes do not permit the use of CATS for non-ICS revenue. The Parties agree that the CMDS system can be used to transport the call records for this traffic.

     D. Both Parties will provide the appropriate call records to the intraLATA Toll Free Service Provider, thus permitting the Service Provider to bill its subscribers for the inbound Toll Free Service. No adjustments to bills via tapes, disks or NDM will be made without the mutual agreement of the Parties.

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XXVII. SIGNALING ACCESS TO CALL-RELATED DATABASES

          1. When Pac-West is purchasing local switching from USWC, USWC will provide access via the STP to call related databases used in AIN services. The Parties agree to work in the industry to define the mediated access mechanisms for SCP access. Access to the USWC SMS will be provided to CLEC to create, modify, or update information in the call related databases, equivalent to the USWC access.

          2. USWC will offer unbundled signaling via LIS-Common Channel Signaling Capability (CCSAC). CCSAC service utilizes the SS7 network and provides access to call-related databases that reside at USWC's SCPs, such as the Line Information Database (LIDB) and the 800 Database. The access to USWC's SCPs will be mediated via the STP Port in order to assure network reliability.

          3.   CCSAC includes:

               a. Entrance Facility - This element connects Pac-West's signaling point of interface with the USWC serving wire center (SWC). Pac-West may purchase this element or it may self-provision the entrance facility. If the entrance facility is self-provisioned, Pac-West would need to purchase collocation and an expanded interconnection channel termination.

               b. Direct Link Transport (DLT) - This element connects the SWC to the USWC STP. Pac-West may purchase this element or self-provision transport directly to the STP. If Pac-West provides the link to the STP, it must purchase collocation and an expanded interconnection channel termination at the STP location.

               c. STP Port - This element provides the switching function at the STP. One STP Port is required for each DLT Link. The Port provides access to the Service Control Point (SCP).

          4. Access to Advanced Intelligent Network (AIN) functions is available only through the STP.

          5. USWC will provide access to Service Management Systems (SMS) through its Service Creation Environment (SCE) on an equivalent basis as USWC provides to itself. SMS allows Pac-West to create modify, or update information in call related databases. Currently, the SCE process is predominantly manual.

          6.   The pricing for CCSAC service is provided in Appendix A.

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XXVIII.   INTERCONNECTION TO LINE INFORMATION DATA BASE (LIDB)

          1.   Description of Line Information Data Base (LIDB).

               Line Information Data Base (LIDB) stores various line numbers and Special Billing Number (SBN) data used by operator services systems to process and bill calls. The operator services system accesses LIDB data to provide origination line (calling number), billing number and termination line (called number) management functions. LIDB is used for calling card validation, fraud verification, preferred IC association with the calling card, billing or service restrictions and the sub-account information to be included on the call's billing record.

          2.   Interfaces.

               Bellcore's GR-446-CORE defines the interface between the administration system and LIDB including specific message formats. (Bellcore's TR-NWP-000029, Section 10)

          3.   LIDB Access.

               a. All LIDB queries and responses from operator services systems and end offices are transmitted over a CCS network using a Signaling System 7 (SS7) protocol (TR-NWT-000246, Bell Communications Research Specification of Signaling System 7).

               b. All LIDB queries and responses from the Public Packet Switched Network (PPSN) nodes are transmitted over one or more PPSN as TR-TSY000301 describes. The application data needed for processing LIDB data are formatted as TCAP messages. TCAP messages may be carried as an application level protocol network using SS7 protocols for basic message transport.

               c. The SCP node provides all protocol and interface support. CLEC SS7 connections will be required to meet Bellcore's GR905. TR954 and USWC's Technical Publication 77342 specifications.

               d. Non-USWC companies will submit LIDB updates through the exchange carrier service center and the LSS service bureau. These two centers enter information into USWC's service order process interface system, SOPI.

               e. It is currently USWC's policy to allow LIDB access to non-USWC companies through regional STPs.

          4. Pricing for LIDB access shall be determined on a case-by-case basis.

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XXIX.  CONSTRUCTION CHARGES

       The following terms relating to construction charges are taken from OPUC Decision 96-324, Appendix A (Arbitrator's Decision):

          Construction costs are included in the recurring price for the particular service. Allowing USWC to recover construction costs in the price and also impose an additional construction charge would allow the company to recover the same costs twice. Furthermore, including these costs in the price fairly allocates the cost of constructing new facilities to all the competitors. USWC can address the abandonment problem by negotiating term commitments before constructing outside plant for Pac-West. When dealing with interconnectors that impose a significant risk of nonpayment, USWC can require reasonable security that will assure recovery of costs. See Order No. 96-128.

       The following terms relating to construction charges were directed to be added to the above by Section 3 of OPUC Decision 96-324:

          Requiring the customer to pay for construction as an up-front charge has two problems. First, it would require the competitor to pay for the service twice: once in the advance charge and again in the recurring charge. In addition, charging the first competitor for the construction imposes all the costs on that entity. Subsequent competitors would be able to request service using the facilities paid for by the first competitor. USWC has not proposed any mechanism that avoids these concerns.

          It is clear that USWC is entitled to recover its costs of construction. In situations where recovery through recurring charges is uncertain, USWC may take reasonable steps to insure cost recovery. For example, in situations involving temporary facilities or facilities to be constructed in advance of use, USWC may take reasonable steps to insure cost recovery. Those steps include, but are not limited to: term contracts, bonds or other security, or advance payment of construction charges.

          Our decision on this issue is consistent with the FCC Rules and Order relating to General Rate Structure, which set out principles for analyzing rate structure questions and developing methods of recovery of costs. (See (S) 51.507, (P)(P) 743-754).

       The following terms relating to construction charges were issued as a supplement to the above language by OPUC Decision 97-126 (Order on Reconsideration):

          As a general matter, the costs of providing a network element or service are included in the TELRIC-based price of that element or service. However, where an ILEC incurs additional costs to build or modify facilities for the benefit of a requesting carrier, and those costs are not included in existing rates, the ILEC is entitled to recover such additional costs. The ILEC has the burden of showing that any claimed additional costs are not already recovered through its existing rates.

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

          If an ILEC demonstrates that it is entitled to recover additional costs to provide facilities on behalf of a requesting carrier, it may propose to recover those costs through nonrecurring charges. However, because large up-front charges tend to discourage competition, the Commission will attempt to spread cost recovery over a reasonable period of time and allocate such costs among all requesting carriers. This approach is consistent with that approved by the FCC in 47 C.F.R.
          (S)51.507(e). See also Order No. 96-283 at 13-14 and Order No. 96-325, Appendix A at 11; FCC Order at (P)(P) 682, 743-752.

XXX.   RESALE

       A. Description

          1.   USWC Basic Exchange Telecommunications Service (as defined in
               Section III) will be available for resale from USWC pursuant to the Act and will reference terms and conditions (except prices) in USWC tariffs, where applicable. Appendix A lists services which are available for resale under this Agreement, and is attached and incorporated herein by this reference.

          2. Certain USWC services are not available for resale under this Agreement. USWC's Telecommunication Services which are not available for resale are identified in Appendix A.

          3. Certain USWC services shall be available for resale at prices absent a wholesale discount. Such services include residence exchange service, private line, special access and switched access services, and packages of services comprised of services available for resale separately. These services are listed in Appendix A.

          4. Pac-West may contest the legality of any resale restrictions in a USWC retail tariff through a complaint filed with the State Commission.

       B. Scope

          1. Basic Exchange Telecommunications Service may be resold only to the same class of customer to which USWC sells local Basic Exchange Telecommunications Service. For example:

               a)   Residence service may not be resold to business customers;

               b) Basic Exchange Telecommunications Service may not be resold as a substitute for switched access service.

          2. USWC shall bill Pac-West and Pac-West is responsible for all applicable charges for the resold services. Pac-West shall be responsible for all charges associated with services that Pac-West resells to an end user.

       C. Ordering and Maintenance.

          1. Pac-West, or Pac-West's agent, shall act as the single point of contact for its end users' service needs, including without limitation, sales, service design, order taking, provisioning, change orders, training, maintenance, trouble reports, repair, post-sale servicing, billing, collection and inquiry. Pac-West shall make it clear to its end users that they are customers of the Pac-West for resold services. Pac-West's end users contacting USWC will be instructed to contact Pac-West; however, nothing in this

               Agreement shall be deemed to prohibit USWC from discussing its products and services with Pac-West's customers who call USWC for any reason.

          2. Pac-West shall transmit to USWC all information necessary for the installation (billing, listing and other information), repair, maintenance and post-installation servicing according to USWC's standard procedures, as described in the USWC resale operations guide that will be provided to Pac-West. When USWC's end user or the end user's new service provider discontinues the end user's service in anticipation of moving to another service provider, USWC will render its closing bill to end user customer effective with the disconnection. Should Pac-West's end user customer, a new service provider or Pac-West request service be discontinued to the end user, USWC will issue a bill to Pac-West for that portion of the service provided to Pac-West. USWC will notify Pac-West by FAX, EDI, or other processes when end user moves to another service provider. Pac-West shall issue disconnect orders to USWC, which shall be coordinated with new connect orders issued by the new service provider

          3. Resold services shall be installed and repaired in a manner consistent with USWC's effective tariffs with the same quality and timeliness that USWC provides to its own end users.

          4. Pac-West shall provide USWC and USWC shall provide Pac-West with points of contact for order entry, problem resolution and repair of the resold services.

          5. Prior to placing orders on behalf of the USWC customer, Pac-West shall be responsible for obtaining and have in its possession a Letter of Authorization or Agency (LOA) from the end user. Pac-West shall make LOAs available to USWC upon request.

               Prior to placing orders that will disconnect a line from another reseller's account Pac-West is responsible for obtaining all information needed to process the disconnect order and re-establish the service on behalf of the end user. If Pac-West is displaced by another reseller or service provider, Pac-West is responsible for coordination with the other reseller or service provider. Should an end user dispute or a discrepancy arise regarding the authority of Pac-West to act on behalf of the end user, Pac-West is responsible for providing written evidence of its authority to USWC within three (3) business days. If there is a conflict between the end user designation and Pac-West's written evidence or its authority, USWC shall honor the designation of the end user and change the end user back to the previous service provider. If Pac-West does not provide the LOA within three (3) business days, or if the end user disputes the authority of the LOA, then Pac-West must, by the end of the third business day:

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                    a)  notify USWC to change the end user back to the previous reseller or service provider, and

                    b) provide any end user information and billing records Pac-West has obtained relating to the end user to the previous reseller, and

                    c) notify the end user and USWC that the change has been made, and

                    d) remit to USWC a slamming charge as provided in Appendix A as compensation for the change back to the previous reseller or service provider.

          6. Pac-West shall designate the Primary Interexchange Carrier (PIC) assignments on behalf of its end users for interLATA services and intraLATA services when intraLATA presubscription is implemented.

     D.   Pac-West Responsibilities

          1. Pac-West must send USWC complete and accurate end-user listing information for Directory Assistance, Directory, and 911 Emergency Services using the established processes of USWC. Pac-West must provide to USWC accurate end-user information to ensure appropriate listings in any databases in which USWC is required to retain and/or maintain end-user information. USWC assumes no liability for the accuracy of information provided by Pac-West.

          2. Pac-West may not reserve blocks of USWC telephone numbers, except as allowed by tariffs.

          3. Pac-West is liable for all fraud associated with service to its end-users and accounts. USWC takes no responsibility, and will make no adjustments to Pac-West's account in cases of fraud. The Parties will cooperate in the prevention and investigation of fraudulent use of resold services.

          4. This agreement does not address the resale of USWC provided calling cards.

          4. Pac-West will provide a three year forecast within ninety (90) days of signing this Agreement. The forecast shall be updated and provided to USWC on a quarterly basis in as specified in Appendix B. The initial forecast will provide:

                    .  The date service will be offered (by city and/or state)
                    . The type and quantity of service(s) which will be offered . Pac-West's anticipated order volume

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                    .  Pac-West's key contact personnel

          5. In the event USWC terminates the provisioning of any resold services to Pac-West for any reason, Pac-West shall be responsible for providing any and all necessary notice to its end users of the termination. In no case shall USWC be responsible for providing such notice.

     E.   Rates and Charges

          1. Resold services as listed in Appendix A are available for resale at the applicable resale tariff rates or at the rates or at the wholesale discount levels set forth in Appendix A.

          2. If the resold services are purchased pursuant to Tariffs and the Tariff rates change, charges billed to Pac-West for such services will be based upon the new Tariff rates less the applicable wholesale discount as agreed to herein. The new rate will be effective upon the Tariff effective date.

          3. A Customer Transfer Charge (CTC) as specified in Appendix A applies when transferring any existing account or lines to Pac-West.

          4. A Subscriber Line Charge (SLC) will continue to be paid by Pac-West without discount for each local exchange line resold under this Agreement. All federal and state rules and regulations associated with SLC as found in the applicable tariffs also apply.

          5. Pac-West will pay to USWC the PIC change charge without discount associated with Pac-West end user changes of inter-exchange or intraLATA carriers.

          6. Pac-West agrees to pay USWC when its end user activates any services or features that are billed on a per use or per activation basis (e.g., continuous redial, last call return, call back calling, call trace, etc.). USWC shall provide Pac-West with detailed billing information (per applicable OBF standards, if any) as necessary to permit Pac-West to bill its end users such charges.

          7. To the extent such charges apply to USWC's retail customers, special construction charges, line extension charges, and land development agreements may apply to Pac-West, as detailed in individual state tariffs regarding end user obligations for construction charges. Specifically, special construction charges will be applicable where, at the request of Pac-West on behalf of its customers, USWC constructs a greater quantity of facilities than that which USWC would otherwise construct or normally utilize.

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          8.   Nonrecurring charges will be billed at the applicable Tariff rates, less the appropriate wholesale discount.

          9. As part of the resold line, USWC provides operator services, directory assistance, and IntraLATA long distance with standard USWC branding. At the request of Pac-West and where technically feasible USWC will rebrand operator services and directory assistance in Pac-West's name, provided the costs associated with such rebranding are paid by Pac-West. Pac-West will have the option of obtaining such services on an unbranded basis, at no additional cost for "unbranding" the service.

          10. USWC will address all Pac-West requests for ancillary resale systems, programs, and initiatives on an individual case basis.

     F.   Directory Listings

          As part of each resold line, USWC will accept at no charge one primary listing for each main telephone number belonging to Pac-West's end user customer based on end user information provided to USWC by Pac-West. USWC will place Pac-West's listings in USWC's directory listing database for directory assistance purposes and will make listings available to directory publishers and to other third parties. Additional terms and conditions with respect to directory listings are described in Section XV, Directory Listings, herein..

     G.   Deposit

          1. USWC may require Pac-West to make a suitable deposit to be held by USWC as a guarantee of the payment of charges. Any deposit required of an existing reseller is due and payable within ten days after the requirement is imposed. The amount of the deposit shall be the estimated charges for the resold service which will accrue for a two-month period. Interest on the deposit shall be accumulated by USWC at a rate equal to the federal discount rate, as published in the Wall Street Journal from time to time.

          2. When the service is terminated, or when Pac-West has established satisfactory credit, the amount of the initial or additional deposit, with any interest due, will, at Pac-West's option, either be credited to Pac-West's account or refunded. Satisfactory credit for a reseller is defined as twelve consecutive months service as a reseller without a termination for nonpayment and with no more than one notification of intent to terminate Service for nonpayment.

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     H.   Payment

          1. Amounts payable under this Agreement are due and payable within thirty (30) days after the date of USWC's invoice.

          2. A late payment charge of 1.5% applies to all billed balances which are not paid by the billing date shown on the next bill.
               To the extent Pac-West pays the billed balance on time, but the amount of the billed balance is disputed by Pac-West, and, it is later determined that a refund is due Pac-West, interest shall be payable on the refunded amount in the amount of 1.5% per month.

          3. USWC may discontinue processing orders for the failure by Pac-West to make full payment for the resold services provided under this Agreement within thirty (30) days of Pac-West's receipt of bill.

          4. USWC may disconnect for the failure by Pac-West to make full payment for the resold services provided under this Agreement within sixty (60) days of Pac-West's receipt of bill.

          5. Collection procedures and the requirements for deposit are unaffected by the application of a late payment charge.

          6. In the event USWC terminates the provisioning of any resold services to Pac-West for any reason, Pac-West shall be responsible for providing any and all necessary notice to its end users of the termination. In no case shall USWC be responsible for providing such notice.

          7. USWC shall bill all amounts due from Pac-West for each resold service in accordance with the terms and conditions as specified in the USWC tariff.

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XXXI.  UNBUNDLED ACCESS/ELEMENTS

     A.  General Terms

         1. USWC agrees to provide the following unbundled network elements which are addressed in more detail in later sections of this agreement: 1) local loop, 2) local and tandem switches (including all vertical switching features provided by such switches, 3) interoffice transmission facilities, 4) network interface devices,
             5) signaling and call-related database facilities, 6) operations support systems functions, and 7) operator and directory assistance facilities.

         2.  (deleted)/6/

         3. USWC will not restrict the types of telecommunications services Pac-West may offer through unbundled elements, nor will it restrict Pac-West from combining elements with any technically compatible equipment the Pac-West owns. USWC will provide Pac-West with all of the functionalities of a particular element, so that Pac-West can provide any telecommunications services that can be offered by means of the element. USWC agrees to perform and Pac-West agrees to pay for the functions necessary to combine requested elements in any technically feasible manner either with other elements from USWC's network, or with elements possessed by Pac-West. However, USWC need not combine network elements in any manner requested if not technically feasible, but must combine elements ordinarily combined in its network in the manner they are typically combined.

     B.  Description of Unbundled Elements

     1.  Tandem Switching

               USWC will provide a tandem switching element on an unbundled basis. The tandem switch element includes the facilities connecting the trunk distribution frames to the switch, and all the functions of the switch itself, including those facilities that establish a temporary transmission path between two other switches. The definition of the tandem switching element also includes the functions that are centralized in tandems rather than in separate end office switches, such as call recording, the routing of calls to operator services, and signaling conversion functions.

     2.  Transport

               USWC will provide unbundled access to shared transmission facilities between end offices and the tandem switch. Further, USWC will provide unbundled access to dedicated transmission facilities between its central

_____________________
/6/ Paragraph 2 was deleted pursuant to OPUC Decision 96-324, Appendix A (Arbitrator's Decision).

               offices or between such offices and those of competing carriers. This includes, at a minimum, interoffice facilities between end offices and serving wire centers (SWCs), SWCs and IXC POPs, tandem switches and SWCs, end offices or tandems of USWC , and the wire centers of USWC and requesting carriers. USWC will also provide all technically feasible transmission capabilities, such as DS1, DS3, and Optical Carrier levels (e.g. OC-3/12/48/96) that Pac-West could use to provide telecommunications services.

     3.  Digital Cross Connect System.

               USWC will provide Pac-West with access to mutually agreed upon digital cross-connect system (DCS) points.

     4.  Unbundled Loops

               a.   Service Description

                    i. An Unbundled Loop establishes a transmission path between the USWC distribution frame (or equivalent) up to, and including, USWC's network interface device
                         (NID). For existing loops, the inside wire connection to the NID will remain intact.

                    ii. Basic Unbundled Loops are available as a two-wire or four-wire, point-to-point configuration suitable for local exchange type services within the analog voice frequency range of 300 to 3000 Hz. For the two-wire configuration, Pac-West is requested to specify loop start, ground start or loop reverse battery options. The actual loop facilities that provide this service may utilize various technologies or combinations of technologies. Basic Unbundled Loops provide an analog facility to Pac-West.

                         (a) To the extent Pac-West requires an Unbundled Loop to provide ISDN, HDSL, ADSL or DS1 service, such requirements will be identified on the order for Unbundled Loop Service. Conditioning charges will apply, as required, to condition such loops to ensure the necessary transmission standard.

                         (b) Specific channel performance options for the loops can be ordered by identifying the Network Channel
                              (NC)/Network Channel Interface (NCI) for the functions desired. USWC will provide Pac-West with the available NC/NCI codes and their descriptions.

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               b.   Unbundled Loops are provided in accordance with the
                    specifications, interfaces and parameters described in the appropriate Technical Reference Publications. USWC's sole obligation is to provide and maintain Unbundled Loops in accordance with such specifications, interfaces and parameters. USWC does not warrant that Unbundled Loops are compatible with any specific facilities or equipment or can be used for any particular purpose or service. Transmission characteristics may vary depending on the distance between Pac-West's end user and USWC's end office and may vary due to characteristics inherent in the physical network. USWC, in order to properly maintain and modernize the network, may make necessary modifications and changes to the network elements in its network on an as needed basis. Such changes may result in minor changes to transmission parameters. Changes that affect network interoperability require advance notice pursuant to Section XIX, Notice of Changes, herein.

               c. Facilities and lines furnished by USWC on the premises of Pac-West's end user and up to the NID or equivalent are the property of USWC. USWC must have access to all such facilities for network management purposes. USWC's employees and agents may enter said premises at any reasonable hour to test and inspect such facilities and lines in connection with such purposes or upon termination or cancellation of the Unbundled Loop Service to remove such facilities and lines. The Parties agree to explore issues surrounding the extension of Unbundled Loops beyond the NID.

               d. Unbundled Loops include the facilities between the USWC distribution frame up to and including USWC's NID located at Pac-West's end user premise. The connection between the distribution frame and Pac-West facilities is accomplished via channel terminations that can be ordered in conjunction with either Collocation or Unbundled Interoffice Transport Service.

               e.   Ordering and Maintenance.

                    i. For the purposes of loop assignment, tracking, and dispute resolution, USWC will require a Letter of Authorization for each existing USWC end user for which Pac-West has requested reassignment of the loop serving that end user.

                    ii. If there is a conflict between an end user (and/or its respective agent) and Pac-West regarding the disconnection or provision of Unbundled Loops, USWC will honor the latest dated Letter of Authorization designating an agent by the end user or its respective agent. If the end user's service has not been disconnected and

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                         Unbundled Loop Service is not yet established, Pac-West
                         will be responsible to pay the nonrecurring charge as set forth herein. If the end user's service has been disconnected and the end user's service is to be restored with USWC, Pac-West will be responsible to pay the applicable nonrecurring charges as set forth in USWC's applicable tariff, to restore the end user's prior service with USWC.

                    iii. Pac-West is responsible for its own end user base and will have the responsibility for resolution of any service trouble report(s) from its customers. USWC will work cooperatively with Pac-West to resolve trouble reports when the trouble condition has been isolated and found to be within a portion of USWC's network. Pac-West must provide to USWC switch-based test results when testing its customer's trouble prior to USWC performing any repair functions. The Parties will cooperate in developing mutually acceptable test report standards. USWC shall provide Pac-West with Maintenance of service charges in accordance with applicable time and material charges in USWC tariffs will apply when the trouble is not in USWC's network.

                    iv. Pac-West will be responsible to submit to USWC a disconnect order for a Unbundled Loop that is relinquished by the end user due to cessation of service. Unbundled Loop facilities will be returned to USWC when the disconnect order is complete. In the event of transfer of the end user's service from one provider to another, the new provider will issue a request for transfer of service, resulting in the appropriate disconnect/reconnection of service.

                    v. The installation due date is a negotiated item. For related orders, new connects will be physically worked within the same calendar day.

                    vi. When ordering Unbundled Loops, Pac-West is responsible for obtaining or providing facilities and equipment that are compatible with the service.

                    vii.  Pac-West will have responsibility for testing the
                         equipment, network facilities and the Unbundled Loop facility. If USWC performs tests of the Unbundled Loop facility at Pac-West's request, and the fault is not in the USWC facilities, a charge shall apply.

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                    viii. Pac-West will be responsible for providing battery
                          and dial tone to its connection point two days prior to the due date on the service order.

                    ix. The following procedures shall apply to Unbundled Loops ordered with the option of Basic Testing at Coordinated Time:

                          (a) On each Unbundled Loop order, Pac-West and USWC will agree on a cutover time at least 48 hours before that cutover time. The cutover time will be defined as a 30 minute window within which both the Pac-West and USWC personnel will make telephone contact to complete the cutover.

                          (b) Within the appointed 30 minute cutover time, the Pac-West person will call the USWC person designated to perform cross-connection work and when the USWC person is reached in that interval such work will be promptly performed. If the Pac-West person fails to call or is not ready within the appointed interval, and if Pac-West had not called to reschedule the work at least 2 hours prior to the start of the interval, USWC and Pac-West will reschedule the work order and Pac-West will pay the non-recurring charge for the Unbundled Loops scheduled for the missed appointment. In addition, non-recurring charges for the rescheduled appointment will apply. If the USWC person is not available or not ready at any time during the 30 minute interval, Pac-West and USWC will reschedule and USWC will waive the non-recurring charge for the Unbounded Loops scheduled for that interval. The standard time expected from disconnection of service on a line to the connection of the Unbundled Loop to the Pac-West Collocation Service is 5 minutes. If USWC causes a line to be out of service due solely to its failure for more than 15 minutes, USWC will waive the non-recurring charge for that Unbundled Loop. If unusual or unexpected circumstances prolong or extend the time required to accomplish the coordinated cut-over, the Party responsible for such circumstances is responsible for the reasonable labor charges of the other Party. Delays caused by the customer are the responsibility of Pac-West. In addition, if Pac-West has ordered INP as a part of the Unbundled Loop installation, USWC will coordinate implementation of INP with the Unbundled Loop

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                                   installation; provided, separate INP
                                   installation charges will apply.

                     xx.. Pac-West and USWC will work cooperatively to develop forecasts for Unbundled Loop service. USWC requests an eighteen month forecast of Unbundled Loop service. The forecast will include the specific serving Wire Center that will be requested, plus the specific quantity of each service desired. The forecast will be updated quarterly, and will be treated as Pac-West confidential information.

               f.   Appendix A contains the rate information for Unbundled
                    Loops.

               g. If applicable, the New Interconnection/Unbundled Element Request Process will apply as detailed in Section XXIII of this Agreement.

               h. For issues related to construction charges, see Section XXIX of this Agreement.

     5.  Local Switching Elements

               The switching network element includes facilities that are associated with the line (e.g., the line card), facilities that are involved with switching the call, and facilities used for custom routing. USWC will provide the local switching element to Pac-West pursuant to the Network Interconnection/Unbundled Element Request Process described in Section XXIII herein.


     6.  Network Interface Device (NID)

               a.   Service Description.

                    A device wired between a telephone protector and the inside wiring to isolate the customer's equipment from the network at the subscriber's premises. It is a device for the termination of inside wire that is available in single and multiple pair configurations.

               b. Pac-West may connect its loops, via its own NID, to the USWC NID.

               c. Any costs associated with Pac-West connecting its NID to USWC's NID, will be the responsibility of Pac-West.

               d. Connecting Pac-West's loop directly to the USWC NID is prohibited.

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               e.   If Pac-West purchases an unbundled loop, Pac-West may
                    provide its own NID or have USWC provide the NID.

               f. The price for access to the NID will be provided on a case-by-case basis.

     7.  Additional Unbundled Elements

               USWC shall provide nondiscriminatory access to, and where appropriate, development of additional unbundled network elements not covered in this Agreement in response to specific requests therefor, pursuant to the New Interconnection/Unbundled Element Request Process detailed in Section XXIII of this Agreement.

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XXXII. SERVICE STANDARDS

     A.   Definitions

          When used in this Section, the following terms shall have the meanings indicated.

          1. "Specified Performance Commitment" means the commitment by USWC to meet the Performance Criteria for any Specified Activity during the Specified Review Period.

          2.   "Specified Activity" means any of the following activities:

               a) The installation by USWC of Unbundled Loops for Pac-West ("Unbundled Loop Installation");

               b) USWC's provision of Interim Number Portability ("INP Installation") to Pac-West;

               c) The repair of USWC service provided to Pac-West ("Out of Service Repairs"); or

               d) The installation by USWC of interconnection trunks for the mutual exchange of local exchange traffic with Pac-West ("LIS Trunk Installation")

          3. "Performance Criteria" means, with respect to a Specified Review Period (i.e., a calendar month or quarter), the performance by USWC for the specified activities for Pac-West will meet or exceed the average performance by USWC for the total universe of specified activities.


     B. Failure to Meet the Performance Criteria. If during a Specified Review Period, USWC fails to meet the performance criteria, USWC will use its best efforts to meet the Performance Criteria for the next Specified Review Period. If USWC fails to meet the performance criteria for two consecutive periods, the Parties agree, in good faith, to attempt to resolve such issues through negotiation or non-binding arbitration. This paragraph shall not be construed to waive either Party's right to seek legal or regulatory intervention as provided by state or federal law. Pac-West may seek regulatory or other legal relief including requests for specific performance of USWC's obligations under this Agreement.

     C. Limitations. USWC's failure to meet or exceed and of the Performance Criteria can not be as a result, directly or indirectly, of a Delaying Event. A "Delaying Event" means (a) a failure by Pac-West to perform any of its obligations set forth in this Agreement, (b) any delay, act or failure to act by a Customer, agent of subcontractor of Pac-West or
          (c) any Force Majeure Event. If a Delaying Event prevents USWC from performing a Specified Activity, then such Specified

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          Activity shall be excluded from the calculation of USWC's compliance with the Performance Criteria.

     D. Records. USWC shall maintain complete and accurate records, for the Specified Review Period of its performance under this Agreement for each Specified Activity and its compliance with the Performance Criteria. USWC shall provide to Pac-West such records in a self-reporting format. The parties agree that such records shall be deemed "Proprietary Information".

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XXXIII.  IMPLEMENTATION SCHEDULE

          Within 4 months from the date of final approval of this Agreement, the Parties agree to make a good faith effort to complete each of the following interconnection arrangements:

               a) Two-way trunk groups, as listed in Section VI, Paragraph G(2) herein, necessary for the mutual exchange of traffic.

               b)   E-911 Trunking and database access;

               c)   SS7 Interconnection and Certification;

               d) Directory Listings Arrangements and Directory Assistance Interconnection;

               e)   Access to Unbundled Loops in at least one wire center;

               f) Completion of Physical Collocation arrangements in at least one USWC wire center.

               g) Completion of inter-carrier billing arrangements necessary for the joint provision of switched access services and for reciprocal traffic exchange.

          The Parties have agreed to commence discussion of these and other implementation issues by November 1, 1996 to facilitate the above implementation schedule.

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XXXIV.    MISCELLANEOUS TERMS

     A.   General Provisions

     1) Each Party shall use its best efforts to comply with the Implementation Schedule.

     2) Each Party is individually responsible to provide facilities within its network which are necessary for routing, transporting, measuring, and billing traffic from the other Party's network and for delivering such traffic to the other Party's network in the standard format compatible with Pac-West' network and to terminate the traffic it receives in that standard format or the proper address on its network. Such facility shall be designed based upon the description and forecasts provided under this Agreement. The Parties are each solely responsible for participation in and compliance with national network plans, including the National Network Security Plan and the Emergency Preparedness Plan.

     3) Neither Party shall use any service related to or use any of the services provided in this Agreement in any manner that interferes with other persons in the use of their service, prevents other persons from using their service, or otherwise impairs the quality of service to other carriers or to either Party's Customers, and each Party may discontinue or refuse service if the other Party violates this provision Upon such violation, either Party shall provide the other Party notice of such violation, if practicable, at the earliest practicable time.

     4) Each Party is solely responsible for the services it provides to its Customers and to other Telecommunications Carriers.

     5) The parties shall work cooperatively to minimize fraud associated with third-number billed calls, calling card calls, and any other services related to this Agreement.

     B.   Most Favored Nation Terms and Treatment

          The parties agree that the provisions of Section 252(i) of the Act shall apply, including state and federal interpretive regulations in effect from time to time.

     C.   Letter of Authorization

          Where so indicated in specific sections of this Agreement, Pac-West is responsible to have a Letter of Authorization. Pac-West is solely responsible to obtain authorization from its end user for the handling of the disconnection of the end user's service with USWC, the provision of service by Pac-West, and the provision of Unbundled Loops and all other ancillary services. Should a dispute or discrepancy arise regarding the authority of Pac-West to act on behalf of the end user, Pac-West is responsible for providing written evidence of its authority to USWC.

     D.   Payment

          1. Amounts payable under this Agreement are due and payable within thirty (30) days after the date of invoice.

          2. Unless otherwise specified, any amount due and not paid by the due date stated above shall be subject to a late charge equal to either i) 0.03 percent per day compounded daily for the number of calendar days from the payment due date to and including, the date of payment, that would result in an annual percentage rate of 12% or ii) the highest lawful rate, whichever is less. If late payment charges for services are not permitted by local jurisdiction, this provision shall not apply.

     E.   Taxes

               Each party purchasing services hereunder shall pay or otherwise be responsible for all federal, state, or local sales, use, excise, gross receipts, transaction or similar taxes, fees or surcharges levied against or upon such purchasing Party (or the providing Party when such providing Party is permitted to pass along to the purchasing Party such taxes, fees or surcharges), except for any tax on either Party's corporate existence, status or income. Whenever possible, these amounts shall be billed as a separate item on the invoice. To the extent a sale is claimed to be for resale tax exemption, the purchasing Party shall furnish the providing Party a proper resale tax exemption certificate as authorized or required by statute or regulation by the jurisdiction providing said resale tax exemption. Failure to timely provide said resale tax exemption certificate will result in no exemption being available to the purchasing Party.

     F.   Intellectual Property

          1. Each Party hereby grants to the other Party the limited, personal and nonexclusive right and license to use its patents, copyrights and trade secrets but only to the extent necessary to implement this Agreement or specifically required by the then applicable federal and state rules and regulations relating to interconnection and access to telecommunications facilities and services, and for no other purposes. Nothing in this Agreement shall be construed as the grant to the other Party of any rights or licenses to trademarks.

          2. The rights and licenses under Section F. 1. above are granted "AS IS" and the other Party's exercise of any such right and license shall be at the sole and exclusive risk of the other Party. Neither Party shall have any obligation to defend, indemnify or hold harmless, or acquire any license or right for the benefit of, or owe any other obligation or have any liability to, the other based on or arising from any claim, demand, or proceeding (hereinafter "claim") by any third party alleging or asserting that the use of any circuit, apparatus, or system, or the use of any software, or the performance of any service or method, or the provision of any facilities by either Party under this Agreement constitutes infringement, or misuse or misappropriation of any patent, copyright, trade secret, or any other proprietary or intellectual property right of any third party.

          3. Pac-West shall not, without the express written permission of USWC, state or imply that; 1) Pac-West is connected, or in any way affiliated with USWC or its affiliates, 2) Pac-West is part of a joint business association or any similar arrangement with USWC or its affiliates, 3) USWC and its affiliates are in any way sponsoring, endorsing or certifying Pac-West and its goods and services, or 4) with respect to Pac-West advertising or promotional activities or materials, that the resold goods and services are in any way associated with or originated from USWC or any of its affiliates. Nothing in this paragraph shall prevent Pac-West from truthfully describing the network elements it uses to provide service to its customers.

     G.   Severability

          The Parties recognize that the FCC is promulgating rules addressing issues contained in this Agreement. In the event that any one or more of the provisions contained herein shall for any reason be held to be unenforceable in any respect under law or regulation, the parties will negotiate in good faith for replacement language. If replacement language cannot be agreed upon, either party may seek regulatory intervention, including negotiations pursuant to Sections 251 and 252 of the Act.

     H.   Responsibility for Environmental Contamination.

          Neither Party shall be liable to the other for any costs whatsoever resulting from the presence or Release of any Environmental Hazard that either Party did not introduce to the affected Work Location. Both Parties shall defend and hold harmless the other, its officers, directors and employees from and against any losses, damages, claims, demands, suits, liabilities, fines, penalties and expenses (including reasonable attorneys' fees) that arise out of or result from (i) any Environmental Hazard that the indemnifying party, its contractors or agents introduce to the Work Locations or (ii) the presence or Release of any Environmental Hazard for which the indemnifying party is responsible under Applicable Law.

     I.   Responsibility of Each Party

          Each Party is an independent contractor, and has and hereby retains the right to exercise full control of and supervision over its own performance of its obligations under this Agreement and retains full control over the employment, direction, compensation and discharge of all employees assisting in the performance of such obligations. Each Party will be solely responsible for all matters relating to payment of such employees, including compliance with social security taxes, withholding taxes and all other regulations governing such matters. Each Party will be solely responsible for proper handling, storage, transport and disposal at its own expense of all (i) substances or materials that it or its contractors or agents bring to, create or assume control over at work locations or, (ii) waste resulting therefrom or otherwise generated in connection with its or its contractors' or agents' activities at the work locations. Subject to the limitations on liability and except as otherwise provided in this Agreement, each Party shall be responsible for (i) its own acts and performance of all obligations imposed by applicable law in connection with its activities, legal status and property, real or personal and, (ii) the acts of its own affiliates, employees, agents and contractors during the performance of that Party's obligations hereunder.


     J.   Referenced Documents

          All references to Sections, Exhibits, and Schedules shall be deemed to be references to Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Whenever any provision of this Agreement refers to a technical reference, technical publication, Pac-West practice, USWC practice, any publication of telecommunications industry administrative or technical standards, or any other document specifically incorporated into this agreement, it will be deemed to be a reference to the most recent version or edition (including any amendments, supplements, addenda, or successors) or such document that is in effect, and will include the most recent version or edition (including any amendments, supplements, addenda, or successors) or each document incorporated by reference in such a technical reference, technical publication, Pac-West practice, USWC practice, or publication of industry standards (unless Pac-West elects otherwise). Should there by any inconsistency between or among publications or standards, Pac-West shall elect which requirement shall apply.

     K.   Publicity and Advertising

          Neither party shall publish or use any advertising, sales promotions or other publicity materials that use the other party's logo, trademarks or service marks without the prior written approval of the other party.

     L.   Executed in Counterparts

          This Agreement may be executed in any number of counterparts, each of which shall be deemed an original; but such counterparts shall together constitute one and the same instrument.

     M.   Headings of No Force or Effect

          The headings of Articles and Sections of this Agreement are for convenience of reference only, and shall in no way define, modify or restrict the meaning or interpretation of the terms or provisions of this Agreement.

     N.   Entire Agreement

          This Agreement constitutes the entire agreement between the Parties and supersedes all prior oral or written agreements, representations, statements, negotiations, understandings, proposals and undertakings with respect to the subject matter hereof.

     O.   Joint Work Product.

          This Agreement is the joint work product of the Parties and has been negotiated by the Parties and their respective counsel and shall be fairly interpreted in accordance with its terms and, in the event of any ambiguities, no inferences shall be drawn against either Party.

     P.   Disclaimer of Agency

          Except for provisions herein expressly authorizing a Party to act for another, nothing in this Agreement shall constitute a Party as a legal representative or agent of the other Party, nor shall a Party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name or on behalf of the other Party unless otherwise expressly permitted by such other Party Except as otherwise expressly provided in this Agreement, no Party undertakes to perform any obligation of the other Party whether regulatory or contractual, or to assume any responsibility for the management of the other Party's business.

     Q.   Survival

          The Parties' obligations under this Agreement which by their nature are intended to continue beyond the termination or expiration of this Agreement shall survive the termination or expiration of this Agreement.

     R.   Effective Date

          This Agreement shall become effective pursuant to Sections 251 and 252 of the Act.

     S.   Amendment of Agreement

          Pac-West and USWC may mutually agree to amend this Agreement in writing. Since it is possible that amendments to this Agreement may be needed to fully satisfy the purposes and objectives of this Agreement, the Parties agree to work cooperatively, promptly and in good faith to negotiate and implement any such additions, changes and corrections to this Agreement.

     T.   Indemnity


          1. Each of the Parties agrees to release, indemnify, defend and hold harmless the other Party and each of its officers, directors, employees and agents (each an "Indemnitee") from and against and in respect of any loss, debt, liability, damage, obligation, claim, demand, judgment or settlement of any nature or kind, known or unknown, liquidated or unliquidated including, but not limited to, costs and attorneys' fees, whether suffered, made, instituted, or asserted by any other party or person, for invasion of privacy, personal injury to or death of any person or persons, or for loss, damage to, or destruction of property, whether or not owned by others, resulting from the indemnifying Party's performance, breach of Applicable Law, or status of its employees, agents and subcontractors; or for failure to perform under this Agreement, regardless of the form of action.

          2.  The indemnification provided herein shall be conditioned upon:

               a. The indemnified Party shall promptly notify the indemnifying Party of any action taken against the indemnified Party relating to the indemnification. Failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that the Indemnifying Party might have, except to the extent that such failure prejudices the Indemnifying Party's ability to defend such claim.

               b. The indemnifying Party shall have sole authority to defend any such action, including the selection of legal counsel, and the indemnified Party may engage separate legal counsel only at its sole cost and expense.

               c. In no event shall the indemnifying Party settle or consent to any judgment pertaining to any such action without the prior written consent of the indemnified Party.

     U.   Limitation of Liability

          1) Except as otherwise provided in the indemnity section, no Party shall be liable to the other Party for any Loss, defect or equipment failure caused by the conduct of the other Party, the other Party's agents, servants, contractors or others acting in aid or concert with the other Party.

          2) Except for Losses alleged or made by a Customer of either Party, in the case of any Loss arising from the negligence or willful misconduct of both Parties, each Party shall bear, and its obligations under this Section shall be limited to, that portion (as mutually agreed to by the Parties) of the resulting expense caused by its (including that of its agents, servants, contractors or others acting in aid or concert with it) negligence or willful misconduct.

          3) Except for indemnity obligations, each Party's liability to the other Party for any Loss relating to or arising out of any negligent act or omission in its performance of this Agreement, whether in contract or in tort, shall be limited to the total amount that is or would have been charged to the other Party by such negligent or breaching Party for the service(s) or function(s) not performed or improperly performed.

          4) In no event shall either Party have any liability whatsoever to the other Party for any indirect, special, consequential, incidental or punitive damages, including but not limited to loss of anticipated profits or revenue or other economic loss in connection with or arising from anything said, omitted or done hereunder (collectively, "Consequential Damages"), even if the other Party has been advised of the possibility of such damages; provided, that the foregoing shall not limit a Party's obligation to indemnify, defend and hold the other Party harmless against any amounts payable to a third party, including any losses, costs, fines, penalties, criminal or civil judgments or settlements, expenses (including attorneys' fees) and Consequential Damages of such third party. Nothing contained in this section shall limit either Party's liability to the other for (I) willful or intentional misconduct (including gross negligence); (ii) bodily injury, death or damage to tangible real or tangible personal property proximately caused by such party's negligent act or omission or that of their respective agents, subcontractors or employees nor shall anything contained in this section limit the Parties' indemnification obligations, as specified below.


     V.   Term of Agreement

          This Agreement shall be effective upon Commission Approval and shall expire on February 2, 2000, and thereafter the Agreement shall continue in force and effect unless and until a new agreement, addressing all of the terms of this Agreement, becomes effective between the Parties. The Parties agree to commence negotiations on a new agreement no later than two years after this Agreement becomes effective.

     W.   Controlling Law

          This Agreement was negotiated by the Parties in accordance with the terms of the Act and the laws of the state where service is provided hereunder. It shall be interpreted solely in accordance with the terms of the Act and the applicable state law in the state where the service is provided.

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     X.   Cancellation Charges

          Except as provided pursuant to a Network Element Network Interconnection and Unbundled Element Request, or as otherwise provided in any applicable tariff or contract referenced herein, no cancellation charges shall apply.

     Y.   Regulatory Approval

          The Parties understand and agree that this Agreement will be filed with the Commission and may thereafter be filed with the FCC. In the event the Commission rejects any portion of this Agreement, the parties agree to meet and negotiate in good faith to arrive at a mutually acceptable modification to the rejected portion.

     Z.   Compliance

          Each party shall comply with all applicable federal, state, and local laws, rules and regulations applicable to its performance under this Agreement.

     AA.  Compliance with the Communications Law Enforcement Act of 1994
     ("CALEA")

          Each Party represents and warrants that any equipment, facilities or services provided to the other Party under this Agreement comply with CALEA. Each party shall indemnify and hold the other Party harmless from any and all penalties imposed upon the other Party for such noncompliance and shall at the non-compliant Party's sole cost and expense, modify or replace any equipment, facilities or services provided to the other Party under this Agreement to ensure that such equipment, facilities and services fully comply with CALEA.

     BB.  Independent Contractor

          Each party shall perform services hereunder as an independent contractor and nothing herein shall be construed as creating any other relationship between the Parties. Each party and each Party's contractor shall be solely responsible for the withholding or payment of all applicable federal, state and local income taxes, social security taxes and other payroll taxes with respect to their employees, as well as any taxes, contributions or other obligations imposed by applicable state unemployment or workers' compensation acts. Each party has sole authority and responsibility to hire, fire and otherwise control its employees.

     CC.  Force Majeure

          Neither party shall be liable for any delay or failure in performance of any part of this Agreement from any cause beyond its control and without its fault or negligence including, without limitation, acts of nature, acts of civil or military authority, government regulations, embargoes, epidemics, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, work stoppages, equipment failure, power blackouts, volcanic action, other major environmental disturbances, unusually sever weather conditions, inability to secure products or services of other persons or transportation facilities or acts or omissions of transportation carriers (collectively, a "Force Majeure Event") In the event of a labor dispute or strike the Parties agree to provide service to each other at a level equivalent to the level they provide themselves.


     DD.  Dispute Resolution

          The Parties agree, in good faith, to attempt to resolve any claim, controversy or dispute between the Parties, their agents, employees, officers, directors or affiliated agents ("Dispute") through negotiation or non-binding arbitration. This paragraph shall not be construed to waive the Parties' rights to seek legal or regulatory intervention as provided by state or federal law.

     EE.  Commission Decision

          This Agreement shall at all times be subject to such review by the Commission or FCC as permitted by the Act. If any such review renders the Agreement inoperable or creates any ambiguity or requirement for further amendment to the Agreement, the Parties will negotiate in good faith to agree upon any necessary amendments to the Agreement.

     FF.  Nondisclosure

          1. All information, including but not limited to specifications, microfilm, photocopies, magnetic disks, magnetic tapes, drawings, sketches, models, samples, tools, technical information, data, employee records, maps, financial reports, and market data, (i) furnished by one Party to the other Party dealing with customer specific, facility specific, or usage specific information, other than customer information communicated for the purpose of publication of directory database inclusion, or (ii) in written, graphic, electromagnetic, or other tangible form and marked at the time of delivery as "Confidential" or "Proprietary", or (iii) communicated orally and declared to the receiving Party at the time of delivery, or by written notice given to the receiving Party within ten (10) days after delivery, to be "Confidential" or "Proprietary" (collectively referred to as "Proprietary Information"), shall remain the property of the disclosing Party. A Party who receives Proprietary Information via an oral communication may request written confirmation that the material is Proprietary Information. A Party who delivers Proprietary Information via an oral communication may request written confirmation that the Party receiving the information understands that the material is Proprietary Information.

          2. Upon request by the disclosing Party, the receiving Party shall return all tangible copies of Proprietary Information, whether written, graphic or otherwise, except that the receiving Party may retain one copy for archival purposes.

          3. Each Party shall keep all of the other Party's Proprietary Information confidential and shall use the other Party's Proprietary Information only in connection with this Agreement. Neither Party shall use the other Party's Proprietary Information for any other purpose except upon such terms and conditions as may be agreed upon between the Parties in writing.

          4. Unless otherwise agreed, the obligations of confidentiality and non-use set forth in this Agreement do not apply to such Proprietary Information as:

              a. was at the time of receipt already known to the receiving Party free of any obligation to keep it confidential evidenced by written records prepared prior to delivery by the disclosing Party; or

              b. is or becomes publicly known through no wrongful act of the receiving Party; or

              c. is rightfully received from a third person having no direct or indirect secrecy or confidentiality obligation to the disclosing Party with respect to such information; or

              d. is independently developed by an employee, agent, or contractor of the receiving Party which individual is not involved in any manner with the provision of services pursuant to the Agreement and does not have any direct or indirect access to the Proprietary Information; or

              e. is disclosed to a third person by the disclosing Party without similar restrictions on such third person's rights; or

              f. is approved for release by written authorization of the disclosing Party; or

              g. is required to be made public by the receiving Party pursuant to applicable law or regulation provided that the receiving Party shall give sufficient notice of the requirement to the disclosing Party to enable the disclosing Party to seek protective orders.

         5. Effective Date Of This Section. Notwithstanding any other provision of this Agreement, the Proprietary Information provisions of this Agreement shall apply to all information furnished by either Party to the other in furtherance of the purpose of this Agreement, even if furnished before the date of this Agreement.

     GG.  Notices

     Any notices required by or concerning this Agreement shall be sent to the Parties at the addresses shown below:

         To USWC:
                       Director-Interconnection Compliance
                       1801 California, Room 2410
                       Denver, Colorado 80202

         Copy to:
                       USWC Law Dept
                       General Counsel
                       1801 California Street, Room 5100
                       Denver, Colorado 80202

          Pac-West:
                       John Sumpter
                       V.P. Regulatory
                       4210 Coronado Ave.
                       Stockton, Ca. 95204
                       Phone: 209-926-3136
                       Fax: 209-926-4585

       Each Party shall inform the other of any changes in the above addresses.


     HH.  Assignment

          Neither Party may assign or transfer (whether by operation of law or otherwise) this Agreement (or any rights or obligations hereunder) to a third party without the prior written consent of the other Party provided that each Party may assign this Agreement to a corporate affiliate or an entity under its common control or an entity acquiring all or substantially all of its assets or equity by providing prior written notice to the other Party of such assignment or transfer. Any attempted assignment or transfer that is not permitted is void ab
                                                                         --
          initio.  Without limiting the generality of the foregoing, this
          -------
          Agreement shall be binding upon and shall inure to the benefit of the Parties' respective successors and assigns.

     II.  Warranties

          NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, THE PARTIES AGREE THAT NEITHER PARTY HAS MADE, AND THAT THERE DOES NOT EXIST, ANY WARRANTY, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     JJ.  Default

          If either Party defaults in the payment of any amount due hereunder, or if either Party violates any other provision of this Agreement, and such default or violation shall continue for thirty (30) days after written notice thereof, the other Party may seek legal and/or regulatory relief. The failure of either Party to enforce any of the provisions of this Agreement or the waiver thereof in any instance shall not be construed as a general waiver or relinquishment on its part of any such provision, but the same shall, nevertheless, be and remain in full force and effect.

     KK.  No Third Party Beneficiaries

          Except as may be specifically set forth in this Agreement, this Agreement does not provide and shall not be construed to provide third parties with any remedy, claim, liability, reimbursement, cause of action, or other privilege.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives.


Pac-West Telecomm, Inc. *             U S WEST Communications, Inc. *

/s/ [ILLEGIBLE]^^
---------------------------           ________________________________
Signature                             Signature

/s/ [IILEGIBLE]^^
---------------------------           ________________________________
Name Printed/Typed                    Name Printed/Typed

V.P. Regulatory
---------------------------           ________________________________
Title                                 Title

1/13/00
---------------------------           ________________________________
Date                                  Date


 . Signed as ordered by the Arbitrator/Commission in Docket ARB 1. Signature does not indicate agreement with all aspects of the Arbitrator's/Commission's decision, nor does it waive any of either party's rights to seek judicial or administrative review of all or part of the agreement, or to reform the agreement as the result of successful judicial or administrative review.


* This Agreement is made pursuant to Section 252 (i) of the Act and is premised upon the Interconnection Agreement between MFS Intelenet, Inc. and U S WEST Communications, Inc.

(the "Underlying Agreement"). The Underlying Agreement was approved by the Commission on August 21, 1997.

With respect to this Agreement, the Parties understand and agree:

i) The Parties shall request the Commission to expedite its review and approval of this Agreement.

ii) Notwithstanding the mutual commitments set forth herein, the Parties are entering into this Agreement without prejudice to any positions they have taken previously, or may take in the future, in any legislative, regulatory, or other public forum addressing any matters, including those relating to the types of arrangements contained in this Agreement. During the proceeding in which the Commission is to review and approve the Agreement, U S WEST may point out that it has objected, and continues to object, to the inclusion of the terms and conditions to which it objected in the proceedings involving the approval of the Underlying Agreement.

iii) This Agreement contains provisions based upon the decisions and orders of the FCC and the Commission under and with respect to the Act. Currently, court and regulatory proceedings affecting the subject matter of this Agreement are in various stages, including the proceedings where certain of the rules and
regulations of the FCC are being challenged    In addition, there is uncertainty
in the aftermath of the Supreme Court's decision in AT&T Corp, et al. v. Iowa Utilities Board. Based on that uncertainty, and the regulatory and judicial proceedings which will occur as a result of that decision, the Parties acknowledge that this Agreement may need to be changed to reflect any changes in law. The Agreement has not been corrected to reflect the requirements, claims or outcomes of any of the Proceedings, although the pricing does reflect the Commission's most current generic order, if any. Accordingly, when a final, decision or decisions are made in the Proceedings that automatically change and modify the Underlying Agreement, then like changes and modifications will similarly be made to this Agreement. In addition, to the extent rules or laws are based on regulatory or judicial proceedings as a result of the recent Supreme Court decision, this Agreement will be amended to incorporate such changes.

iv) Subsequent to the execution of this Agreement, the FCC or the Commission may issue decisions or orders that change or modify the rules and regulations governing implementing of the Act. If such changes or modifications alter the state of the law upon which the Underlying Agreement was negotiated and agreed, and it reasonably appears that the parties to the Underlying Agreement would have negotiated and agreed to different term(s) condition(s) or covenant(s) than as contained in the Underlying Agreement had such change or modification been in existence before execution of the Underlying Agreement, then this Agreement shall be amended to reflect such different terms(s), condition(s), or covenant(s). Where the parties fail to agree upon such an amendment, it shall be resolved in accordance with the Dispute Resolution provision of this Agreement.

                                   APPENDIX A
                  U S WEST AND Pac-West INTERCONNECTION RATES
                                     OREGON


The prices and discounts in this contract are interim and will be replaced with final prices and discounts approved by order of the Public Utility Commission of Oregon.


---------------------------------
INTERCONNECTION - LOCAL EXCHANGE
---------------------------------

                                                                -----------------------------------
  Local Call Termination                                               Imposed Price (Note 2)
                                                                -----------------------------------
    End Office - Per Minute of Use                                        $ 0.005000
    Tandem Switch - Per Minute of Use (Note 1)                            $ 0.008881
    (includes End Office Call Termination and
    Tandem Transport)

Note 1: The above local tandem call termination rate includes tandem transmission, based on an assumed transport mileage of 10 miles. Should the average tandem transmission mileage experienced by the Parties exceed 10 miles, the Parties agree to adjust the tandem call termination rate based on the tandem transmission rates set forth below.

Note 2: Pending OPUC approval of unbundled element rates compliant with UM 773, Order No. 96-284.

                                                                 ---------------  ----------------
                                                                  Agreed Price      Agreed Price
    Entrance Facility                                               Recurring       Nonrecurring
                                                                 ---------------  ----------------
      DS1, Electrical                                              $   97.53         $  555.28
      DS3, Electrical                                              $  387.58         $  658.69


                                                                 ---------------  ----------------
                                                                  Agreed Price      Agreed Price
    Direct Trunked Transport                                         Fixed            Per Mile
                                                                 ---------------  ----------------
      DS1 -  0 Miles                                                  None              None
      DS1 - Over 0 to 8                                            $   39.64         $    0.74
      DS1 - Over 8 to 25                                           $   39.65         $    1.67
      DS1 - Over 25 to 50                                          $   39.65         $    1.62
      DS1 - Over 50                                                $   39.66         $    2.37

      DS3 - 0 Miles                                                   None              None
      DS3 - Over 0 to 8                                            $  267.96         $   14.11
      DS3 - Over 8 to 25                                           $  275.31         $   22.30
      DS3 - Over 25 to 50                                          $  274.37         $   23.61
      DS3 - Over 50                                                $  277.63         $   31.50

                                                                 ---------------  ----------------
                                                                  Agreed Price      Agreed Price
    Multiplexing, per arrangement                                   Recurring       Nonrecurring
                                                                 ---------------  ----------------
      DS3 to DS1                                                    $  213.12        $  412.04

                                                                 -------------------------
    Local Tansit Traffic Rate                                           Agreed Price
                                                                 -------------------------
      Tandem Switching, per MOU                                         $  0.001811

                                                                 ---------------  ----------------
                                                                   Agreed Price     Agreed Price
      Tandem Transmission                                             Fixed           Per Mile
                                                                 ---------------  ----------------
      0 Mile                                                          None               None
      Over 0 - 8 Miles                                             $0.000392           $0.000006

      Over 8 - 25 Miles                                       $0.000390           $0.000008
      Over 25 - 50 Miles                                      $0.000392           $0.000009
      Over 50 Miles                                           $0.000391           $0.000016

----------------------------------------------------------------------------------
INTERCONNECTION - EXCHANGE ACCESS                                 Agreed Price
----------------------------------------------------------------------------------

 Call Termination, Transport, and Transit               Per Switched Access Tariff

-------------------------------------------
COMMON CHANNEL SIGNALLING ACCESS SERVICE
-------------------------------------------

                                                                 ---------------  ----------------
                                                                  Agreed Price      Agreed Price
    Entrance Facility                                               Recurring       Nonrecurring
                                                                 ---------------  ----------------
      DS1                                                           $   97.53        $  555.28
      DS3                                                           $  387.58        $  658.69

                                                                 ---------------  ----------------
                                                                  Agreed Price      Agreed Price
    Direct Link Transport                                             Fixed           Per Mile
                                                                 ---------------  ----------------
      DS0 -  0 Miles                                                  None              None
      DS0 - Over 0 to 8                                             $   20.37        $    0.08
      DS0 - Over 8 to 25                                            $   20.37        $    0.12
      DS0 - Over 25 to 50                                           $   20.37        $    0.10
      DS0 - Over 50                                                 $   20.37        $    0.13

      DS1 -  0 Miles                                                  None              None
      DS1 - Over 0 to 8                                             $   39.64        $    0.74
      DS1 - Over 8 to 25                                            $   39.65        $    1.67
      DS1 - Over 25 to 50                                           $   39.65        $    1.62
      DS1 - Over 50                                                 $   39.66        $    2.37

                                                                 ---------------  ----------------
                                                                  Agreed Price      Agreed Price
    Direct Link Transport                                            Fixed           Per Mile
                                                                 ---------------  ----------------
      DS3 - 0 Miles                                                    None              None
      DS3 - Over 0 to 8                                            $   267.96        $   14.11
      DS3 - Over 8 to 25                                           $   275.31        $   22.30
      DS3 - Over 25 to 50                                          $   274.37        $   23.61
      DS3 - Over 50                                                $   277.63        $   31.50

                                                                 ---------------  ----------------
                                                                  Agreed Price      Agreed Price
                                                                    Recurring       Nonrecurring
                                                                 ---------------  ----------------
    CCS Link - First Link                                             None           $  496.93
    CCS Link -- Each additional Link                                  None           $   71.29

    STP Port - Per Port                                            $  208.57            None

    Multiplexing
     DS1 to DS0                                                    $  216.67            None
     DS3 to DS1                                                    $  213.12            None

---------------------------------
PHYSICAL AND VIRTUAL COLLOCATION
---------------------------------

                                                                -----------------------------------
                                                                            Imposed Price
                                                                -----------------------------------
 Common Elements                                                  Recurring           Nonrecurring
                                                                -----------------------------------
   Quote Preparation Fee                                            None               $1,500.00

   Entrance Facility - Per cable                                $    2.22              $1,287.41

   2-wire DS0 EICT                                              See Note 4         See Notes 3 and 4
   4-wire DS0 EICT                                              See Note 4         See Notes 3 and 4
   DS1 EICT                                                     See Note 4            See Note 4
   DS3 EICT                                                     See Note 4            See Note 4
   DS1 EICT - regeneration (Note 5)                             See Note 4
   DS3 EICT - regeneration (Note 5)                             See Note 4

                                                                -----------------------------------
                                                                  Agreed Price      Agreed Price
   Cable Splicing                                                   Recurring       Nonrecurring
                                                                -----------------------------------
   Per setup                                                           None         $  102.01
   Per Fiber Spliced                                                   None         $   12.75

   48 Volt Power, per ampere, per month                             $   14.24          None

   48 Volt Power Cable
   20 Ampere Capacity - Recurring                                   $    0.16       $   67.32
   40 Ampere Capacity - Recurring                                   $    0.21       $   91.29
   60 Ampere Capacity - Recurring                                   $    0.24       $  102.82

   Equipment Bay, Per Shelf                                         $    8.13          None

                                                                -----------------------------------
                                                                  Agreed Price      Agreed Price
                                                                  Regular Hours     After Hours
                                                                -----------------------------------
   Inspector per 1/2 Hour                                           $   28.19       $   36.62

   Training per 1/2 Hour                                            $   24.97         None

   Engineering per 1/2 Hour                                         $   24.35       $   32.58

   Installation per 1/2 Hour                                        $   28.19       $   36.62

   Maintenance per 1/2 Hour                                         $   24.97       $   33.21

                                                                -----------------------------------
                                                                  Agreed Price      Agreed Price
Physical Collocation (Note 6)                                      Recurring        Nonrecurring
                                                                -----------------------------------
  Cage/Hard Wall Enclosure                                           ICB                ICB
  Rent (w/ Maintenance) - per square foot -  Zone 1                 $    2.75          None
  Rent (w/ Maintenance) - per square foot -  Zone 2                 $    2.26          None
  Rent (w/ Maintenance) - per square foot -  Zone 3                 $    2.06          None


  Note 3: DS0 EICT NRC not to apply to unbundled loops where a separate unbundled loop NRC applies.

  Note 4: The Commission adopted the unbundled network element prices set forth in UM 351, Order Nos. 96-188, 96-283, and 97-071. If UM 351 does not designate all necessary elements, the parties should rely on the provisions of USWC's earlier effective interstate tariff, Tariff F.C.C. No. 5, Section 21, EIC service, as it existed prior to the withdrawal of provisions related to physical collocation pursuant to Transmittals Nos. 744 and 759.

  Note 5: If required. No NRC applies to regeneration ordered concurrently with an associated EICT element.

  Note 6:  Zones per NECA-4 Tariff


--------------------
ANCILLARY SERVICES
--------------------

                                            -----------------------------------
                                                        Agreed Price
                                            -----------------------------------
 Directory Assistance
   Price per Call -- Facilities-Based                    $   0.34
   Providers

 Listings
   Primary Listings, Directory Assistance,               No Charge
   White Pages

 E911
   LEC and AECs recover costs from PSAP                  No Charge

                                            -----------------------------------
                                                        Agreed Cost
 Interim Number Portability                              Recurring
                                            -----------------------------------
   Without Transport
      Per Number Ported - First Path                     $   4.35
      Per Number Ported - Additional Path                $   3.30

   With Transport
      Per Number Ported - First Path                     $   9.17
      Per Number Ported - Additional Path                $   8.12

                                            -----------------------------------
                                                        Agreed Cost
   Additional Charges                                  Nonrecurring
                                            -----------------------------------
     Service Establishment, per switch, per              $  43.14
     route

     Service Establishment - additional number ported or changes
     to existing numbers, per number                     $   9.35
     ported

     Additional and Consecutive Numbers -- additional number
     ported on same account name and consecutive numbers,
     per number ported                                   $   6.94

                                            -----------------------------------
Assignment of Numbers                                  Agreed Price
                                            -----------------------------------
     Assignments per industry guidelines                 No Charge

Busy Line Verification
     Per Call                                            $  0.72

Busy Line Interrupt
  Per Call                                               $  0.87


                                            -----------------------------------
                                                       Imposed Price
                                            -----------------------------------
                                             Recurring            Nonrecurring
                                            -----------------------------------
Unbundled Loops (Note 7)
  State-wide price, no deaveraging                       $  16.00
  (Does not include NAC Connection, a/k/a
  EICT

  Without testing, first loop per service order          $  94.83
  With Basic Testing, first loop per service order       $ 151.50
  With Basic Testing at Designated Time, first loop per  $ 202.85 service order

  Without testing, additional loop per service order,
  same central office                                    $  20.00
  With Basic Testing, additional loop per service order, $  30.00 same central office
  With Basic Testing at Designated Time, additional loop $  30.00 per service order, same central office

                                  APPENDIX A

                                IMPOSED RESALE
                                WHOLESALE RATES
                                    OREGON

U S WEST need not make the following services available for Resale:
                 Enhanced services including Voice Mail

U S WEST shall make the following services available for Resale:
                 All telecommunications services.

U S WEST shall make the following services available for Resale without additional "Wholesale" discount:

                 Switched Access Tariff
                 Special Access Tariff
                 Residence Exchange Tariff

U S WEST shall make the following services available for Resale at an 18.80% "Wholesale" cost discount (i.e. Wholesale price is 81.2% of Retail price, where Retail is the offered tariff or contract price):

                 All services not included in the immediately preceding list of services to be resold at zero discount.
                 All contract arrangements, including services whose tariff prices do not otherwise qualify for Wholesale discounts.

U S WEST shall make the following services available for Resale at an 9.40% "Wholesale" avoided cost discount (i.e. Wholesale price is 90.6% of Retail price, where Retail is the offered tariff or contract price):

                 All services and contract arrangements already subject to volume or term discounts.

                                  APPENDIX A


                                    RESALE
                             NONRECURRING CHARGES

                                    OREGON

----------------------------------------------------------
Description                                Imposed Price
----------------------------------------------------------


Customer Transfer Charge

        Business, per end user                 $56.60
        Residence, per end user                $54.13
        ISDN, per end user                     $57.15

                                  APPENDIX B
                           ENGINEERING REQUIREMENTS
                             TRUNK FORECAST FORMS

                           INTERCONNECTION CHECKLIST
                                  MEET POINT



DATE OF MEETING:
Interconnector Information

-------------------------------------------------------------------------------
Name:
--------------------------------------------------------------------------------
Address:
--------------------------------------------------------------------------------
City, State, Zip:
--------------------------------------------------------------------------------
Technical Contact Person:
--------------------------------------------------------------------------------
Technical Contact Person Telephone #:
--------------------------------------------------------------------------------
USWC Negotiator:
--------------------------------------------------------------------------------
USWC Negotiator Telephone #:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Desired U S WEST Central office
--------------------------------------------------------------------------------
CLLI:
--------------------------------------------------------------------------------
Central Office address:
--------------------------------------------------------------------------------
City, State:
--------------------------------------------------------------------------------
Meet Point Address:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Equipment
--------------------------------------------------------------------------------
Manufacture/ model#                            Quantity
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Cable Makup
--------------------------------------------------------------------------------
Number of cables:
--------------------------------------------------------------------------------
Number of fibers per cable:
--------------------------------------------------------------------------------
Distance from USW to Meet Point
--------------------------------------------------------------------------------
Distance from AT&T to Meet Point
--------------------------------------------------------------------------------

Service Requirements

--------------------------------------------------------------------------------
                        Year 1                  Year 2                  Year 3
--------------------------------------------------------------------------------
DS3
--------------------------------------------------------------------------------
DS1
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Remarks:

Please attach a sketch of the requested meet point arrangement:

                             Appendix B -- PAGE 2
                           INTERCONNECTION CHECKLIST
                              ADDITIONAL TRUNKING

Interconnector Information

--------------------------------------------------------------------------------
Name:
--------------------------------------------------------------------------------
Address:
--------------------------------------------------------------------------------
City, State, Zip:
--------------------------------------------------------------------------------
Technical Contact Person:
--------------------------------------------------------------------------------
Technical Contact Person Telephone #:
--------------------------------------------------------------------------------
USWC Negotiator:
--------------------------------------------------------------------------------
USWC Negotiator Telephone #:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Desired Central office (TANDEM)
--------------------------------------------------------------------------------
CLLI:
--------------------------------------------------------------------------------
Central Office address:
--------------------------------------------------------------------------------
City, State:
--------------------------------------------------------------------------------
Meet Point Address:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Service Requirements

--------------------------------------------------------------------------------
                          Year 1             Year 2             Year 3
--------------------------------------------------------------------------------
USW End Office:
--------------------------------------------------------------------------------
 - Terminating CCS (peak busy hr)
--------------------------------------------------------------------------------
 - Number Portability:
--------------------------------------------------------------------------------
       Arrangements
--------------------------------------------------------------------------------
       Call paths per # ported
--------------------------------------------------------------------------------
USW End Office:
--------------------------------------------------------------------------------
 - Terminating CCS (peak busy hr)
--------------------------------------------------------------------------------
 - Number Portability:
--------------------------------------------------------------------------------
       Arrangements
--------------------------------------------------------------------------------
       Call paths per # ported
--------------------------------------------------------------------------------
USW End Office:
--------------------------------------------------------------------------------
 - Terminating CCS (peak busy hr)
--------------------------------------------------------------------------------
 - Number Portability:
--------------------------------------------------------------------------------
       Arrangements
--------------------------------------------------------------------------------
       Call paths per # ported
--------------------------------------------------------------------------------
USW End Office:
--------------------------------------------------------------------------------
 - Terminating CCS (peak busy hr)
--------------------------------------------------------------------------------
 - Number Portability:
--------------------------------------------------------------------------------
       Arrangements
--------------------------------------------------------------------------------
       Call paths per # ported
--------------------------------------------------------------------------------

Remarks:


Please attach a sketch of the agreed upon meet point arrangement

                                  Appendix C



                        PHYSICAL COLLOCATION AGREEMENT



                                    BETWEEN



                            US WEST COMMUNICATIONS


                                      AND


                            PAC-WEST TELECOMM, INC.

                               TABLE OF ARTICLES

ARTICLE I - PREMISES................................................   - 1 -

ARTICLE II - EFFECTIVENESS AND REGULATORY APPROVAL..................   - 2 -

ARTICLE III - TERM..................................................   - 4 -

ARTICLE IV - PREMISES CHARGES.......................................   - 4 -

ARTICLE V - INTERCONNECTION CHARGES.................................   - 8 -

ARTICLE VI - DEMARCATION POINT......................................   - 8 -

ARTICLE VII - USE OF PREMISES.......................................   - 8 -

ARTICLE VIII - STANDARDS............................................  - 10 -

ARTICLE IX - RESPONSIBILITIES OF THE INTERCONNECTOR AND US WEST.....  - 11 -

ARTICLE X - QUIET ENJOYMENT.........................................  - 14 -

ARTICLE XI - ASSIGNMENT.............................................  - 14 -

ARTICLE XII - CASUALTY LOSS.........................................  - 14 -

ARTICLE XIII - LIMITATION OF LIABILITY..............................  - 16 -

ARTICLE XIV - SERVICES, UTILITIES, MAINTENANCE AND FACILITIES.......  - 17 -

ARTICLE XV - DISPUTE RESOLUTION.....................................  - 17 -

ARTICLE XVI - SUCCESSORS BOUND......................................  - 17 -

ARTICLE XVII - CONFLICT OF INTEREST.................................  - 18 -

ARTICLE XVIII - NON-EXCLUSIVE REMEDIES..............................  - 18 -

ARTICLE XIX - NOTICES...............................................  - 18 -

ARTICLE XX - COMPLIANCE WITH LAWS...................................  - 19 -

ARTICLE XXI - INSURANCE.............................................  - 19 -

ARTICLE XXII - US WEST'S RIGHT OF ACCESS............................  - 20 -

ARTICLE XXIII - OTHER COLLOCATION AGREEMENTS........................  - 21 -

ARTICLE XXIV - MISCELLANEOUS........................................  - 21 -

                         PHYSICAL COLLOCATION AGREEMENT

  THIS PHYSICAL COLLOCATION AGREEMENT ("Agreement") is made by and between US WEST COMMUNICATIONS, INC. a Colorado corporation ("USWC"), and PAC-WEST TELECOMM, INC., its successors and assigns ("Interconnector").

                                 WITNESSETH

  WHEREAS, USWC is an incumbent local exchange carrier having a statutory duty to provide for "physical collocation" of "equipment necessary for interconnection or access to unbundled network elements at its Premises, U.S.C. 251(c)(6); and

  WHEREAS, the Interconnector wishes to physically locate certain of its equipment within the Premises (as defined herein) and connect with USWC; and

  NOW THEREFORE, in consideration of the mutual agreements and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, USWC and the Interconnector (the "parties") agree as follows:

                              ARTICLE I - PREMISES

  1.1  Right to Use.  Subject to this Agreement, USWC grants to Interconnector
       ------------
the right to use the premises described on Exhibit C ("Premises"), attached and incorporated herein, within real property at ___________________ in the City of _________________, County of ___________________, State of _______________.

  1.2  Relocation.  Notwithstanding Section 1.1, in the event that it is
       ----------
necessary for the Premises to be moved within the structure in which the Premises is located ("Physical Collocation Site") or to another USWC Physical Collocation Site, at the Interconnector's option, the Interconnector shall move its facilities to the new Premises. The Interconnector shall be responsible for the preparation of the new Premises if such relocation arises from circumstances beyond the reasonable control of USWC, including condemnation or government order or regulation that makes the continued occupancy of the Premises or Physical Collocation Site impossible. Otherwise USWC shall be responsible for any such preparation and shall bear all costs associated with the relocation.

  If the Interconnector requests that the Premises be moved within the Physical Collocation Site or to another USWC Physical Collocation Site, USWC shall permit the Interconnector to relocate the Premises, subject to availability of space and associated requirements. The Interconnector shall be responsible for all applicable charges associated with the move, including the reinstallation of its equipment and facilities and the preparation of the new Premises.

  In either such event, the new Premises shall be deemed the "Premises" hereunder and the new Physical Collocation Site (where applicable) the "Physical Collocation Site."

  1.3  The Premises.  USWC agrees, at the Interconnector's sole cost and expense
       ------------
as set forth herein, to prepare the Premises in accordance with working drawings and specifications entitled _____________________ and date _______________, which documents, marked Exhibit C, are attached and incorporated herein. The preparation shall be arranged by USWC in compliance with all applicable codes, ordinances, resolutions, regulations and laws. In return for the Interconnector's agreement to make the payments required by Section 2.1 hereof, USWC agrees to pursue diligently the preparation of the Premises for use by the Interconnector.

               ARTICLE II - EFFECTIVENESS AND REGULATORY APPROVAL

  2.1  Submission to State Commission.  The Agreement is prepared as a component
       ------------------------------
of the Interconnection Agreement under Sections 251 and 252 of the Telecommunications Act of 1996, between USWC and Pac-West Communications Company, Inc. ("Interconnection Agreement"), and the parties intend to submit the Agreement and other elements of the Interconnection Agreement to state commissions for approval under the provisions of 47 U.S.C. (S) 252. This Agreement is conditioned upon the approval of this Agreement and the Interconnection Agreement. After execution of this Agreement, the parties shall submit it and the applicable Interconnection Agreement to the State commission in the State in which the Premises is located for approval, and shall defend the Agreement and support any reasonable effort to have this Agreement so approved, including the supplying of witnesses and testimony if a hearing is held.

  2.2  Failure to Receive Approval.  If this Agreement does not receive such
       ---------------------------
unqualified approval, this Agreement shall be void upon written notice of either party to the other after such regulatory action becomes final and unappealable. Thereafter Interconnector may request to begin negotiations again under 47 U.S.C. 251. Alternatively, the parties may both agree to modify this Agreement to receive such approval, but neither shall be required to agree to any modification. Any agreement to modify shall not waive the right of either party to pursue any appeal of the ruling made by any reviewing regulatory commission or to seek arbitration of any of the terms of this Agreement or any of the terms of the Interconnection Agreement.

  2.3  Preparation Prior to Regulatory Approval.  At the written election of the
       ----------------------------------------
Interconnector, USWC shall begin preparing the Premises for the Interconnector
prior to receiving the approval required by Section 2.1 hereof.   Except as
specified in the Interconnection Agreement, the evidence of such election shall be the delivery to USWC of a letter requesting that USWC begin preparations, payment of 50 percent of the non-recurring charge for preparing the Premises for use by Pac-West, and the promise of Pac-West to pay the balance of the non-recurring charges as provided in this Agreement. Payment to USWC of the remaining non-recurring charges due under this Agreement shall be due one month after the Interconnector's equipment is installed at the Premises, interconnected with USWC and operational as described in Section 3.2 below.
Upon such an election, this Agreement shall become effective but only insofar as to be applicable to Premises preparation. If the Agreement does not become fully effective as contemplated by this Article due in any part to USWC not fulfilling its obligation under 2.1 preceding, the Interconnector shall be entitled to a refund of all payments made to USWC for preparation.

                              ARTICLE III - TERM

  3.1   Commencement Date.  This Agreement shall be a term agreement, beginning
        -----------------
on the "Commencement Date" and ending on a date five years afterwards. The "Commencement Date" shall be the first day after the Interconnector's equipment becomes operational as described in Section 3.2. At the end of the term and unless the parties agree to an extension or a superseding arrangement, this Agreement shall automatically convert to a month-to-month Agreement.

  3.2  Occupancy.  Unless there are unusual circumstances, USWC will notify the
       ---------
Interconnector that the Premises is ready for occupancy within five (5) days after USWC completes preparations described in Section 2.3 The Interconnector must place operational telecommunications equipment in the Premises and connect with USWC's network within one hundred fifty (150) days after receipt of such notice; provided, however, that such one hundred fifty day period shall not begin until regulatory approval is obtained under Article II and, further, that USWC may extend beyond the one hundred fifty days upon a demonstration by the Interconnector of a best efforts to meet that deadline and circumstances beyond its reasonable control that prevented the Interconnector from meeting that deadline. If the Interconnector fails to do so, this Agreement is terminated on the thirtieth (30/th/) day after USWC provides to the Interconnector written notice of such failure and the Interconnector does not place operational telecommunications equipment in the Premises and connect with USWC's network by such thirtieth day. In any such event, the Interconnector shall be liable in an amount equal to the unpaid balance of the preparation charges due. For purposes of this Section, the Interconnector's telecommunications equipment is considered to be operational and interconnected when connected to USWC's network for the purpose of providing service.

                         ARTICLE IV - PREMISES CHARGES

  4.1  Monthly Charges.  Beginning on the Commencement Date, Interconnector
       ---------------
shall pay to USWC monthly fees as specified in Exhibit A.

  4.2  Billing.  Billing for Monthly Charges shall occur on or about the 25th
       -------
day of each month, with payment due thirty (30) days from the bill date. USWC may change its billing date practices upon providing ninety (90) days written notice to the Interconnector. Each USWC bill must identify the Premises location by CLLI and/or address and must separately identify any non-contiguous Premises within the Physical Collocation Site. Further, USWC must specify separately for each Premises CLLI and/or address and for any non-contiguous Premises each rate element individually along with the quantity purchased by the Interconnector at that (those) Premises and the individual rate charged for each element along with the dates for which such charges apply. USWC shall promptly adjust Interconnector's account in each instance of misbilling identified and demonstrated by the Interconnector.

     4.3   Nonrecurring Charges.
           --------------------

       (a) The one-time charge for preparing the Premises for use by the Interconnector as well as all other one-time charges associated with the Interconnector's request shall be exactly as stated in Exhibit B.

       (b) USWC will contract for and perform the procurement, construction and preparation activities underlying the Monthly Fees and Nonrecurring Charges, using the same or consistent practices that are used by USWC for other construction and preparation work performed in the Physical Collocation Site and shall make every possible effort to obtain all necessary approvals and permits, where applicable, promptly. USWC will obtain more than one trade subcontractor submission to the extent available when the initial trade subcontractor bid, proposal or quotation associated with an ICB pursuant to Exhibit B exceeds ten-thousand dollars ($10,000.00). It is understood and agreed that any such request for additional subcontractor submissions will likely add to the time necessary to provide physical collocation and, for that reason, Interconnector reserves the right to authorize USWC to forgo such additional bids but will only do so in writing. USWC will permit the Interconnector to inspect all supporting documents for the Monthly Fees and Nonrecurring Charges. Any dispute regarding such USWC charges will be subject to the dispute resolution provisions hereof. Notwithstanding the above, the Interconnector may directly contract with any supplier, vendor, subcontractor, or contractor that USWC approves for such work (including but not limited to the procurement and installation of cages) and may, at Interconnector's election, be solely responsible for any and all payments due to such supplier, vendor, subcontractor or contractor for such procurement, construction and preparation activities. Where Interconnector exercises this right, Interconnector shall pay to USWC only those amounts associated with labor hours of USWC personnel necessary for such USWC personnel to observe and approve such work at the Premises within the Physical Collocation Site.

       (c) Nonrecurring Charges associated with the point-of-termination bay shall be applied to the Interconnector by USWC only where the Interconnector requests in writing that USWC supply such point-of-termination bay. Otherwise, the Interconnector shall be responsible for purchasing such point-of-termination bays and for arranging their installation by a vendor, subcontractor or contractor approved by USWC to perform such work.

  4.4  Preparation.  USWC will begin preparation on execution of this Agreement
       -----------
and upon receipt of written notice from Interconnector as described in Section 2.3.

  4.5  Pre-Preparation Access.  USWC shall permit the Interconnector to have
       ----------------------
access to the Premises for the purpose of inspection once physical collocation site preparation activities have begun. Interconnector agrees to limit the number of such inspections to three per Premises except where such inspection exposes a non-conformance with the Interconnector's requirements as stated in its initial request or this Agreement.

  4.6  Breach Prior to Commencement Date.  If the Interconnector materially
       ----------------------------------
breaches this Agreement by purporting to terminate this Agreement after USWC has begun preparation of the Premises then, in addition to any other remedies that USWC might have, the Interconnector shall be liable in the amount equal to the non-recoverable costs less estimated net salvage. Non-recoverable costs include the non-recoverable cost of equipment and material ordered, provided or used; subcontractor charges paid by USWC for work performed on behalf of Interconnector; the non-recoverable cost of installation and removal, including the costs of equipment and material ordered, provided and used; labor for work done on behalf of Interconnector for preparation; transportation and any other associated costs. USWC shall provide Interconnector with a detailed invoice showing the costs it incurred associated with preparation. Further, at the Interconnector's election, USWC shall provide to the Interconnector all materials that it determined to be unsalvageable. Should the costs incurred by USWC be used for the provision of a collocation arrangement for a third party, such costs shall be refunded to the Interconnector.

  4.7  Space Preparation Fee True-Up.  For all work performed by USWC and by
       -----------------------------
vendors, subcontractors and contractors hired by USWC in order to prepare the Premises pursuant to the Interconnector's written request and pursuant to 4.3 preceding, USWC shall within ninety (90) days of the completion of the Premises preparation work perform a true-up of all USWC, vendor, subcontractor and contractor bill amounts associated with any ICB pricing performed pursuant to Exhibit B. If the resulting total cost is less than that paid by the Interconnector, then USWC shall within thirty (30) days refund to the Interconnector the difference between the actual cost and the payment that the Interconnector had previously submitted to USWC. Alternatively, if the total cost exceeds that previously paid by the Interconnector, then the Interconnector shall submit payment to USWC for the difference within thirty (30) days for its receipt of the bill for such an amount. Nothing in either case releases USWC from its obligation to make best-faith efforts to achieve the lowest-available cost for the preparation work that it proves is necessary or releases USWC from its obligation to allow the Interconnector to inspect such documents pursuant to
4.3 preceding.

                      ARTICLE V - INTERCONNECTION CHARGES

  Charges for interconnection and collocation shall be set forth in Exhibits A and B.

                        ARTICLE VI - DEMARCATION POINT

  6.1  Cable Entrances.  The Interconnector shall use a dielectric fiber optic
       ----------------
cable as a transmission medium to the Premises, or other transmission media as it determines is necessary in order to provide services for which it has legal and regulatory authority. The Interconnector shall be permitted at least two
(2) cable entrance routes into the Premises whenever two entrance routes are used by USWC at that Physical Collocation Site.

  6.2  Demarcation Point.  USWC and the Interconnector shall designate the
       -----------------
point(s) of interconnection within the Physical Collocation Site as the point(s) of physical demarcation between the Interconnector's network and USWC's network, with each being responsible for maintenance and other ownership obligations and responsibilities on its side of that demarcation point. USWC and the Interconnector anticipate that the demarcation point will be within the point-of-termination bay which the Interconnector may elect to provide and install pursuant to 4.3 preceding. Where no point of termination bay is elected by the Interconnector, the point(s) of interconnection shall be specified in Exhibit D.

                         ARTICLE VII - USE OF PREMISES


  7.1  Nature of Use.  The Premises are to be used by the Interconnector for
       --------------
purposes of locating equipment and facilities within USWC's Physical Collocation Sites to connect with USWC services or facilities and other Interconnectors. USWC shall permit Interconnector to place, maintain and operate on Premises any equipment, pursuant to the FCC's regulations on the types of equipment required to be collocated. Consistent with the nature of the Premises and the environment of the Premises, the Interconnector shall not use the Premises for office, retail, or sales purposes. No signs or marking of any kind by the Interconnector shall be permitted on the Premises or on the grounds surrounding the Premises.

  7.2  Administrative Uses.  The Interconnector may use the Premises for
       --------------------
placement of equipment and facilities only. The Interconnector's employees, agents and contractors shall be permitted access to the Premises at all reasonable times, provided that the Interconnector's employees, agent and contractors comply with USWC's policies and practices pertaining to fire, safety and security. The Interconnector agrees to comply promptly with all laws, ordinances and regulations affecting the use of the Premises. Upon the expiration of the Agreement, the Interconnector shall surrender the Premises to USWC in the same condition as when first occupied by the Interconnector except for ordinary wear and tear.

  7.3  Threat to Network or Facilities.  Interconnector equipment or operating
       --------------------------------
practices representing a significant demonstrable technical threat to USWC's network or facilities, including the Premises, are strictly prohibited.

  7.4  Interference or Impairment.  Notwithstanding any other provision hereof,
       ---------------------------
the characteristics and methods of operation of any equipment or facilities placed in the Premises shall not interfere with or impair service over any facilities of USWC or the facilities of any other person or entity located in the Physical Collocation Site; create hazards for or cause damage to those facilities, the Premises, or the Physical Collocation Site; impair the privacy of any communications carried in, from, or through the Physical Collocation Site; or create hazards or cause physical harm to any individual or the public. Any of the foregoing events would be a material breach of this Agreement if, after USWC's submission to Interconnector of written notice of such interference or impairment, Interconnector did not promptly work to eliminate the interference or impairment.

  7.5  Interconnection to Others.  The Interconnector may directly connect to
       --------------------------
other Interconnectors' facilities within the Physical Collocation Site. USWC agrees to provide to Interconnector, upon its receipt of the Interconnector's written request, any facilities necessary for such interconnection wherever such facilities exist or can be made available and USWC shall provide any such facilities pursuant to 4.3 preceding and Exhibits A and B. Further, USWC agrees to provide to the Interconnector, upon its receipt of the Interconnector's written request, unbundled network transmission elements at rates specified in Exhibits A and B, and USWC will facilitate interconnection of the Interconnector's collocation equipment to other services offered in USWC's tariffs or other Agreements (e.g., Synchronous Service Transport service). For the purposes of Interconnection to Others, where the other Interconnector's Interconnection Agreement differs from this Agreement, the less restrictive terms and conditions relating to such direct interconnection and the lower charges identified in the two

Agreements for such direct interconnection shall apply to both Interconnectors for all Interconnection between those two Interconnectors. Interconnector agrees to continue to pay to USWC all applicable Monthly Charges for space, power and for all other interconnection circuits at the Premises.

  7.6  Personality and its Removal.  Subject to the Article, the Interconnector
       ----------------------------
may place or install in or on the Premises such fixtures and equipment as it shall deem desirable for the conduct of business. Personal property, fixtures and equipment placed by the Interconnector in the Premises shall not become a part of the Premises, even if nailed, screwed or otherwise fastened to the Premises, but shall retain their status as personality and may be removed by Interconnector at any time. Any damage caused to the Premises by the removal of such property shall be promptly repaired by Interconnector at its expense.

  7.7  Alterations  In no case shall the Interconnector or any person purporting
       -----------
to be acting through on or behalf of the Interconnector make any rearrangement, modification, improvement, addition, repair, or other alteration to the Premises or the Physical Collocation Site without the advance written permission and direction of USWC. USWC shall make best efforts to honor any reasonable request for a modification, improvement, addition, repair, or other alteration proposed by the Interconnector, provided that USWC shall have the right to, for reasons that it specifies in writing, reject or modify any such request except as required by state or federal regulators. The cost of any such specialized alterations shall be paid by Interconnector in accordance with the terms and conditions identified in Article IV herein.

                           ARTICLE VIII - STANDARDS

  8  Minimum Standards.  This Agreement and the physical collocation provided
     ------------------
hereunder is made available subject to and in accordance with the (i) Bellcore Network Equipment Premises System (NEBS) Generic Requirements (GR-63-CORE and GR-1089-CORE), as may be amended at any time and from time to time, and any successor documents, except to the extent that USWC deviates from any such requirements for its equipment and the facilities and services that it uses and provides or to the extent that USWC allows other Interconnectors to deviate from any such requirements; and, (ii) any statutory and/or regulatory requirements in effect at the execution of this Agreement or that subsequently become effective and then when effective. The Interconnector shall strictly observe and abide by each. USWC shall publish and provide to the Interconnector its Reference Handbook for Collocation to provide Interconnector with guidelines and USWC's standard operating practices for collocation. USWC agrees that the material terms and conditions of collocation are not contained in such a technical publication, nor can USWC change the terms and conditions of this Agreement by changing that technical publication; however, any revision made to address situations potentially harmful to USWC's network or the Premises or Physical Collocation Site, or to comply with statutory and/or regulatory requirements shall become effective immediately and the Interconnector agrees to take steps to comply with such revisions immediately upon its receipt of USWC's written notification of the change.

ARTICLE IX - RESPONSIBILITIES OF THE INTERCONNECTOR AND USWC

  9.1  Contact Number.  The Interconnector and USWC are responsible for
       ---------------
providing to each other personnel contact numbers for their respective technical personnel who are readily accessible 24 hours a day, 7 days a week, 365 days a year.

  9.2  Trouble Status Reports.  The Interconnector is responsible for promptly
       -----------------------
providing trouble report status when requested by USWC. Likewise, USWC is responsible for promptly providing trouble report status when requested by Interconnector.

  9.3  Cable Extension.  The Interconnector is responsible for bringing its
       ----------------
cable to entrance manhole(s) or other appropriate sites designated by USWC (e.g., utility poles or controlled environmental vaults), and for leaving sufficient cable length in order for USWC to fully extend the Interconnector-provided cable to the Premises. In the alternative, at the Interconnector's option, USWC shall provide interconnection facilities, i.e., unbundled network transmission elements, from an Interconnector-designated location (e.g., the Interconnector's Node) to the Premises within the Physical Collocation Site. Nothing in this paragraph shall preclude the Interconnector from obtaining unbundled network transmission elements from USWC at any Premises within a Physical Collocation Site for primary or redundant interconnection.

  9.4  Regeneration.  Regeneration on intra-building connections will be
       -------------
provided by USWC, when requested. The price for regeneration shall be pursuant to Exhibit B.

  9.5  Removal.  The Interconnector is responsible for removing any equipment,
       --------
property or other items that it brings into the Premises or any other part of the Physical Collocation Site. If the Interconnector fails to remove any equipment, property, or other items from the Premises or Physical Collocation Site within thirty (30) days after discontinuance of use, USWC may perform the removal and may charge the Interconnector for any materials used in any such removal, and the time spent on such removal at the then-applicable hourly rate for administrative work pursuant to the TA96 factor approach identified on Exhibit B.

  9.6  Interconnector's Equipment and Facilities.  The Interconnector is solely
       ------------------------------------------
responsible for the design, engineering, testing, performance, and maintenance of the equipment and facilities used by the Interconnector in the Premises. The Interconnector will be responsible for servicing, supplying, repairing, installing and maintaining the following facilities within the Premises:

  (a)  its cable(s);
  (b)  its equipment;
  (c)  required point of termination cross connects;
  (d) point of termination maintenance, including replacement fuses and circuit breaker restoration, to the extent that such fuses and circuit breakers are not controlled by USWC and only if and as required; and
  (e) the connection cable and associated equipment which may be required within the Premises to the point(s) of interconnection. USWC does not assume any such responsibility unless contracted to perform such work on behalf of the Interconnector.

  9.7  Verbal Notifications Required.  The Interconnector is responsible for
       ------------------------------
immediate verbal notification to USWC of significant outages or operations problems which could impact or degrade USWC's network, switches, or services, and for providing an estimated clearing time for restoration. In addition, written notification must be provided within twenty-four (24) hours. Likewise, USWC is responsible for providing immediate verbal notification to the Interconnector of problems with USWC's network or operations which could impact or degrade Interconnector's network, switches, or services, and provide an estimated clearing time for restoration. Further, USWC shall provide written notification to Interconnector within the same twenty-four (24) hour interval. For the purposes of this paragraph, written notification may be given by electronic mail so long as the notifying party provide the required verbal notification to the other.

  9.8  Service Coordination.  The Interconnector is responsible for coordinating
       ---------------------
with USWC to ensure that services are installed in accordance with the service request. Likewise, USWC is obligated to coordinate with Interconnector to ensure the services are installed in accordance with the service request and fulfill the service request in a timely, effective manner.

  9.9  Testing.  The Interconnector is responsible for testing, to identify and
       --------
clear a trouble when the trouble has been isolated to an Interconnector-provided facility or piece of equipment. If USWC testing is also required, it will be promptly provided as part of its obligation to provide to Interconnector network interconnection.

                          ARTICLE X - QUIET ENJOYMENT

  Subject to the other provisions hereof, USWC covenants that it has full right and authority to permit the use of the Premises by the Interconnector and that, so long as the Interconnector performs all of its obligations herein, the Interconnector may peaceably and quietly enjoy the Premises during the term hereof.

                            ARTICLE XI - ASSIGNMENT

  The Interconnector shall not assign or otherwise transfer this Agreement, neither in whole nor in part, or permit the use of any part of the Premises by any other person or entity, without the prior written consent of USWC. Any purported assignment or transfer made without such consent may be made void by USWC at its option.

                          ARTICLE XII - CASUALTY LOSS

  12.1  Damage to Premises.  If the Premises are damaged by fire or other
        -------------------
casualty, and

     (i) the Premises are not rendered untenantable in whole or in part, USWC shall repair the same at its expense (as hereafter limited) and the Monthly Charges shall not be abated, or

     (ii) the Premises are rendered untenantable in whole or in part and such damage or destruction can be repaired within ninety (90) days, USWC has the option to repair the Premises at its expense (as hereafter limited) and all Monthly Charges shall be proportionately abated while Interconnector was deprived of the use and the interconnection. If the Premises cannot be repaired within ninety (90) days, or USWC opts not to rebuild, then this Agreement shall (upon notice to the Interconnector within thirty (30) days following such occurrence) terminate as of the date of such damage. However, USWC must provide to Interconnector comparable substitute interconnection and collocation arrangements at another mutually-agreeable Physical Collocation Site without penalty or nonrecurring charges assessed against the Interconnector.

Any obligation on the part of USWC to repair the Premises shall be limited to repairing, restoring and rebuilding the Premises as originally prepared for the Interconnector and shall not include any obligation to repair, restore, rebuild or replace any alterations or improvements made by the Interconnector or by USWC on request of the Interconnector; or any fixture or other equipment installed in the Premises by the Interconnector or by USWC on request of the Interconnector.

  12.2  Damage to Premises.  In the event that the Premises shall be so damaged
        -------------------
by fire or other casualty that closing, demolition or substantial alteration or reconstruction thereof shall, in USWC's opinion, be advisable, then, notwithstanding that the Premises may be unaffected thereby, USWC, at its option, may terminate this Agreement by giving the Interconnector ten (10) days prior written notice within thirty (30) days following the date of such occurrence.


                    ARTICLE XIII - LIMITATION OF LIABILITY

  14.1  Limitation.  With respect to any claim or suit for damages arising in
        -----------
connection with the mistakes, omissions, interruptions, delays or errors, or defects in transmission occurring in the course of furnishing service hereunder, the liability of USWC, if any shall be as described in the Interconnection Agreement in effect between the parties.

  Each party shall be indemnified and held harmless by the other against claims and damages by any third party arising from provision of the other party's services or equipment except those claims and damages directly associated with the provision of services to the other party which are governed by the provisioning party's applicable tariffs.

  Neither party shall have any liability whatsoever to the customers of the other party for claims arising from the provision of the other party's service to its customers, including claims for interruption of service, quality of service or billing disputes.

  The liability of either party for its willful misconduct, if any, is not limited by this Agreement.

  14.2  Third Parties.  The Interconnector acknowledges and understands that
        --------------
USWC may provide space in or access to the Physical Collocation Site to other persons or entities ("Others"), which may include competitors of the Interconnector; that such space may be close to the Premises, possibly including space adjacent to the Premises and/or with access to the outside of the Premises; and that any in-place optional cage around the Premises is a permeable boundary that will not prevent the Others from observing or even damaging the Interconnector's equipment and facilities. In addition to any other applicable limitation, USWC shall have no liability with respect to any action or omission by any Other, except in instances involving negligence or willful actions by USWC or its agents or employees. The Interconnector shall save and hold USWC harmless from any and all costs, expenses, and claims associated with any such acts or omission by any Other.

         ARTICLE XIV - SERVICES, UTILITIES, MAINTENANCE AND FACILITIES

  16.1  Operating Services.  USWC, at its sole cost and expense, shall maintain
        -------------------
for the Physical   Collocation Site customary Premises services, utilities
(excluding telephone facilities), including janitor and, where applicable, elevator services, 24 hours a day, 365 days a year. The Interconnector shall be permitted to have a single-line business telephone service for the Premises subject to applicable USWC tariffs.

  16.2  Utilities.  USWC will provide negative DC and AC power, back-up power,
        ----------
heat, air conditioning and other environmental support necessary for the Interconnector's equipment, in the same manner that it provides such support items for its own equipment within that Premises.

  16.3  Maintenance.  USWC shall maintain the exterior of the Premises and
        ------------
grounds, and all entrances, stairways, passageways, and exits used by the Interconnector to access the Premises.

  16.4  Legal Requirements.  USWC agrees to make, at its expense, all changes
        -------------------
and additions to the Premises required by laws, ordinances, orders or regulations of any municipality, county, state or other public authority including the furnishing of required sanitary facilities and fire protection facilities.

                        ARTICLE XV - DISPUTE RESOLUTION

  For disputes arising out of this Agreement, the parties agree that they will follow the procedures as set forth in Section XXXIV of the Interconnection Agreement executed between the parties.

                        ARTICLE XVI - SUCCESSORS BOUND

  Without limiting Article XI hereof, the conditions and agreements contained herein shall bind and inure to the benefit of USWC, the Interconnector and their respective successors and, except as otherwise provided herein, assigns.

                      ARTICLE XVII - CONFLICT OF INTEREST

  The Interconnector represents that no employee or agent of USWC has been or will be employed, retained, paid a fee, or otherwise has received or will receive any personal compensation or consideration from the Interconnector, or any of the Interconnector's employees or agents in connection with the arranging or negotiation of this Agreement or associated documents. USWC represents that no employee or agent of the Interconnector has been or will be employed, retained, paid a fee, or otherwise has received or will receive any personal compensation or consideration from USWC, or any of USWC's employees or agents in connection with the arranging or negotiation of this Agreement or associated documents.

                    ARTICLE XVIII - NON-EXCLUSIVE REMEDIES

  No remedy herein conferred upon is intended to be exclusive of any other remedy in equity, provided by law, or otherwise, but each shall be in addition to every other such remedy.

                             ARTICLE XIX - NOTICES

  Except as may be specifically permitted in this Agreement, any notice, demand, or payment required or desired to be given by on party to the other shall be in writing and shall be valid and sufficient if dispatched by registered or certified mail, return receipt requested, postage prepaid, in the United States mail, or via professional overnight courier, or by facsimile transmission; provided, however, that notices sent by such registered or certified mail shall be effective on the third business day after mailing and those sent by facsimile transmission shall only be effective on the date transmitted if such notice is also sent by such registered or certified mail no later than the next business day after transmission, all addressed as follows:

If to USWC:
                        ______________________________
                        ______________________________
                        ______________________________
                        ______________________________

If to the Interconnector:

                        ______________________________
                        ______________________________
                        ______________________________
                        ______________________________

Either party hereto may change its address by written notice given to the other party hereto in the manner set forth above.

                       ARTICLE XX - COMPLIANCE WITH LAWS

  The Interconnector and all persons acting through or on behalf of the Interconnector shall comply with the provisions of the Fair Labor Standards Act, the Occupational Safety and Health Act, and all other applicable federal, state, county, and local laws, ordinances, regulations and codes (including identification and procurement of required permits, certificates, approvals and inspections) in its performance hereunder.

                            ARTICLE XXI - INSURANCE

  Interconnector agrees to maintain, at Interconnector's expense during the entire time that Interconnector and its equipment occupies Premises: (i) General Liability Insurance in an amount not less than one million dollars ($1,000,000.00) per occurrence for bodily injury or property damage, (ii) Employer's Liability in an amount not less than five hundred thousand dollars ($500,000.00) per occurrence, (iii) Worker's Compensation in an amount not less than that prescribed by statutory limits, and (iv) Umbrella/Excess Liability coverage in an amount of five million dollars ($5,000,000.00) excess of coverage specified above.

  Each policy shall be underwritten by an insurance company having a BEST insurance rating of B+VII or better, and which is authorized to do business in the jurisdiction in which the Premises is located.

  Interconnector shall furnish USWC with certificates of insurance which evidence the minimum levels of insurance set forth herein and which name USWC as an additional insured. The Interconnector shall arrange for USWC to receive at least thirty (30) days advance written notice from the Interconnector's insurance companies of cancellation and shall notify USWC in writing to achieve its approval should the Interconnector later elect to self-insure.

                   ARTICLE XXII - US WEST'S RIGHT OF ACCESS

  USWC, its agents, employees, and other USWC-authorized persons shall have the right to enter the Premises at any reasonable time to examine its conditions, make repairs required to be made by USWC hereunder, and for any other purpose determined to be necessary by USWC in complying with the terms of this Agreement and providing telecommunications services at the Physical Collocation Site.
USWC may access the Premises at any time for purposes of averting any threat of harm imposed by the Interconnector or its equipment or facilities upon the operation of USWC equipment, facilities and/or personnel located outside of the Premises. If routine inspections are required, they shall be conducted at a mutually agreeable time. USWC agrees to minimize and to limit any and all instances in which access by its employees, agents or other persons whom it authorizes takes place and agrees not to allow any party which is suspected of any previous instance of wrongdoing of any kind or who has been subject to any form of discipline by USWC at any time in the past to enter Premises. USWC will, in all instances, provide to Interconnector written notification of its access to Premises any time that such access occurs without advance notice to the Interconnector and such written notification shall contain a brief explanation of the reason for such access as well as the name(s) and title(s) of such persons and USWC shall provide to Interconnector such written notice within twenty-four (24) hours of the time when such access took place.

                 ARTICLE XXIII - OTHER COLLOCATION AGREEMENTS

          The parties agree that the provisions of Section 252(i) of the Act shall apply, including state and federal interpretive regulations in effect from time to time.


                         ARTICLE XXIV - MISCELLANEOUS

  27.1  Exhibits.  The following Exhibits are attached hereto and made part
        ---------
hereof:

  Exhibit A, The Schedule of All Interstate and Intrastate Monthly Recurring
             ---------------------------------------------------------------
Charges
--------
  Exhibit B, The Schedule of All Interstate and Intrastate Nonrecurring Charges
             -------------------------------------------------------------------
  Exhibit C, Working Drawings and Specifications Entitled
             --------------------------------------------

  Exhibit D, Point of Interconnection
             ------------------------

  27.2  Variations.  In the event of variation or discrepancy between any
        -----------
duplicate originals hereof, including exhibits, the original Agreement shall control.

  27.3  Governing Law.  This Agreement shall be governed by the laws of the
        --------------
State in which the Premises are located, without regard to the choice of law principles thereof.

  27.4  Joint and Several.  If Interconnector constitutes more than one person,
        ------------------
partnership, corporation, or other legal entities, the obligation of all such entities under this Agreement is joint and several.

  27.5  Future Negotiations.  USWC may refuse requests for additional space at
        --------------------
the Physical Collocation Site or in any other USWC site if the Interconnector is in material breach of this Agreement. In such event, the Interconnector hereby releases and shall hold USWC harmless

  27.6  Severability.  With the exception of the requirements, obligations, and
        -------------
rights set forth in Article II hereof, if any of the provisions hereof are otherwise deemed invalid, such invalidity shall not invalidate the entire Agreement, but rather the entire Agreement shall be construed as if not containing the particular invalid provision(s), and the rights and obligations of USWC and the Interconnector shall be construed accordingly.

  27.7  Paragraph Headings and Article Numbers.  The headings of the articles
        ---------------------------------------
paragraphs herein are inserted for convenience only and are not intended to affect the meaning or interpretation of this agreement.

  27.8  Entire Agreement.  Recognizing that this Agreement is component of a
        -----------------
Interconnection Agreement, this Agreement with the attached schedules and exhibits, and referenced documentation and materials attached hereto set forth the entire understanding of the parties with respect to physical collocation and supersedes all prior agreements, arrangements and understandings relating to this subject matter and may not be changed except in writing by the parties. No representation, promise, inducement or statement of intention has been made by either party which is not embodied herein, and there are no other oral or written understandings or agreements between the parties relating to the subject matter hereof except as may be referenced herein.

  27.9  No Third Party Beneficiaries.  Nothing in this Agreement is intended,
        -----------------------------
nor shall be deemed, to confer any rights or remedies upon any person or legal entity not a party hereto.

  27.10  Binding Effect.  (a)  This Agreement is binding upon the parties
         ---------------
hereto, their respective executors, administrators, heirs, assigns and successors in interest; (b) all obligations by either party which expressly or by their nature survive the expiration or termination of this Agreement shall continue in full force and effect subsequent to and notwithstanding its expiration or termination and until they are satisfied in full or by their nature.

  27.11  Force Majeure.  Neither party shall be liable for any delay or failure
         --------------
in performance of any part of this Agreement from any cause beyond its control and without its fault or negligence including, without limitation, acts of nature, acts of civil or military authority, government regulations, embargoes, epidemics, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, work stoppages, equipment failure, cable cuts, power blackouts, volcanic action, other major environmental disturbances, unusually-severe weather conditions, inability to secure products or services of other persons or transportation facilities or acts or omissions of transportation carriers (collectively, a "Force Majeure Condition"). If any Force Majeure Condition occurs, the party delayed or unable to perform shall give prompt notice to the other party and shall take all reasonable steps to correct the force Majeure Condition. During the pendancy of such Condition, the duties of the parties under this agreement affected by the Force Majeure Condition shall be abated and shall resume without liability thereafter.

  IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed and delivered this Agreement as of the day and year first above written.

US WEST COMMUNICATIONS:

By:________________________________

Title:_____________________________


INTERCONNECTOR:

By:________________________________

Title:_____________________________

                                   Exhibit A

    The Schedule of All Interstate and Intrastate Monthly Recurring Charges
    -----------------------------------------------------------------------

                         To be provided by the Parties
                         -----------------------------

                                   Exhibit B


      The Schedule of All Interstate and Intrastate Nonrecurring Charges
      ------------------------------------------------------------------

                         To be provided by the Parties
                         -----------------------------

                                   Exhibit C

                 Working Drawings and Specifications Entitled
                 --------------------------------------------

                         To be provided by the Parties
                         -----------------------------

                                   Exhibit D

                           Point of Interconnection
                           ------------------------

                         To be provided by the Parties
                         -----------------------------